Exhibit 10.3

[***] INDICATES THE PORTION OF THIS EXHIBIT THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT AND RESTATEMENT AGREEMENT dated as of May 29, 2026 (this “Agreement”), by and among STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY, a company incorporated in Ireland (the “Borrower”), TRINSEO IRELAND GLOBAL IHB LIMITED, a company incorporated in Ireland (the “Investment Manager”), THE LENDERS (as defined below), GLAS USA LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”) and GLAS AMERICAS LLC, as the Collateral Agent (in such capacity, the “Collateral Agent”).

WHEREAS the Borrower, the Investment Manager, the lenders party thereto (the “Existing Lenders”), the Administrative Agent and the Collateral Agent are party to the Credit and Security Agreement, dated as of July 18, 2024 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Investment Manager and certain of its Affiliates are filing cases under chapter 11 (the “Chapter 11 Cases”) of the Bankruptcy Code (as each term is in the Existing Credit Agreement) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, in connection with the Chapter 11 Cases, the Investment Manager and the Borrower have requested that the Existing Credit Agreement be amended and restated to provide for the refinancing of the obligations under the Existing Credit Agreement and a continuation of the revolving loan facility and the other transactions contemplated hereby during the Chapter 11 Cases in the form of the Amended and Restated Credit and Security Agreement attached hereto as Exhibit A (the “Amended and Restated Credit Agreement”, except as otherwise provided herein, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement) (such amendment and restatement, the “Amendment and Restatement”);

WHEREAS substantially simultaneously with the effectiveness of the Amendment and Restatement and upon the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement (a) the lenders listed on Schedule 1 hereto (collectively, the “New Lenders”) have severally agreed to make Advances to the Borrower from time to time pursuant to the terms and conditions set forth in the Amended and Restated Credit Agreement in amounts not to exceed the amounts set forth opposite each such Lender’s name on such Schedule 1 and (b) the New Lenders shall refinance the Existing Lenders by repaying the Borrower Obligations (as defined in the Existing Credit Agreement) owing to the Existing Lenders under the Existing Credit Agreement (other than contingent indemnification obligations not then due) in full (collectively, the "Refinancing");

WHEREAS substantially simultaneously with the effectiveness of the Amendment and Restatement and upon the terms and subject to the conditions set forth herein, the Borrower wishes to affirm and confirm its grant of the Security Interest (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, as modified by the Amendment and Restatement (the “Security Interest Reaffirmation”);

WHEREAS it is the intention of all parties hereto that the Amendment and Restatement, the Refinancing and the Security Interest Reaffirmation (collectively, the “Transactions”) occur substantially simultaneously and become fully effective upon the satisfaction of all conditions to effectiveness listed in Section 4 below (the “Restatement Date”); and

WHEREAS it is the intention of all parties hereto that, following the Transactions (a) the Amended and Restated Credit Agreement will be a continuation of the Existing Credit Agreement and (b) the Collateral securing the Borrower Obligations under the Existing Credit Agreement will continue to secure, with equal priority, the Borrower Obligations under the Amended and Restated Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    AMENDMENT AND RESTATEMENT.

The Borrower, the Investment Manager, the Administrative Agent, the Collateral Agent, the Existing Lenders and the New Lenders hereby agree that, as of the Restatement Date, the Existing Credit Agreement shall be amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A. The Borrower, the Investment Manager, the Administrative Agent and the Collateral Agent each agree that each Transaction Document shall be amended and restated to the extent necessary or desirable to effectuate the transactions contemplated hereby.

SECTION 2.    LOANS AND COMMITMENTS; REFINANCING.

As of the Restatement Date:

(a)             Each New Lender hereby agrees, severally and not jointly and subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, to make Advances from time to time to the Borrower in amounts not to exceed the amounts set forth next to the name of such Lender on Schedule 1 to the Amended and Restated Credit Agreement; and

(b)             The Borrower shall apply the proceeds of any Advances made by the New Lenders on the Restatement Date in accordance with the funds flow attached hereto as Schedule 3 to repay any Borrower Obligations owing to the Existing Lenders under the Existing Credit Agreement (other than contingent indemnification obligations not then due) in full and, upon such payment and subject to the Amendment and Restatement, (i) the Revolving Commitments of the Existing Lenders under the Existing Credit Agreement and (ii) any other commitment of the Existing Lenders under the Existing Credit Agreement to make Advances or other financial accommodations thereunder or in connection therewith, shall terminate and the Trinseo Parties will have no further liability to the Existing Lenders under the Existing Credit Agreement or any other Transaction Document (as defined in the Existing Credit Agreement) other than contingent indemnification obligations not then due; provided that the Existing Credit Agreement, as modified by the Amendment and Restatement, as applicable, shall continue to be in full force and effect.

(c)             The Borrower and the Investment Manager each discharges, waives, acquits, surrenders and expressly releases the Administrative Agent, the Collateral Agent, each Existing Lender and their respective successors, assignees, participants, agents, officers, directors, members, affiliates, advisors, attorneys-in-fact, trustees and employees (collectively, the “Released Parties”) from (i) all obligations to the Borrower and any other Trinseo Party (and their respective successors and assigns) under the Transaction Documents and (ii) any and all claims, suits, demands, accounts, liabilities, obligations or causes of action of every nature and description in any way or manner which relates, directly or indirectly, to or arises out of any Released Party’s performance or obligations under the Transaction Documents or the transactions relating thereto, whether known or unknown, anticipated or unanticipated, fixed or contingent, at law or in equity, that any Trinseo Party at any time may have, or that its successors and assigns may have against the Released Parties.

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SECTION 3.    SECURITY INTEREST REAFFIRMATION.

(a)             The Borrower hereby acknowledges that it expects to realize substantial direct and indirect benefits as a result of the Transactions.

(b)             The Borrower hereby acknowledges its receipt of the Amended and Restated Credit Agreement, and consents to the terms and conditions of this Agreement, the Amended and Restated Credit Agreement and the Transactions contemplated herein and therein.

(c)             The Borrower hereby (i) affirms and confirms its grant of the Security Interest under the Existing Credit Agreement, as modified by the Amendment and Restatement and (ii) agrees that, notwithstanding the effectiveness of this Agreement, the Amended and Restated Credit Agreement or the occurrence of the other Transactions, the Existing Credit Agreement, as modified by the Amendment and Restatement, and the grant of the Security Interest by the Borrower and thereunder shall continue to be in full force and effect in respect of, and to secure, the Borrower Obligations.

SECTION 4.   CONDITIONS PRECEDENT TO EFFECTIVENESS.

This Agreement shall be effective only upon satisfaction of the following conditions precedent:

(a)             Receipt by the Administrative Agent of at least one fully executed copy of this Agreement, executed by the Borrower, the Investment Manager, the Lenders, the Administrative Agent and the Collateral Agent;

(b)             Receipt by each of the Administrative Agent and each New Lender of evidence satisfactory to it that the conditions set forth in Section 4.2 of the Amended and Restated Credit Agreement have been satisfied; and

(c)             Receipt by the Existing Lenders of the amounts set forth on Schedule 2 hereto, in each case being paid by wire (together with notification to the Administrative Agent of the applicable federal funds wire reference number(s)) to, and confirmed received not later than 1:00 p.m. (New York City time) on the Restatement Date in U.S. Dollars in immediately available funds to the account of the Existing Lenders as specified on Schedule 2 hereto (except for payment of fees and expenses of the Existing Lenders’ legal counsel, which shall be remitted by the Borrower directly to such counsel, as specified in such schedule).

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SECTION 5.    EFFECT OF THIS AGREEMENT.

(a)             Upon the effectiveness of this Agreement, and on and after the Restatement Date each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Existing Credit Agreement in any other related document, including any Transaction Document, shall mean and be a reference to the Amended and Restated Credit Agreement, as amended, restated, supplemented or modified from time to time.

(b)             None of the Transactions, this Agreement, the Amended and Restated Credit Agreement, nor any other Transaction Document shall release, limit or impair in any way the priority of any security interests and liens held by the Collateral Agent for the benefit of the Secured Parties against any assets of the Borrower arising under the Amended and Restated Credit Agreement or any other Transaction Documents, as each may be amended, restated, supplemented or modified from time to time.

(c)             Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Existing Lenders, the New Lenders, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Transaction Document. Except as expressly set forth herein, nothing herein shall be deemed to entitle the Borrower, the Investment Manager or any other Trinseo Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended and Restated Credit Agreement or any other Transaction Document in similar or different circumstances.

(d)             This Agreement shall constitute a “Transaction Document” under the Existing Credit Agreement and the Amended and Restated Credit Agreement for all purposes.

SECTION 6.    MISCELLANEOUS.

(a)             Costs and Expenses. The Borrower hereby agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including the reasonable and documented fees and expenses of outside counsel) in connection with the preparation, execution and delivery of this Agreement, the Amended and Restated Credit Agreement and any other related documents.

(b)             Governing Law. The provisions of Sections 8.1, 8.2, 8.4, 12.7, 12.8, 12.9, 12.10, 12.11 and 12.19 of the Amended and Restated Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

(c)             Amendments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrower, the Investment Manager, the Lenders and the Administrative Agent and the Collateral Agent.

(d)             Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY, as the Borrower

By:	/s/ Peter Nugent
Name: Peter Nugent
Title: Attorney

TRINSEO IRELAND GLOBAL IHB LIMITED, as the Investment Manager

By:	/s/ Bregje van Kessel
Name: Bregje van Kessel
Title: Director

GLAS USA LLC, as the Administrative Agent

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President

GLAS AMERICAS LLC, as the Collateral Agent

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President

[Structuring Advisor and Lender Signatures on file with Administrative Agent]

EXHIBIT A

Amended and Restated Credit Agreement

[See Attached]

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DATED AS OF May 29, 2026

AMONG

Styron receivables funding designated activity company, AS BORROWER,

Trinseo Ireland Global IHB Limited, AS THE INVESTMENT MANAGER,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

GLAS USA LLC, AS ADMINISTRATIVE AGENT

AND

glas americas llc, as collateral agent

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit I	Definitions
Exhibit II-A	Form of Borrowing Notice
Exhibit II-B	Form of Withdrawal Request
Exhibit III	Borrower’s Chief Executive Office, Principal Place of Business and Records Locations
Exhibit IV	Collection Accounts and Collection Banks
Exhibit V	Form of Assignment Agreement
Exhibit VI	Credit and Collection Policy
Exhibit VII	Borrower Solvency Certificate
Exhibit VIII	Form of Daily Report
Exhibit IX	[Reserved.]
Exhibit X	Form of Monthly Report
Exhibit XI	Interim Order

SCHEDULES

Schedule 1	Revolving Commitments
Schedule 2	Servicer Default
Schedule 12.2	Addresses for Notices

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of May 29, 2026, is entered into by and among:

(a)            Styron Receivables Funding Designated Activity Company, a company incorporated in Ireland, as borrower (the “Borrower”),

(b)            Trinseo Ireland Global IHB Limited, a company incorporated in Ireland, as the Investment Manager,

(c)            the Lenders (as defined below) from time to time party hereto,

(d)            GLAS USA LLC, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and

(e)            GLAS Americas LLC, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Investment Manager, certain Lenders, the Administrative Agent and the Collateral Agent entered into the Credit and Security Agreement, dated as of July 18, 2024 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) pursuant to which the Lenders made certain Advances to the Borrower to finance the acquisition by the Borrower of certain Receivables from time to time, in each case on the terms and conditions set forth in the Existing Credit Agreement;

WHEREAS, the Investment Manager and certain of its Affiliates are filing Chapter 11 Cases (as defined below) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), and the Investment Manager and the Borrower have requested that the Existing Credit Agreement be amended and restated to provide for the refinancing of the obligations under the Existing Credit Agreement and a continuation of the revolving loan facility and the other transactions contemplated hereby;

WHEREAS, the Lenders party hereto have agreed to (i) make Advances on the Restatement Date, the proceeds of which will be used to refinance the obligations under the Existing Credit Agreement and to pay related fees and expenses, (ii) amend and restate the Existing Credit Agreement and (iii) make available to the Borrower a revolving loan facility during the Chapter 11 Cases for the purposes of financing the continued acquisition by the Borrower of Receivables and for the other purposes permitted under the terms hereof, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I.

THE FACILITY

Section 1.1.             The Commitments. On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV and in reliance upon the representations and warranties contained herein, each of the Lenders, severally and not jointly, agrees to make Advances to the Borrower from time to time and with respect to each Advance in the principal amount equal to such Lender’s Percentage of the requested Advance on the applicable Borrowing Date; provided that (i) the aggregate principal amount of any Lender’s Advance at any one time outstanding may not exceed the lesser of (A) the amount of such Lender’s Revolving Commitment and (B) such Lender’s Percentage of the Borrowing Base and (ii) in no event shall an Overadvance exist at any time prior to or after giving effect to any such Advance; provided, further, that the Administrative Agent shall not have any duty, liability or obligation regarding the Borrowing Base, the calculation thereof or the compliance with the previous proviso, or regarding the Daily Report delivered by the Borrower or the Investment Manager, on behalf of the Borrower. Within the foregoing limits and subject to the terms, conditions and limitations set forth in this Agreement, the Borrower may borrow, pay or prepay and reborrow Advances. Each Lender’s several Revolving Commitment shall automatically terminate on the Facility Termination Date and no new Advances shall be made after such date.

Section 1.2.             Requesting the Advances.

(a)            The Borrower or Investment Manager, on behalf of the Borrower, may request the initial Advance to be made on the Initial Funding Date by delivering to the Administrative Agent a written notice in the form set forth as Exhibit II-A hereto (a “Borrowing Notice”) by 10:00 a.m. (New York City time), not less than one Business Day (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree) prior to the date of the proposed Initial Funding Date. The initial Advance shall be subject to Sections 4.2 and 4.3 hereof.

(b)            The Borrowing Notice for each Advance (including the initial Advance) shall be irrevocable and (A) certify that as of the Borrowing Date, no Overadvance exists or will result from such Advance based on the numbers set forth in the Daily Report delivered in connection with such Borrowing Notice, (B) specify the amount of the requested Advance, (C) specify the amount of Borrowing Availability after giving pro forma effect to the requested Advance and (D) specify the applicable Borrowing Date, which, in the case of the initial Advance shall be the Initial Funding Date; provided that the Borrowing Notice in respect of the initial Advance to be made on the Initial Funding Date may state that it is conditioned upon the occurrence or non-occurrence of a transaction (as set forth therein), in which case such Borrowing Notice may be revoked by the Borrower or Investment Manager, on behalf of the Borrower, by written notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied.

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(c)            After the initial Advance is made hereunder, if, based on any Daily Report delivered by the Borrower or Investment Manager, on behalf of the Borrower, pursuant to the terms hereof during the Revolving Period, there is Borrowing Availability as of the applicable Borrowing Date, the Borrower or Investment Manager, on behalf of the Borrower, may request subsequent Advances by delivering to the Administrative Agent a Borrowing Notice by 10:00 a.m. (New York City time) not less than three Business Days, or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree, prior to the date on which such Advance is requested to be made; provided that (i) neither the Borrower nor Investment Manager, on behalf of the Borrower, shall request any Advances after the day that is 60 days prior to the Contractual Maturity Date and (ii) the Borrower and Investment Manager, on behalf of the Borrower, may not request more than one Advance in any given calendar week during the Revolving Period. All subsequent Advances shall be subject to Section 4.2 hereof. The aggregate principal amount of each borrowing of Advances shall not be less than $500,000 or an integral multiple of $100,000 in excess thereof (or such other amount as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree from time to time).

(d)            The Administrative Agent shall give each Lender prompt notice of the Administrative Agent’s receipt of a Borrowing Notice and the applicable Interest Rate determined pursuant to Section 1.7. Each applicable Lender shall, before 12:00 p.m. (New York City time) on the date of the requested Advance, make available to the Administrative Agent at its address referred to in Section 12.2, in immediately available funds, such Lender’s Percentage of the principal amount of the Advance requested. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will promptly make such funds available to the Borrower, Investment Manager or such other Person, in each case, as directed in the Borrowing Notice, in each case, on behalf of the Borrower, in accordance with the payment instructions set forth in the Borrowing Notice. All payments made by any Lender under this Section 1.2 shall be made without setoff or counterclaim of any kind.

(e)            The failure of any Lender to make the Advance required by it on the date specified shall not relieve any other Lender of its obligations to make its Advance on such date and the proceeds of the Advances made by such other Lenders shall be disbursed as directed by the Borrower or Investment Manager in accordance with the payment instructions set forth in the applicable Borrowing Notice, but no such other Lender or the Administrative Agent shall be responsible for the failure of any other Lender to make its Advance (as applicable) or payment required under this Agreement. If an Advance is not made on the proposed Borrowing Date therefor, in each case because any condition precedent to such requested Advance herein specified has not been met, the Administrative Agent shall return any amounts received to the respective Lenders without interest.

Section 1.3.            Repayment and Optional Prepayments of the Aggregate Revolving Principal.

(a)            To the extent not previously repaid, the Borrower shall repay the Aggregate Revolving Principal in full in cash on the Contractual Maturity Date or on demand by the Administrative Agent (acting at the direction of the Requisite Lenders) upon the acceleration of the Borrower Obligations following the occurrence of an Amortization Event.

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(b)            The Borrower shall have no right to prepay or repay the Aggregate Revolving Principal other than as provided in this Section 1.3.

(c)            The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay any Advances in whole or in part without premium or penalty; provided that (i) each prepayment of the Aggregate Revolving Principal (or part thereof) shall be in an aggregate amount not less than $500,000 or an integral multiple of $100,000 in excess thereof (or such other amount as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree from time to time), (ii) such notice of prepayment must be received by the Administrative Agent by 10:00 a.m. (New York City time) not less than two Business Days (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree) prior to the date of such prepayment. Upon the giving of notice of such prepayment, such principal amount or amounts specified to be prepaid shall become due and payable on the applicable date specified in such notice. Each such notice shall specify the date and amount of such prepayment and the Advances prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Percentage of such prepayment. Any prepayment of an Advance shall be accompanied by all accrued interest thereon.

(d)            If on any Withdrawal Date an Overadvance exists, the Borrower shall prepay the Aggregate Revolving Principal in an aggregate amount equal to such Overadvance on such Withdrawal Date. For the purposes of any prepayments or cure of Overadvances made under this Section 1.3, the Borrower shall provide written notice to the Administrative Agent and the Lenders of the amount of Aggregate Revolving Principal to be prepaid. If an Overadvance exists on any Payment Date, available funds shall be paid to the Lenders in accordance with Section 2.1 or 2.2, as applicable.

(e)            In the event that an Overadvance exists on any date of determination as determined by the Administrative Agent (such calculations and determinations to be binding absent manifest error), the Borrower shall prepay the Aggregate Revolving Principal in an amount equal to such Overadvance within two Business Days of receipt of written notice of such Overadvance from the Administrative Agent, with a copy to the Investment Manager; provided that any notice received by the Borrower after 10:00 a.m. (New York City time) shall be deemed to be received on the following Business Day.

(f)             The Borrower may also cure an Overadvance on any date by purchasing additional Eligible Receivables.

Section 1.4.            Reduction and Termination of Commitments.

(a)            The Revolving Commitments shall terminate on the Contractual Maturity Date.

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(b)            At any time the Borrower or the Investment Manager, on behalf of the Borrower, may, upon at least five Business Days’ (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole and absolute discretion) may agree) irrevocable written notice to the Administrative Agent (for distribution to the Lenders), terminate in whole ratably among the Lenders in accordance with their respective Percentages, the unused portion of the Revolving Commitments and the Facility Limit; provided that (x) any such termination shall be made in conjunction with a repayment of any remaining Aggregate Revolving Principal pursuant to Section 1.3 and (y) a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or waived, or revoked if the Borrower or Investment Manager determines that such condition will not be satisfied or waived.

Section 1.5.            Payment Requirements. The Borrower shall initiate a wire transfer to the Administrative Agent’s Account of amounts payable by the Borrower to the Administrative Agent or the Lenders pursuant to Section 2.1 or 2.2 no later than 2:00 p.m. (New York City time) on the Payment Date when due in immediately available funds, and the Administrative Agent shall promptly forward to the Lenders their respective shares of the funds so received. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) on the Payment Date when due shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All computations of Interest, Unused Facility Fees and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of 360 days for the actual number of days elapsed (or, in the case of Interest calculated by reference to the Prime Rate, 365 days or, in the case of a leap year, 366 days). Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid; provided that any Advance that is repaid on the same day on which it is made shall, subject to this Section 1.5, bear interest for one day.

Section 1.6.            Deemed Collections. Upon the occurrence of any Dilution with respect to any Eligible Receivable included in the Borrowing Base, the Borrower shall be deemed to have received a Deemed Collection in the amount specified in the definition of “Deemed Collection,” and the Outstanding Balance of each Pool Receivable affected thereby shall be immediately reduced by the amount of such Dilution. If, after giving effect to any Dilution (and the reduction of each such Pool Receivable affected thereby), an Overadvance shall exist, the Borrower shall prepay the Aggregate Revolving Principal to the extent of such Overadvance in accordance with Section 1.3 and Section 2.1(b)(iv).

Section 1.7.            Interest.

(a)            Prior to the occurrence of an Amortization Event, the Aggregate Revolving Principal shall accrue Interest for each day at a rate per annum equal to the applicable Interest Rate. Upon (i) the occurrence and continuance of an Amortization Event and (ii) written notice from the Administrative Agent (acting at the direction of the Requisite Lenders) to the Borrower and Investment Manager that the Requisite Lenders are instituting the Default Rate (provided that the Default Rate shall be automatically instituted, without notice from the Administrative Agent, upon the occurrence of an Amortization Event occurring under Section 7.1(i)), the Aggregate Revolving Principal shall accrue Interest for each day at a rate per annum equal to (x) the applicable Interest Rate plus (y) the Default Rate. The Requisite Lenders may elect (in their sole discretion) for Default Interest to begin accruing as of the date of the applicable Amortization Event or as of the date on which written notice is delivered to the Borrower and Investment Manager pursuant to the foregoing clause (ii).

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(b)            At least four Business Days before each Monthly Payment Date, the Administrative Agent shall calculate the aggregate amount of Interest owing for the next Payment Date and shall notify the Borrower and Investment Manager of such aggregate amount.

(c)            The Borrower shall pay to the Administrative Agent for distribution to the Lenders, in accordance with Article II, their respective Percentages of (i) such accrued and unpaid Interest, which Interest shall be payable in cash in arrears on each Payment Date and (ii) Shortfall Interest, which Shortfall Interest shall be payable in cash in arrears on each Monthly Payment Date. In addition, accrued and unpaid Shortfall Interest shall be due and payable to the Lenders if the Revolving Commitments are terminated prior to the Contractual Maturity Date for any reason (including as a result of acceleration of the Revolving Commitments or otherwise) pursuant to this Agreement and, for the avoidance of doubt, shall be in addition to, without limitation, any accrued and unpaid interest (other than Shortfall Interest) due as a result thereof, but without duplication of any Shortfall Interest.

(d)            Minimum Interest. The interest rates provided for in this Agreement are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section 1.7 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax is imposed on interest payments, the payment of interest due by the Borrower shall, in line with and subject to Section 8.5 including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate, in which case such lower rate shall be applied in relation to such Lender. The Lenders shall provide to the Borrower and the Investment Manager all reasonably requested information, and otherwise reasonably cooperate, to obtain such Swiss tax ruling. The Borrower and the Investment Manager shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

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Section 1.8.            Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Requisite Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Requisite Lenders) may make Conforming Changes from time to time, in consultation with the Borrower and the Investment Manager (on behalf of the Borrower), and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Investment Manager, the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Investment Manager, Borrower and the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) subject to the consent of the Investment Manager (on behalf of the Borrower) pursuant to this Section 1.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.8.

(d)            Benchmark Unavailability Period. Upon the Investment Manager and Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Investment Manager, on behalf of the Borrower, may (i) revoke any pending request for an Advance to be made during any Benchmark Unavailability Period or (ii) request that such Advance be based on ABR.

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Section 1.9.             Designated Funding Offices. Each Lender at its option may make any Advance or otherwise perform its obligations hereunder through any funding office (each, a “Designated Funding Office”); provided that any exercise of such option shall not affect the obligation of the Borrower to turn over Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the applicable Lender; provided that such provisions that would be applicable with respect to the Advances actually provided by an Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.

Section 1.10.           Fees.

(a)            Restatement Date Fees. The Borrower has agreed to pay such fees, in the amounts and on the dates, as set forth in the Lender Fee Letter.

(b)            Agent Fees. The Borrower has agreed to pay to the Administrative Agent and Collateral Agent such fees in the amounts and on the dates as set forth in the Agent Fee Letter.

(c)            Unused Facility Fees. The Borrower, has agreed to pay to each Lender, through the Administrative Agent, an “Unused Facility Fee” for each day in an amount equal to the product of (i) 0.50% multiplied by (ii) the lesser of (x) the unfunded portion of such Lender’s Revolving Commitments as of the close of business on such day and (y) 30% of such Lender’s Revolving Commitments as of such date multiplied by (iii) 1/360, which Unused Facility Fee shall accrue on each day from the Restatement Date to (but excluding) the earlier of (A) the Contractual Maturity Date and (B) such other date on which the Revolving Commitments have been terminated. Accrued and unpaid Unused Facility Fees shall be due and payable in cash in arrears on each Payment Date; provided that if the Contractual Maturity Date occurs or the Revolving Commitments are terminated for any reason, all accrued and unpaid Unused Facility Fees shall be due and payable on the earlier of (A) Contractual Maturity Date and (B) such other date on which the Revolving Commitments have been terminated.

Section 1.11.           Access to Collections.

(a)            Neither the Borrower nor the Investment Manager shall, and the Investment Manager shall not permit any other Trinseo Party to, withdraw or otherwise access cash in the Collection Accounts, unless pursuant to Section 1.11(b) or in accordance with a payment pursuant to the payment priority waterfalls in Section 2.1 and 2.2 below.

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(b)            At any time after the Restatement Date, the Borrower or the Investment Manager, on behalf of the Borrower, may submit an irrevocable written notice to the Administrative Agent, the Collateral Agent and the Lenders, in substantially the form set forth as Exhibit II-B hereto (a “Withdrawal Notice”) by 11:00 a.m. (New York City time) on any Business Day, to access cash in any Collection Account (each such withdrawal, a “Withdrawal”), subject to the following conditions (unless waived by the Administrative Agent (acting at the direction of the Requisite Lenders)) (i) such a Responsible Officer of Borrower or the Investment Manager, on behalf of the Borrower certifies in such Withdrawal Notice (A) that there is sufficient cash in the Collection Accounts or Facility Accounts after giving effect to such Withdrawal to pay the Estimated Senior Cost Amount, (B) that no Potential Amortization Event or Amortization Event has occurred and is continuing or would result from such Withdrawal (provided that no Amortization Event will be deemed to result from such Withdrawal if the Borrower immediately applies the proceeds of such Withdrawal or other cash to cure such Potential Amortization Event or Amortization Event) and (C) the representations and warranties set forth in Article III are true and correct in all material respects on and as of date of such Withdrawal Notice (except to the extent that such representation and warranty is qualified by materiality or Material Adverse Effect, in which instance such representation and warranty shall be true and correct in all respects) as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date (except to the extent that such representation and warranty is qualified by materiality or Material Adverse Effect, in which instance such representation and warranty shall be true and correct in all respects) and (ii) a Daily Report (as of the Business Day immediately prior to the date of the Withdrawal) is attached to such Withdrawal Notice showing no Overadvance exists or will result from such Withdrawal before and after the applicable Withdrawal, unless the Borrower is prepaying the Aggregate Revolving Principal in an aggregate amount equal to such Overadvance on the date of such Withdrawal. The Administrative Agent shall give each Lender prompt notice of the Administrative Agent’s receipt of a Withdrawal Notice.

Section 1.12.           [Reserved].

Section 1.13.           Borrower Payments without Setoff or Counterclaim. All payments to be made by or on behalf of the Borrower, the Investment Manager, the U.S. Intermediate Transferor or any Originator under the Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

ARTICLE II.

PAYMENTS AND COLLECTIONS; WITHDRAWALS AND TRANSFERS; USE OF PROCEEDS

Section 2.1.             Collections and Payments during the Revolving Period.

(a)            On each Business Day during the Revolving Period, all Collections shall be administered in accordance with the applicable Servicing Agreement and Purchase and Sale Agreement and any withdrawal of cash from a Collection Account shall be in accordance with Section 1.11 or Sections 2.1 or 2.2, as applicable.

(b)            On each Monthly Payment Date during the Revolving Period, the Borrower shall make (or in the case of Collections held in any Collection Account, the Borrower shall cause the applicable Servicer, on behalf of the Borrower, to make, or cause to be made), the following payments in the following order of priority:

(i)              first, to the Administrative Agent and the Collateral Agent for each of their own account, an amount equal to the fees pursuant to the Agent Fee Letter, and any invoiced out-of-pocket expenses, indemnities and any other amounts (if any) payable to the Administrative Agent or the Collateral Agent under the Transaction Documents that are then due and owing;

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(ii)            second, to the Administrative Agent for distribution to the Lenders an amount equal to any invoiced out-of-pocket expenses (if any) and indemnities of the Lenders under Section 8.4, in each case, that are then due and payable;

(iii)           third, to the Administrative Agent for distribution to the Lenders an amount equal to all accrued and unpaid Interest, including any Shortfall Interest and Unused Facility Fees, in each case accrued since the previous Monthly Payment Date, plus any previously accrued Interest, including any Shortfall Interest or Unused Facility Fees that is due and payable but remains unpaid;

(iv)            fourth, to the Administrative Agent for distribution to the Lenders an amount sufficient to repay the Aggregate Revolving Principal to the extent required to eliminate any Overadvance pursuant to Section 1.3(d);

(v)            fifth, to the Administrative Agent for distribution to the Secured Parties an amount equal to all other amounts (if any) then due and owing to the Secured Parties by the Borrower under the Transaction Documents;

(vi)           sixth, to the Corporate Administrator for its own account, an amount equal to the costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Corporate Administration Agreement (together with any interest thereon as provided for herein);

(vii)          seventh, to the Borrower for the costs and expenses of maintaining the Facility Accounts;

(viii)         eighth, ratably, towards payments of fees or other remuneration (if any) payable to the Junior Noteholder, Investment Manager, Originators and Servicers and any costs, charges and expenses incurred by such Person for which it is entitled to be reimbursed under this Agreement, the Junior Loan Note Documents the Purchase and Sale Agreements and Servicing Agreements, as applicable, (together with any interest thereon as provided for therein);

(ix)            ninth, towards payment of any other fees, taxes (including any annual corporation tax), and expenses incurred or payable by the Borrower in connection with the purchase of Receivables pursuant to the Purchase and Sale Agreements or the borrowing of Advances under this Agreement;

(x)             tenth, to pay a monthly fee of €84 to the Borrower;

(xi)            eleventh, to the Junior Noteholder an amount equal to all accrued and unpaid interest accrued under the Junior Loan Note Agreement since the previous Monthly Payment Date, plus any previously accrued interest that is due and payable under the Junior Loan Note Agreement but remains unpaid;

(xii)           twelfth, to the Junior Noteholder an amount sufficient to reduce the Junior Loan Note Obligations to $0;

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(xiii)          thirteenth, to the Originators in respect of any Eligible Purchase Price then due and payable; and

(xiv)          fourteenth, to the Originators in respect of any Ineligible Purchase Price then due and payable.

(c)            In carrying out the foregoing payments under clause (b), amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category

Section 2.2.             Collections and Payments during the Liquidation Period.

(a)            On each Payment Date during the Liquidation Period the Borrower shall make (or in the case of Collections held in any Collection Account, the Borrower shall cause the applicable Servicer, on behalf of the Borrower, to make, or cause to be made) the following payments in the following order of priority:

(i)              first, to the Administrative Agent and the Collateral Agent for each of their own account, an amount equal to the fees, and any invoiced out-of-pocket expenses, indemnities and any other amounts (if any) payable to the Administrative Agent or the Collateral Agent that are then due and owing under the Transaction Documents;

(ii)            second, to the Administrative Agent for distribution to the Lenders an amount equal to all fees payable to the Lenders under the Transaction Documents and any invoiced out-of-pocket expenses (if any) of the Lenders under Section 8.4, in each case, that are then due and payable;

(iii)            third, to the Administrative Agent for distribution to the Lenders an amount equal to any due and unpaid Interest, including any Shortfall Interest and Unused Facility Fees that are due and payable but remain unpaid;

(iv)            fourth, to the Administrative Agent for distribution to the Lenders an amount sufficient to reduce to $0 the Aggregate Revolving Principal;

(v)             fifth, to the Administrative Agent for distribution to the Secured Parties an amount equal to other amounts (if any) then due and owing by the Borrower to the Secured Parties under the Transaction Documents;

(vi)           sixth, to the Corporate Administrator for its own account, an amount equal to the costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Corporate Administration Agreement (together with any interest thereon as provided for herein);

(vii)          seventh, to the Borrower for the costs and expenses of maintaining the Facility Accounts;

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(viii)         eighth, towards payment of any other fees, taxes (including any annual corporation tax), and expenses incurred or payable by the Borrower in connection with the purchase of Receivables pursuant to the Purchase and Sale Agreements or the borrowing of Advances under this Agreement;

(ix)            ninth, to the Junior Noteholder an amount equal to all due and unpaid interest accrued under the Junior Loan Note Agreement;

(x)             tenth, to the Junior Noteholder an amount sufficient to reduce the Junior Loan Note Obligations to $0;

(xi)            eleventh, ratably to pay any fees, expenses or other remuneration and indemnity payments payable to the Servicers, Junior Noteholder, Originators or the Investment Manager in accordance with the applicable Servicing Agreement, Purchase and Sale Agreement, Junior Loan Note Documents and this Agreement;

(xii)           twelfth, to the Originators in respect of any Eligible Purchase Price then due and payable; and

(xiii)          thirteen, to the Originators in respect to any Ineligible Purchase Price then due and payable.

(b)            In carrying out the foregoing payments under clause (a), amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category.

(c)            The Parties hereto acknowledge and agree that, in the case of an Insolvency Proceeding of any Trinseo Party, all amounts on deposit in any Collection Account as of the date of the commencement of such Insolvency Proceeding, or deposited any time thereafter, in respect of Collections for any Purchased Receivable shall not constitute “property of the estate” under the Bankruptcy Code (or the equivalent concept under any other Debtor Relief Law), and shall be held in trust to be applied to the Borrower Obligations until such time as all Borrower Obligations have been indefeasibly paid in full in cash.

Section 2.3.            Interim Settlement Dates. On each Settlement Date (other than a Monthly Payment Date) prior to the occurrence and continuation of an Amortization Event, the Borrower shall effect payment of amounts due and payable by the Borrower on such Settlement Date in or towards payment to the Originator of any Junior Loan Note, Eligible Purchase Price or Ineligible Purchase Price then due and payable (which payment, for the avoidance of doubt, may be effected by set-off against Collections that would otherwise be payable to the Borrower from the applicable Originator or U.S. Intermediate Transferor pursuant to the applicable Purchase and Sale Agreement, U.S. Intermediate Transfer Agreement and Servicing Agreement).

Section 2.4.            Payment Rescission. No payment of any of the Aggregate Revolving Principal shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of Law or judicial authority, or must otherwise be returned or refunded for any reason. The Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent for distribution to the Lenders the full amount thereof together with any Interest thereon from the date of any such rescission, return or refunding.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1.             Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as of the Restatement Date, each Interim Withdrawal Date and as of each Borrowing Date that:

(a)            Organization and Qualification. The Borrower, a private designated activity company with limited liability was incorporated under the laws of Ireland on 29 June 2010. The Borrower is a company duly incorporated and validly existing under the laws of Ireland. The Borrower has all necessary power and authority under its constitutional documents and is duly qualified, registered or licensed to do business as a company incorporated under the laws of Ireland and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification, registration or licensing necessary, except to the extent that the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

(b)            Authority; No Conflict or Violation. The execution and delivery by the Borrower of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, (i) are within the Borrower’s power and authority, (ii) have been duly authorized by all necessary company action on the part of the Borrower and (iii) do not and will not (A) require any consent or approval of its members, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the Security Interest granted pursuant to this Agreement, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to the Borrower and in effect on the date of such representation or (y) the Organizational Documents of the Borrower, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by the Borrower; except, with respect to clauses (i) and (iii) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c)            Legal Agreements. This Agreement and each of the other Transaction Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

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(d)            Compliance with Laws. The Borrower has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(e)            Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(f)             Not an Investment Company; Volcker Rule. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as an “investment company” within the meaning of the Investment Company Act.

(g)            Solvency. No Insolvency Event has occurred in respect of the Borrower and no Insolvency Event will occur in respect of the Borrower in consequence of its entering into the Transaction Documents to which it is a party or purchasing Receivables under the Purchase and Sale Agreements.

(h)            Sanctions. (i) The Borrower is not a Sanctioned Person and (ii) the Borrower is in compliance with Anti-Corruption Laws and applicable Sanctions.

(i)             Compliance with Anti-Corruption Laws and Sanctions. No use of proceeds of any Advance will violate any Anti-Corruption Laws or applicable Sanctions or be used to fund any operations in, finance any investments or activities in or with, or make any payments to any Person in the Russian Federation or the Republic of Belarus.

(j)             Places of Business and Locations of Records. The Borrower’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit III; provided that the Borrower may amend the addresses on Exhibit III hereto at any time upon 15 Business Days’ prior written notice to the Administrative Agent.

(k)            Names and Identification Numbers. The Borrower has not used any legal names, trade names or assumed names within the past five years, other than the name in which it has executed this Agreement. The Borrower’s sole jurisdiction of organization is Ireland and such jurisdiction has not changed within four months prior to the date of this Agreement.

(l)             Ownership of Borrower. The entire issued share capital of the Borrower comprises 3 ordinary shares with the following registered shareholders: (1) one share to Registered Shareholder Services No.3 CLG (previously BADB Charitable Trust Limited), (2) one share to Registered Shareholder Services No.1 CLG (previously Eurydice Charitable Trust Limited) and (3) one share to Registered Shareholder Services No.2 CLG (previously MEDB Charitable Trust Limited (collectively, the “Share Trustees”) and each of such shares are held by the Share Trustees on trust for charitable purposes under the terms of a declaration of trust dated July 14, 2010.

(m)           Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Lenders and the Administrative Agent under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

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(n)            Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(o)            Good Title. The Borrower is the legal and beneficial owner of each Purchased Receivable, together with Collections and, to the extent set forth in each applicable Purchase and Sale Agreement and U.S. Intermediate Transfer Agreement, the Related Security with respect thereto, free and clear of any Lien except for Permitted Liens.

(p)            Perfection.

(i)             All appropriate financing statements, financing statement amendments, continuation statements and other documents have been filed in the proper filing office in the appropriate jurisdictions under the applicable Law of the Purchase and Sale Agreements in order to perfect (and continue the perfection of) the sale of the Receivables and Related Security from each Originator to the Borrower pursuant to the applicable Purchase and Sale Agreement (or from the U.S. Intermediate Transferor pursuant to the U.S. Intermediate Transfer Agreement, as applicable).

(ii)            Assuming the filing of the financing statement approved by the Borrower on or prior to the Original Closing Date and, to the extent applicable, on the Restatement Date, and the entry into this Agreement and each other Collateral Document, the Collateral Agent shall have, for the benefit of the Secured Parties, a valid and perfected Security Interest in the Collateral under the applicable Laws of the Collateral Documents, free and clear of any Lien except for Permitted Liens.

(iii)           The Pool Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iv)           Notwithstanding any other provision of this Agreement or any other Transaction Document, the representation contained in this Section 3.1(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q)            Accuracy of Information. No written information heretofore furnished by the Borrower or the Investment Manager, on behalf of the Borrower, to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement and the transactions contemplated hereby, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (it being recognized by the Administrative Agent and the Lenders that (i) any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Trinseo Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results and (ii) no representation is made with respect to information of a general economic or general industry nature).

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(r)             Material Adverse Effect. Since the Original Closing Date, no event other than the commencement of the Chapter 11 Cases by the Investment Manager, the Parent Guarantor and certain Originators has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect pursuant to clause (b), (c), (d) or (e) of such definition.

(s)            Opinions. The facts regarding the Borrower, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(t)             Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, subject to the qualifications set forth in such Transaction Document.

(u)            Taxes. (i) The Borrower has timely filed all federal and material state, local and foreign income and franchise and other material Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. The Borrower is not subject to tax on its net income or net profits (however denominated) in any jurisdiction outside of Ireland.

(v)            Tax Status. The Borrower is a qualifying company within the meaning of section 110 of the Irish Taxes Act. The Borrower is not registered or liable to be registered (or part of any registration), and will not voluntarily become registered (or part of any registration), for VAT in the United Kingdom. The Borrower is not, and will not be, treated as a member of any VAT Group.

(w)           Litigation and Other Proceedings. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or on behalf of any creditor of the Parent Guarantor or its Subsidiaries or any other Person against the Parent Guarantor or its Subsidiaries, the Administrative Agent, the Collateral Agent or any Lender that, either individually or in the aggregate, would reasonably be expected to (i) materially and adversely affect (A) the validity or enforceability of this Agreement or any other Transaction Document, (B) subject to the entry of the Interim Order, and when applicable, the Final Order, the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) subject to the entry of the Interim Order, and when applicable, the Final Order, the performance by a Trinseo Party of its obligations under this Agreement or any other Transaction Document or (ii) result in the Borrower and its assigns (including the Collateral Agent) failing to have a valid and perfected first priority Security Interest under the applicable Laws of the United States of America or any applicable state or territory thereof, in the Purchased Receivables and the Related Security or Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Liens.

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(x)            Non-consolidation. The Borrower is operated in such a manner that the separate legal existence of the Borrower, on the one hand, and the Parent Guarantor and its Subsidiaries, on the other hand, would not be disregarded in the event of the bankruptcy, insolvency reorganization, or other similar laws relating to or limiting creditors’ rights generally of the Parent Guarantor or any of its Subsidiaries and, without limiting the generality of the foregoing, in accordance with (and at all times will comply with) the terms of its Organizational Documents. Since its formation, the Borrower has not used any company name, tradename or doing-business-as name other than the name in which it has executed this Agreement.

(y)            Amortization Events. No event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event (other than any Amortization Event arising from the commencement of the Chapter 11 Cases that is expressly carved out pursuant to Section 7.1).

(z)            No Other Liens. On the Restatement Date and on each Borrowing Date, none of the properties and assets including the Pool Receivables (and other Collateral) of the Borrower are subject to any Liens (other than Permitted Liens) not permitted by this Agreement.

(aa)          Ventures and Subsidiaries; Outstanding Debt. The Borrower has no Subsidiaries and is not engaged in any joint venture or partnership with any other Person. Other than the Indebtedness arising under this Agreement and the other Transaction Documents and Indebtedness permitted under Section 5.2(f), the Borrower has no outstanding Indebtedness.

(bb)          Bank Accounts. The Facility Accounts are the only bank accounts maintained by the Borrower. Each Facility Account is free and clear of any Adverse Claim other than Permitted Liens. The Collateral Agent will have a first priority perfected security interest in each Facility Account and all Collateral on deposit therein upon execution and delivery of a Control Agreement.

Section 3.2.             Representations and Warranties of the Investment Manager. The Investment Manager hereby represents and warrants to the Administrative Agent and the Lenders as of the Restatement Date, each Interim Withdrawal Date and as of each Borrowing Date that:

(a)            Organization and Qualification. The Investment Manager is a company duly incorporated and validly existing under the laws of Ireland and the Investment Manager has obtained all necessary licenses, approvals and registrations in all jurisdictions in which the conduct of its business (including in its capacity as the Investment Manager hereunder) requires such qualification, licenses, approvals or registrations, except to the extent that any such failure could not reasonably be expected to have a Material Adverse Effect.

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(b)            Authority; No Conflict or Violation. Subject to entry of the Interim Order, and when applicable, the Final Order, the execution and delivery by the Investment Manager of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of the Investment Manager and do not and will not (A) require any consent or approval of its Board of Directors or equivalent governing body, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to the Investment Manager as of the date of the representation or (y) the Organizational Documents of the Investment Manager, (C) result in a breach of or constitute a default under (x) any Material Indebtedness (other than with respect to Material Indebtedness incurred prior to the Filing Date) to which the Investment Manager is a party or by which it or its properties may be bound or affected (other than any default or breach arising as a result of the commencement of the Chapter 11 Cases or any stay or injunction imposed thereby) or (y) any other material agreement, lease or instrument to which the Investment Manager is a party or by which it or its properties may be bound or affected (other than any default or breach arising as a result of the commencement of the Chapter 11 Cases or any stay or injunction imposed thereby), or (D) other than with respect to any Lien or other charge or encumbrance imposed upon the entry of the Facility Orders, result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by the Borrower except, with respect to clauses (A), (B)(x), (C)(y) and (D) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c)            Legal Agreements. This Agreement and each of the other Transaction Documents to which the Investment Manager is a party have been duly authorized, executed and delivered by the Investment Manager, and, subject to entry of the Interim Order and, when applicable, the Final Order, constitute the legal, valid and binding obligations of the Investment Manager, enforceable against it in accordance with their respective terms.

(d)            Information.

(i)             No Monthly Report or other written information furnished by the Investment Manager to the Administrative Agent and any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (it being recognized by the Administrative Agent and the Lenders that (i) any projections and forecasts provided by the Investment Manager are based on good faith estimates and assumptions believed by the Investment Manager to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results and (ii) no representation is made with respect to information of a general economic or general industry nature).

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(ii)            All such written information heretofore furnished by the Investment Manager to the Administrative Agent or any of the Lenders which pertains to the Pool Receivables was prepared in accordance with, and reflects practices and procedures that comply in all material respects with, the applicable Credit and Collection Policy, and there has been no change in the Credit and Collection Policy or application thereof since the date any such information was so furnished (other than any changes thereto expressly permitted under this Agreement).

(e)            Compliance with Laws. The Investment Manager (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts and (ii) has complied with all applicable Laws the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(f)             Other Transaction Documents. Each representation and warranty made by the Investment Manager under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, subject to the qualifications set forth in such Transaction Document.

(g)            Servicing Programs. No license or approval is required for the Administrative Agent’s, the Collateral Agent’s, or any Servicer’s use of any software or other computer program used by any Servicer, the Investment Manager, any Originator or the U.S. Intermediate Transferor in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(h)            Servicing of Receivables. Since May 13, 2026, there has been no material adverse change in the ability of each Servicer to service the Receivables and the Related Security.

(i)             Material Adverse Effect. Since the Original Closing Date, there has been no Material Adverse Effect (other than with respect to clause (a) of the definition thereof) other than the commencement of the Chapter 11 Cases.

(j)             Litigation and Other Proceedings. Upon the entry of the Interim Order, and, when applicable, the Final Order, there are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Investment Manager, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or on behalf of any creditor of the Parent Guarantor or its Subsidiaries or any other Person against the Parent Guarantor or its Subsidiaries, the Administrative Agent, Collateral Agent or any Lender that, either individually or in the aggregate, would reasonably be expected to materially and adversely affect (A) the validity or enforceability of this Agreement or any other Transaction Document, (B) the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) the performance by a Trinseo Party of its obligations under this Agreement or any other Transaction Document.

(k)            Taxes. (i) The Investment Manager has timely filed all income and other material state, local and foreign income and franchise and other material Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

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(l)             Adverse Selection. No selection procedures were used to allocate Eligible Receivables to the Borrower that would result in such Eligible Receivables being less desirable or valuable, taken as a whole, than other comparable Receivables originated by the Originators (or sold by the U.S. Intermediate Transferor to the Borrower); provided that selection procedures that address different eligibility criteria and other similar terms relative to other credit facilities or receivables sale arrangements shall not be deemed to violate this clause (n).

(m)           Anti-Corruption Laws and Applicable Sanctions. Each of the Parent Guarantor and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Guarantor, its Subsidiaries and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions, and each of the Parent Guarantor, its Subsidiaries and their respective officers and directors and, to the knowledge of the Investment Manager, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in the Investment Manager, the Parent Guarantor or any of its Subsidiaries as being designated as a Sanctioned Person. None of the Investment Manager, the Parent Guarantor or any of its Subsidiaries, or to the knowledge of the Investment Manager, any of their respective directors, officers, employees or agents, is a Sanctioned Person.

(n)            Accounting Methodology. Since the Restatement Date, neither the Investment Manager nor any Originator or Servicer has, without the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders), modified its accounting policies or methodology or financial reporting practices, in each case, with respect to determining the Dilution of any Pool Receivable for purposes of the Transaction Documents.

(o)            Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the Parent Guarantor and its consolidated Subsidiaries (other than projections) furnished to the Administrative Agent or any of the Lenders and described in Section 5.1 have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its consolidated Subsidiaries, as applicable, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.

(p)            Opinions. The facts regarding the Trinseo Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

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(q)            The Collection Accounts.

(i)             Nature of U.S. Collection Accounts. Each of the U.S. Collection Accounts constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)            Ownership. Each of the Collection Accounts is in in the name of the applicable Originator as set forth on Exhibit IV hereto, and each Originator owns and has good and marketable title to each such Collection Account free and clear of any Adverse Claim other than Permitted Liens.

(iii)           Control Agreement. Each Collection Account shall be subject to a Control Agreement pursuant to which each applicable Collection Bank may be directed, following an Amortization Event, to comply with the instructions originated by the Collateral Agent directing the disposition of funds in such Collection Account without further consent by the Borrower, the Investment Manager, the U.S. Intermediate Transferor, any Servicer, any Originator or any other Person. The Originators have not granted any Person (other than the Originators, Servicers, Collateral Agent, the Investment Manager and their respective assigns) access to or control of any Collection Account, or the right to take dominion and control of any such Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account, the Borrower or applicable Servicer can promptly trace and identify which funds constitute Collections.

(iv)           Collections. The Obligors have been directed to make payments on the Purchased Receivables directly to a Collection Account, (ii) the conditions and requirements set forth in Sections 5.1(y), and 6.2 have at all times been satisfied in all material respects and duly performed in all material respects by the Borrower, Servicers or the Investment Manager, as applicable, and (iii) Exhibit IV hereto sets forth the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts and Facility Accounts, and such information is true and correct.

(v)            Instructions. None of the Borrower, the Investment Manager, the U.S. Intermediate Transferor, Servicers or the Originators has consented to the applicable Collection Bank complying with instructions from any Person other than the Originators, Servicers, Investment Manager and Collateral Agent in respect of any Collection Account.

(vi)           Eligible Bank. Each Collection Account shall be held at an Eligible Bank.

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(r)             Compliance with the Swiss Non-Bank Rules.

(i)             Each Swiss Originator is in compliance with the Swiss Non-Bank Rules; provided, however, that a Swiss Originator shall not be in breach of this representation if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:

(1)	a failure by one or more Lenders or Participants to comply with their obligations under Section 10.1; or

(2)	a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect; or

(3)	one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant; or

(4)	an assignment or participation under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Amortization Event.

(ii)            For the purposes of this Section 3.2(r), the Investment Manager shall assume that the aggregate number of Lenders or Participants under this Agreement which are Swiss Non-Qualifying Lenders is ten.

(s)            Effectiveness of Orders. The Interim Order or Final Order, as applicable, and the Eligible DIP Order are each in full force and effect and have not been vacated, reversed, stayed, modified or amended (other than any modification or amendment approved in writing by each of the Administrative Agent and each Lender).

(t)             Compliance with Orders. The Investment Manager and each other Debtor is in compliance in all material respects with the Facility Orders and the Eligible DIP Order, in each case to the extent applicable to such Person.

ARTICLE IV.

CONDITIONS OF CLOSING AND FUNDING

Section 4.1.            [Reserved].

Section 4.2.            Conditions Precedent to the Restatement Date. The effectiveness of the Restatement Date is subject to the satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrower and the Lenders:

(a)            Credit Agreement. The Administrative Agent shall have received on or before the Restatement Date a copy of this Agreement, duly executed by the Borrower, the Investment Manager, the Administrative Agent, the Collateral Agent and the Lenders;

(b)            Other Transaction Documents. The Administrative Agent shall have received on or before the Restatement Date copies of the following documents, duly executed by the parties thereto, in each case in form and substance satisfactory to the Administrative Agent:

(i)             The Amendment and Restatement Agreement;

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(ii)            Each Purchase and Sale Agreement;

(iii)           The U.S. Intermediate Transfer Agreement;

(iv)           Each Servicing Agreement;

(v)            The Lender Fee Letter;

(vi)           The Agent Fee Letter;

(vii)          The Parent Guaranty;

(viii)         The Borrower Power of Attorney;

(ix)            The Corporate Services Agreement;

(x)             The U.S. Intermediate Transferor Receivables Power of Attorney;

(xi)            Each Control Agreement;

(xii)           The Swiss Security Amendment and Restatement Agreement;

(xiii)          The German Security Amendment Agreement; and

(xiv)         The Junior Loan Note Agreement and all other Junior Loan Note Documents.

(c)            Legal Opinions. Counsel for the Investment Manager, the Parent Guarantor, the Borrower, the U.S. Intermediate Transferor, Servicers and the Originators will deliver the following legal opinions, as applicable, and under applicable Laws, in each case, dated as of the Restatement Date and addressed to the Administrative Agent, Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)             A legal opinion from Latham & Watkins LLP:

(1)	as to (i) the enforceability of the applicable U.S. Transaction Documents and the Dutch Purchase and Sale Agreement (New York Law) and Liens granted by the U.S. Intermediate Transferor and the U.S. Originators in respect of the applicable U.S. Transaction Documents and the Dutch Purchase and Sale Agreement (New York Law), (ii) no conflicts with the DIP Credit Agreement and (iii) such other customary opinions under New York law and the federal laws of the United States of America; and

(2)	a Delaware limited liability company opinion (including corporate authority, execution and delivery) and perfection opinion as to the U.S. Intermediate Transferor, Trinseo LLC and Altuglas LLC under the applicable U.S. Transaction Documents.

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(ii)            A Kentucky limited liability company opinion from Stites & Harbison PLLC (including corporate authority, execution and delivery), and perfection as to Aristech Surfaces LLC addressed to the Administrative Agent and Lenders.

(iii)           A Luxembourg legal opinion from Loyens & Loeff Luxembourg S.à r.l. regarding the corporate authority of the Parent Guarantor and the execution by the Parent Guarantor of the Parent Guaranty.

(iv)           A German legal opinion from Latham & Watkins LLP regarding the capacity of the German Originator to enter into the German Security Amendment Agreement.

(v)            A German legal opinion from Orrick, Herrington & Sutcliffe LLP regarding (i) true sale aspects and (ii) the enforceability of the German Security Amendment Agreement.

(vi)           An Irish legal opinion from McCann FitzGerald LLP regarding the corporate authority of the Investment Manager and the Borrower and the execution by the Investment Manager and the Borrower to execute the applicable Transaction Documents.

(vii)          An Irish legal opinion from McCann FitzGerald LLP regarding certain Irish taxation matters relating to certain of the Transaction Documents.

(viii)         A Swiss legal opinion from Homburger AG regarding (i) true sale under the Swiss Purchase and Sale Agreement and (ii) the capacity, corporate authority and due execution of each Swiss Originator relating to the applicable Transaction Documents to which it is a party and the enforceability of the Swiss Purchase and Sale Agreement and the Swiss Security Assignment Agreement.

(ix)            A Dutch law legal opinion from Loyens & Loeff (including corporate authority, execution, enforceability of relevant Transaction Documents) as to the Dutch Originator.

(x)            Tax ruling by the Swiss Federal Tax Administration in form and substance satisfactory to the Lenders.

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(d)            U.S. Originator Corporate Deliverables and UCC Filings.

(i)             A certificate of the secretary or other responsible officer of each U.S. Originator, dated as of the Restatement Date, and certifying (a) that attached thereto is a true and complete copy of the organizational documents (including all amendments or other modifications thereto) of each such U.S. Originator, as in effect on the Restatement Date, (b) that attached thereto is a true and complete copy of the resolutions of the board of directors (or committee thereof), directors, managers or members, as the case may be, of each such U.S. Originator authorizing the execution, delivery and performance of the U.S. Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer executing the U.S. Transaction Documents to which it is a party or any other document delivered in connection therewith on behalf of each such U.S. Originator (on which certificates the U.S. Intermediate Transferor and the Borrower may conclusively rely until such time as the U.S. Intermediate Transferor and the Borrower shall receive from a U.S. Originator a revised certificate with respect to such U.S. Originator meeting the requirements of this paragraph).

(ii)            Copies of the latest versions of the organizational documents of each U.S. Originator certified as of a recent date by the appropriate authority of the jurisdiction of each such U.S. Originator to be a true and up to date copy of the original, attached as a schedule to the certificate provided under paragraph (i) above;

(iii)           Certificates of good standing (if applicable), dated as of a recent date, from the Secretary of State or other appropriate authority of each U.S. Originator’s jurisdiction of organization, attached as a schedule to the certificate provided under paragraph (i) above; and

(iv)           Copies of a proper financing statement, filed and recorded at each U.S. Originator’s expense, naming the relevant U.S. Originator as the seller and the U.S. Intermediate Transferor as the purchaser or assignee of the U.S. Purchased Receivables, in proper form for filing in the appropriate jurisdictions to perfect the U.S. Intermediate Transferor’s ownership interest in such U.S. Purchased Receivables under the UCC.

(e)            U.S. Intermediate Transferor Corporate Deliverables.

(i)            A certificate of the secretary or other responsible officer of the U.S. Intermediate Transferor, dated as of the Restatement Date, and certifying (a) that attached thereto is a true and complete copy of the organizational documents (including all amendments or other modifications thereto) of the U.S. Intermediate Transferor, as in effect on the Restatement Date, (b) that attached thereto is a true and complete copy of the resolutions of the board of directors (or committee thereof), directors, managers or members, as the case may be, of the U.S. Intermediate Transferor authorizing the execution, delivery and performance of the U.S. Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer executing the U.S. Transaction Documents to which it is a party;

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(ii)            Copies of the latest versions of the organizational documents of the U.S. Intermediate Transferor certified as of a recent date by the appropriate authority of the jurisdiction of the U.S. Intermediate Transferor to be a true and up to date copy of the original, attached as a schedule to the certificate provided under paragraph (i) above;

(iii)           Certificates of good standing (if applicable), dated as of a recent date, from the Secretary of State or other appropriate authority of the U.S. Intermediate Transferor’s jurisdiction of organization, attached as a schedule to the certificate provided under paragraph (i) above;

(iv)           A Solvency Certificate in respect of the U.S. Intermediate Transferor in form and substance satisfactory to the Lenders, dated as of the Restatement Date;

(v)            Copies of a proper financing statement, filed and recorded at each U.S. Originator’s expense, naming the U.S. Intermediate Transferor as the seller and the Borrower as the purchaser of the U.S. Purchased Receivables, in proper form for filing in the appropriate jurisdiction to perfect the Borrower’s ownership interest in such U.S. Purchased Receivables under the UCC.

(f)             Parent Guarantor Corporate Deliverables.

(i)             Copies of the latest versions of the constitutional documents of the Parent Guarantor certified by the Parent Guarantor to be a true and up to date copy of the original;

(ii)            Copies of the resolutions, in form and substance satisfactory to the Lenders, of the board of managers of the Parent authorizing the execution, delivery and performance of the Parent Guaranty, certified by a manager of the Parent Guarantor as of the Restatement Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(iii)           Delivery of a closing certificate dated as of the Restatement Date from the Parent Guarantor including a certificate as to the incumbency and signature of the managers or other attorneys authorized to sign the Parent Guaranty on behalf of the Parent Guarantor, certified by any manager of the Parent Guarantor;

(iv)           Up to date excerpt of the Luxembourg Register of Commerce and Companies in respect of the Parent Guarantor dated no earlier than five (5) calendar days prior to the Restatement Date; and

(v)            Up to date excerpt of the non-registration certificate (certificat de non-inscription d'une décision judiciaire ou de dissolution administrative sans liquidation) from the Luxembourg Insolvency Register (Registre de l'Insolvabilité, Luxembourg) (REGINSOL) held and maintained by the Luxembourg Register of Commerce and Companies in respect of the Parent Guarantor dated no earlier than five (5) calendar days prior to the Restatement Date.

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(g)            Dutch Originator Corporate Deliverables.

(i)             Copies of the latest versions of the constitutional documents of the Dutch Originator certified by the Dutch Originator to be a true and up to date copy of the original;

(ii)            Copies of the resolutions, in form and substance satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of the Dutch Transaction Documents that that the Dutch Originator is a party to, certified by an officer of the Dutch Originator as not having been amended, modified, revoked or rescinded on the Restatement Date;

(iii)           Delivery of a closing certificate dated as of the Restatement Date from the Dutch Originator including a certificate as to the incumbency and signature of the officers or other employees authorized to sign the Dutch Transaction Documents on behalf of the Dutch Originator and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a manager of the Dutch Originator together with evidence of the incumbency of such company secretary or director;

(iv)           An electronic excerpt of the commercial register in respect of the Dutch Originator dated no earlier than five (5) calendar days prior to the Restatement Date; and

(v)            A Solvency Certificate in respect of the Dutch Originator in form and substance satisfactory to the Lenders, dated as of the Restatement Date.

(h)            Swiss Corporate Deliverables.

(i)             Copies of the latest versions of the articles of association of each Swiss Originator certified by the Commercial Register to be a true and up to date copy of the original;

(ii)            Copies of the resolutions, in form and substance satisfactory to the Lenders, of (y) the board of directors or the managing officers, as applicable of each Swiss Originator (i) approving the terms of, and the transactions contemplated by, the Transaction Documents to which such Swiss Obligor is a party, (ii) authorizing the execution, delivery and performance of the Swiss Transaction Documents to which such Swiss Originator is party and (iii) authorizing a specified person or persons to execute the Transaction Documents and to sign and/or dispatch all documents and notices to be signed and/or dispatched by such Swiss Originator under or in connection with the Transaction Documents to which it is a party on its behalf and (z) of the shareholders or quotaholders, as applicable, of each Swiss Originator (i) approving the terms of, and the transactions contemplated by, the Transaction Documents to which such Swiss Obligor is a party and (ii) authorizing the execution, delivery and performance of the Transaction Documents to which such Swiss Originator is party;

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(iii)           Delivery of a closing certificate dated as of the Restatement Date from each Swiss Originator (i) certifying that the resolutions pursuant to Section 4.1(h)(ii) above have not been amended, modified, revoked or rescinded, (ii) including a certificate as to the incumbency and signature of the directors or managing officers, as applicable, or other attorneys authorized to sign the Swiss Transaction Documents to which such Swiss Originator is a party on behalf of such Swiss Originator and (iii) including any certificate or other document to be delivered pursuant thereto, certified by any director or managing officer, as applicable of such Swiss Originator together with evidence of the incumbency of such director or managing officer, as applicable;

(iv)           A copy of an up to date Commercial Register excerpt in respect of each Swiss Originator dated no earlier than ten (10) Business Days prior to the Restatement Date; and

(v)            A Solvency Certificates in respect of each of the Swiss Originator in form and substance satisfactory to the Lenders, dated as of the Restatement Date.

(i)             German Originator Corporate Deliverables.

(i)             Copies of the latest versions of the constitutional documents of the German Originator, including the commercial register excerpt (Handelsregisterauszug) not earlier than five (5) calendar days prior to the Restatement Date, the articles of association and a copy of the shareholders’ list (Gesellschafterliste);

(ii)            Copies of the resolutions, in form and substance satisfactory to the Lenders, of the shareholders of the German Originator authorizing the execution, delivery and performance of the German Security Amendment Agreement to which the German Originator is a party, certified by a managing director of the German Originator as of the Restatement Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and

(iii)           Delivery of a closing certificate dated as of the Restatement Date from the German Originator including the constitutional documents of the German Originator and specimen signatures of the officers or other employees authorized to sign the German Security Amendment Agreement on behalf of the German Originator and certifying that each copy document relating to it specified in this paragraph (i) (German Originator Corporate Deliverables) and attached to the certificate is correct, complete and in full force and effect and has not been amended or superseded as at the date no earlier than the certificate.

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(j)             Borrower Corporate Deliverables.

(i)            Copies of the latest versions of the constitutional documents of the Borrower certified by the Borrower to be a true and up to date copy of the original;

(ii)            Delivery of a closing certificate dated as of the Restatement Date from the Borrower with the other conditions precedent to be delivered scheduled thereto, certified by the company secretary or an officer of the Borrower;

(iii)           Copies of the resolutions, in form and substance satisfactory to the Lenders, of the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party, certified by an officer of the Borrower as of the Restatement Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(iv)           A certified copy of the power of attorney granted by the Borrower to the attorneys of the Borrower authorized to sign this Agreement and the Transaction Documents on behalf of the Borrower; and

(v)            Written search reports, listing all effective financing statements that name the Borrower as debtor or assignor and that are filed in the jurisdictions which filings were made pursuant to Section 4.2(e)(v) and in any other jurisdictions that the Collateral Agent (acting at the direction of the Requisite Lenders) reasonably determines are necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches of the Borrower showing no such Liens exist that are not Permitted Liens or otherwise permitted by the Transaction Documents.

(k)            Investment Manager Corporate Deliverables.

(i)             Copies of the latest versions of the constitutional documents of the Investment Manager certified by the Investment Manager to be a true and up to date copy of the original;

(ii)            Copies of the resolutions, in form and substance satisfactory to the Lender, of the board of directors of the Investment Manager authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party certified by an officer of the Investment Manager as of the Restatement Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(iii)           Delivery of a closing certificate dated as of the Restatement Date from the Investment Manager including a certificate as to the incumbency and signature of the directors or other attorneys authorized to sign this Agreement and the other Transaction Documents to which it is a party on behalf of the Investment Manager and any certificate or other document to be delivered pursuant thereto, certified by an officer of the Investment Manager together with evidence of the incumbency of such manager.

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(iv)           A copy of searches in the Companies Registration Office/Petitions Office in respect of the Investment Manager and dated no earlier than five (5) calendar days prior to the Restatement Date.

(l)             Representations and Warranties. The representations and warranties set forth in Article III are true and correct in all material respects as of the Restatement Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date; provided that (x) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Restatement Date, or on such earlier date, as the case may be and (y) the representations and warranties set forth in Article III (and in the other Transaction Documents) shall not be required to be true and correct to the extent such representations and warranties relate to the solvency, liquidity, financial condition or ability to pay debts of any Originator, any Servicer, the Investment Manager or the Parent Guarantor (other than the Borrower or the U.S. Intermediate Transferor) and are false solely as a result of or in connection with the commencement of the Chapter 11 Cases.

(m)           Amortization Event. No event has occurred and is continuing that constitutes a Potential Amortization Event or an Amortization Event (other than any Amortization Event arising from or in connection with the commencement of the Chapter 11 Cases that is expressly carved out pursuant to Section 7.1).

(n)            Fees and Expenses. The Borrower or the Investment Manager shall have paid the fees specified in the Agent Fee Letter, Lender Fee Letter and all other reasonable and documented fees and expenses (including reasonable and documented legal fees and expenses) incurred by the Administrative Agent, the Collateral Agent and the Lenders required to be paid by the Borrower or the Investment Manager to the extent invoiced one Business Day prior to the Restatement Date, on the Restatement Date.

(o)            Daily Report and Borrowing Notice. The Administrative Agent and each Lender shall have received a completed Daily Report (with respect to the Borrowing Base as of the Restatement Date) and a Borrowing Notice for the Advance to be made on the Initial Funding Date.

(p)            Existing Credit Agreement. Simultaneous with the funding of the Advances on the Restatement Date, all principal, premium, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been repaid in full, and the Administrative Agent and Lenders shall have received reasonably satisfactory evidence thereof.

(q)            Field Exam. The Lenders shall have received a copy of the final version of the Due Diligence Report of Atlantic Risk Management in form and substance reasonably satisfactory to the Requisite Lenders.

(r)            Financial Projections. The Administrative Agent and the Lenders shall have received all historical and projected financials of the Investment Manager and each Originator requested by the Lenders, including all details requested concerning revenue.

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(s)            Facility Orders. The Bankruptcy Court shall have entered the Interim Order (and, to the extent then required to be in effect, the Final Order), in each case (i) in form and substance reasonably satisfactory to the Administrative Agent and each Lender, (ii) which shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended (other than as approved in writing, not to be unreasonably withheld, by the Administrative Agent and each Lender), and (iii) which shall provide the Administrative Agent, the Collateral Agent and each of the other Secured Parties with the protections of section 364(e) of the Bankruptcy Code with respect to any priority or lien granted, or debt incurred, pursuant to such Facility Order.

(t)             DIP Facility. (i) The Bankruptcy Court shall have entered the Eligible DIP Order(s), which Eligible DIP Order shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended (other than as approved in writing, such approval not to be unreasonably withheld, by the Administrative Agent and each Lender), and (ii) the DIP Facility approved thereby shall constitute an Eligible DIP Facility.

(u)            First Day Orders. The Administrative Agent and each Lender shall have received (i) evidence that all “first day orders” (including a cash management order) and all related pleadings intended to be entered on or prior to the entry of the Interim Order shall have been entered by the Bankruptcy Court and shall be, with respect to the provisions thereof that have a material effect on the Secured Parties or their rights and interests in the Collateral, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and (ii) forms of any “second day orders” filed but not yet entered, which forms shall be in form and substance reasonably satisfactory to the Administrative Agent and each Lender with respect to the provisions thereof that have a material effect on the Secured Parties or their rights and interests in the Collateral.

(v)            Purchase Agreements. The Administrative Agent and the Lenders shall have received evidence of the execution and satisfaction of all conditions precedent to each Purchase and Sale Agreement.

(w)           Due Diligence. The Administrative Agent and the Lenders shall have received all due diligence materials requested by the Lenders related to the Receivables, including historical accounts, receivable aging and roll-forward data, in each case in form and substance satisfactory to the Lenders.

(x)            KYC. The Administrative Agent shall have received (x) all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of Borrower at least 3 Business Days prior to the Restatement Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Borrower.

Section 4.3.            Conditions Precedent to all Advances. Each Advance made after the Restatement Date shall be subject to the following conditions precedent (unless waived by the Administrative Agent (acting at the direction of the Requisite Lenders)):

(a)            the Borrower or the Investment Manager, on behalf of the Borrower, shall have delivered to the Administrative Agent for distribution to the Lenders (i) a completed Daily Report (with respect the Borrowing Base as of one Business Day before the Borrowing Notice is required to be delivered) and (ii) a completed Borrowing Notice;

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(b)            the Facility Termination Date shall not have occurred; and

(c)            on the applicable Borrowing Date, as applicable, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by the Borrower that such statements are then true):

(i)             the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Borrowing Date of such Advance, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date;

(ii)            no event has occurred and is continuing or would result from such Advance that constitutes a Potential Amortization Event or an Amortization Event (other than any Amortization Event arising from the commencement of the Chapter 11 Cases that is expressly carved out pursuant to Section 7.1);

(iii)           the Interim Order or Final Order, as applicable, shall be in full force and effect and shall not have been vacated, reversed, stayed, modified or amended (other than as approved in writing by the Administrative Agent and each Lender), and no Debtor or Affiliate of a Debtor shall have filed any motion or pleading seeking any of the foregoing; and

(iv)           no Overadvance exists or will result from such Advance.

For the purpose of determining compliance with the conditions specified in this Article IV, the Lenders shall be deemed to have consented to, approved and accepted each condition unless the Administrative Agent shall have received written notice from any Lender prior to the date of an Advance specifying its objection thereto, and by their funding of any Advance on such date the Lenders shall be deemed to direct the Administrative Agent that all conditions specified in this Article IV have been satisfied.

ARTICLE V.

COVENANTS

Section 5.1.            Affirmative Covenants. Until the Final Payout Date each of the Borrower and the Investment Manager agrees, severally with respect to itself only, to comply with the following covenants, to the extent applicable to it:

(a)            Financial Accounting Practices. The Borrower and the Investment Manager shall keep proper books of record and account, in which full and, in all material respects correct, entries shall be made in conformity with Irish statutory requirements.

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(b)            Financial Reporting of the Trinseo Reporting Entity.

(i)             Annual Reports. Within 90 days after the close of each fiscal year of the Trinseo Reporting Party, the Investment Manager shall furnish to the Administrative Agent for distribution to the Lenders a consolidated balance sheet of the Trinseo Reporting Party and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLC or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

(ii)            Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Trinseo Reporting Party, the Investment Manager shall furnish to the Administrative Agent for distribution to the Lenders a consolidated balance sheet of the Trinseo Reporting Party and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Trinseo Reporting Party as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Trinseo Reporting Party and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(iii)           [Reserved].

(iv)           [Reserved].

(c)            [Reserved].

(d)            Compliance Certificates.

(i)             [Reserved].

(ii)            No later than five days after the Trinseo Reporting Party’s financial statements are delivered pursuant to Section 5.1(b)(i) or (ii) of this Agreement, the Investment Manager shall provide to the Administrative Agent for distribution to the Lenders a certificate, addressed to the Lenders, executed by a Responsible Officer of the Borrower, stating that the Facility Termination Date has not occurred and no Amortization Event or Potential Amortization Event exists, or if any such event exists, such certificate shall specify in detail the nature and period of existence of such Amortization Event or Potential Amortization Event and any action taken or contemplated to be taken by the Borrower with respect thereto.

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Notwithstanding the foregoing, the obligations in clauses (i) and (ii) of this Section 5.1(b) may be satisfied by furnishing the Trinseo Reporting Party’s Form l0-K or 10-Q, as applicable, filed with the SEC.

(e)            Taxes of the Borrower. The Borrower will (i) timely file all income and other material state, local and foreign income and franchise and other material Tax returns, reports and statements required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(f)             Monthly Reports; Solvency Certificates. As soon as available, and in any event on each Monthly Reporting Date, the Investment Manager, on behalf of the Borrower, will provide to the Lenders:

(i)             A Monthly Report prepared by the Servicers, on behalf of the Borrower and the Trinseo Parties, and in substantially the form set forth as Exhibit X hereto, setting forth the following (in each case calculated as of the last day of the previous Calculation Period in reasonable detail) and attaching a copy of the most recent Daily Report to be delivered pursuant to Section 5.1(k):

(A)           roll-forward of the outstanding balances of all Pool Receivables, including the Dilution for the preceding six-month period;

(B)            an aging summary in respect of all Pool Receivables;

(C)            a schedule listing the Obligors (and the outstanding balance of all Pool Receivables owing by such Obligors) owing the ten largest Outstanding Balances of Pool Receivables

(D)           the U.S. Dollar Equivalent of all Outstanding Balances of all Pool Receivables that were Eligible Receivables on the previous Monthly Reporting Date but were no longer Eligible Receivables as of the last day of the preceding Calculation Period;

(E)            the aggregate amount of Collections in respect of Pool Receivables received by the Originators in each of the Collection Accounts during the Calculation Period;

(F)            the aggregate amount of Receivables from Identified Excluded Obligors during such Calculation Period;

(ii)            A Solvency Certificate of the Borrower as of the last day of the previous Calculation Period of the Borrower signed by a Financial Officer of the Borrower;

(iii)           [Reserved];

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(iv)           [Reserved]; and

(v)            A report showing the calculation of the Required Reserves, including the calculation of each component included in the Required Reserves, and the Days Sales Outstanding.

(g)            Notice of Certain Events. Promptly upon becoming aware of the occurrence of the following events, each of the Borrower, or the Investment Manager on behalf of the Borrower, shall give the Administrative Agent (for distribution to the Lenders) notice of such event, together with a written statement signed on behalf of the Borrower or the Investment Manager on behalf of the Borrower, setting forth the details of such event and any action taken or contemplated to be taken with respect thereto:

(i)             [reserved];

(ii)            an Amortization Event or Potential Amortization Event under this Agreement; and

(iii)           the occurrence of an event of default or similar event after the expiry of any applicable grace period with respect to the DIP Facility or any other Material Indebtedness of the Parent Guarantor or any of its Subsidiaries.

(h)            Notice under Related Documents. Promptly after the delivery, filing or receipt thereof, the Borrower or the Investment Manager, on behalf of the Borrower, shall deliver to the Administrative Agent (for distribution to the Lenders) a copy of each material written notice, certificate or report delivered pursuant to any Servicing Agreement, Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement.

(i)             Notice of Proceedings. Promptly upon becoming aware thereof, each of the Borrower and the Investment Manager will give the Administrative Agent (for distribution to the Lenders) written notice of (i) the commencement or written threat of all proceedings by or before any Governmental Authority against or affecting the Borrower or (ii) any action, suit, proceeding or investigation pending or threatened in writing, against the Borrower before any Governmental Authority, that would, in each case reasonably be expected to result in a Material Adverse Effect, in each case other than the Chapter 11 Cases.

(j)             Further Information. The Borrower and the Investment Manager will promptly furnish to the Administrative Agent (for distribution to the Lenders) such additional information regarding (i) the business, legal, financial or corporate affairs of the Originators and Servicers reasonably related to the Receivables and the Contracts related thereto, (ii) the Collateral, including, without limitation, aging, roll forward and eligibility information, in each case, as the Administrative Agent or the Collateral Agent (in each case, acting at the direction of the Requisite Lenders) or any Lender may from time to time reasonably request, and (iii) the ability of Borrower, the U.S. Intermediate Transferor, the Servicers or the Originators to perform their respective obligations under this Agreement or any other Transaction Document; provided that neither the Borrower nor the Investment Manager shall be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Lender (or its respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

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(k)            Borrowing Base Determination.

(i)             Not later than the Monthly Reporting Date following each Calculation Period, the Borrower or the Investment Manager, on behalf of the Borrower, shall deliver to the Administrative Agent (for distribution to the Lenders) a Daily Report executed by a Responsible Officer of the Borrower or of the Investment Manager, on behalf of the Borrower, which Daily Report may be contained in the Monthly Report;

(ii)            The Requisite Lenders may, at the Requisite Lenders’ sole cost and expense, make test verifications of the Unbilled Receivables in a reasonable manner that the Requisite Lenders consider advisable in consultation with the Investment Manager, and the Borrower and Investment Manager shall furnish all such commercially reasonable assistance and information as the Requisite Lenders and their advisors may require in connection therewith; provided that the Requisite Lenders shall not take any actions that could reasonably be expected to cause any disruption to the Obligors or their Affiliates and neither the Requisite Lenders nor their designees shall contact any Obligor; provided, further, that the Requisite Lenders shall not make such test verifications under this clause (ii) on more than one occasion in any fiscal quarter unless an Amortization Event has occurred and is continuing; provided, further, that after the occurrence and during the continuance of an Amortization Event, each test verification made pursuant to this clause (ii) shall be at the Borrower’s sole cost and expense.

(iii)           For purposes of calculating the Borrowing Base at any date of determination, (A) the U.S. Dollar Equivalent of the cumulative outstanding balance of rebates that are accrued and unpaid as of such date shall be included in such calculation and identified as such in the applicable Daily Report or Monthly Report and (B) the aggregate amount of Collections in respect of Pool Receivables received by the Originators in each of the Collection Accounts as of such date shall be accurately reported and reflected in the applicable Daily Report or Monthly Report based on the amounts actually received by such Originator during the applicable period.

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(l)             Maintenance of Records; Audits; and Field Exams. The Investment Manager will, from time to time during regular business hours as requested by the Requisite Lenders and at the sole cost of the Borrower, permit the Lenders or their respective agents or representatives: (a) to examine and make copies of and abstracts from all Records in the possession or under the control of the Investment Manager or Servicers relating to the Pool Receivables and the Related Security, including, without limitation, the related Contracts; and (b) upon reasonable advance written notice, to visit the offices and properties of the Originators during reasonable business hours for the purpose of examining such materials described in clause (a) above and a comprehensive field exam related to the Receivables of the Originators, and to discuss matters relating to the Originators’ financial condition or the Pool Receivables and the Related Security or any Trinseo Party’s performance under any of the Transaction Documents or any Trinseo Party’s performance under the Contracts and, in each case, with any of the officers or employees of such Trinseo Party having knowledge of such matters (each such visit, a “Review”). Such Reviews may include a review of the Trinseo Parties’ compliance with the Credit and Collections Policy. In connection with such Reviews, the Trinseo Parties shall not unreasonably oppose a request by the Lenders to communicate directly with the Trinseo Parties’ independent certified public accountants; provided that the Investment Manager shall have an opportunity to be present at or participate in any such discussion with the Trinseo Parties’ independent certified public accountants. So long as no Amortization Event has occurred and is continuing, only two such Reviews are permitted to be conducted in any one calendar year. Notwithstanding anything to the contrary in this Section 5.1(l), none of the Trinseo Parties shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(m)           Separateness. The Borrower and Investment Manager acknowledge that the Administrative Agent, the Collateral Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from the Originators, the U.S. Intermediate Transferor, the Investment Manager and their respective other Affiliates (each, a “Related Entity”). Therefore, each of the Borrower and Investment Manager shall take all steps specifically required by this Agreement or reasonably required by the Requisite Lenders (it being understood that no Trinseo Party shall have any obligation to maintain or preserve the Borrower’s financial condition or cause the Borrower to achieve certain levels of operating results) to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Originators, the U.S. Intermediate Transferor, the Investment Manager and any other Person, and is not a division of the Originators, the U.S. Intermediate Transferor, the Investment Manager, its Affiliates or any other Person consistent with the terms of the Borrower’s Organizational Documents. Therefore, from and after the Original Closing Date, the Investment Manager will not take any action inconsistent with the “separateness covenants” set forth herein.

(n)            Preservation of Existence. Each of the Borrower and Investment Manager shall maintain its organizational existence in full force and effect in its jurisdiction of incorporation or organization, as the case may be. Each of the Borrower and Investment Manager will qualify and remain licensed or qualified as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the failure to receive or retain such licensing or qualification would reasonably be expected to have a Material Adverse Effect.

(o)            Compliance with Laws. The Borrower and Investment Manager will comply with all applicable Laws, the non-compliance with which would reasonably be expected to have a Material Adverse Effect, other than Anti-Corruption Laws and Sanctions. The Borrower, the Investment Manager, the Originators, Servicers and U.S. Intermediate Transferor and, to their knowledge, their respective directors, officers, employees and agents, shall (a) comply with Anti-Corruption Laws and applicable Sanctions, and shall maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions and (b) not authorize the use of the proceeds of any Advance which would violate Anti-Corruption Laws.

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(p)            Conduct of Business.

(i)             The Borrower shall: (A) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its Organizational Documents and (B) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii)            The Investment Manager shall cause each Originator, each Servicer and the U.S. Intermediate Transferor to continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its Organizational Documents.

(q)            Further Assurances. The Borrower and Investment Manager will, at the Borrower’s own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lenders or the Administrative Agent or Collateral Agent (in each case, acting at the direction of the Requisite Lenders) may reasonably request from time to time in order to carry out the intent and purposes of this Agreement more effectively and the transactions contemplated by this Agreement.

(r)             Anti-Money-Laundering/International Trade Law Compliance. The Borrower and Investment Manager shall immediately notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(s)            Anti-Terrorism Laws. The Parent Guarantor, each of its Subsidiaries and the Borrower shall not (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Laws. The Borrower, shall deliver to the Administrative Agent and the Lenders any certification or other evidence requested from time to time by the Administrative Agent (acting at the direction of the Requisite Lenders) in its sole and absolute discretion, confirming the Borrower’s compliance with this Section 5.1(s).

(t)             Corporate Services Manager. The Corporate Administrator shall have responsibility for providing the agreed corporate services to the Borrower (including effecting required filings, registrations and reporting on behalf of the Borrower), subject to and in accordance with a Corporate Services Agreement.

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(u)            Performance and Enforcement of the Servicing Agreements, Purchase and Sale Agreements and the U.S. Intermediate Transfer Agreement. The Borrower will perform each of its obligations and undertakings under and pursuant to each Servicing Agreement, each Purchase and Sale Agreement and the U.S. Intermediate Transfer Agreement, as applicable. The Borrower will purchase Pool Receivables under each Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement, as applicable, in strict compliance with the terms thereof and of this Agreement and will diligently enforce the rights and remedies accorded to it as the buyer or transferee under such Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement, as applicable. The Borrower will take all actions to register, perfect and enforce its rights and interests (and the rights and interests of the Collateral Agent and the Lenders as assignees of the Borrower) under each Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement, as applicable, as the Collateral Agent (acting at the direction of the Requisite Lenders) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement, as applicable.

(v)            Compliance with Facility Orders. The Investment Manager shall take all action reasonably requested by the Administrative Agent (acting at the direction of the Requisite Lenders) to give effect to, preserve and enforce the AR Superpriority Claims, the AR Protective Liens, the Collection Account Liens and the other rights, remedies and protections of the Secured Parties under the Facility Orders.

(w)           Bankruptcy Court Filings. The Investment Manager shall promptly (and in any event within three (3) Business Days after the applicable filing) furnish to the Administrative Agent and counsel to the Lenders a copy of each motion, application, pleading, declaration, schedule, report, proposed order or any other document filed by any Debtor with the Bankruptcy Court in the Chapter 11 Cases that could reasonably be expected to have a material effect on the Secured Parties or their rights or interests in the Collateral, including any motion, application, pleading or proposed order relating to the AR Facility Collateral, any Transaction Document, the Facility Orders, the assumption or rejection of any executory contract or unexpired lease that could reasonably be expected to affect any Pool Receivable, or any plan or disclosure statement..

(x)             Ownership. The Borrower will (or, to the extent required pursuant to any Purchase and Sale Agreement, will require each Originator or Servicer to, or to the extent required pursuant to the U.S. Intermediate Transfer Agreement, will require the U.S. Intermediate Transferor to) take all necessary action to (i) vest legal and equitable title to the Purchased Receivables, the Related Security and the Collections irrevocably in the Borrower, free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions) to perfect the Collateral Agent’s (for the benefit of the Secured Parties) Security Interest in the Collateral and such other action to perfect, protect or more fully evidence the Security Interest of the Collateral Agent for the benefit of the Secured Parties as the Collateral Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request.

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(y)            Borrower’s Tax Status. The Borrower will remain a resident for tax purposes solely in Ireland and will not become subject to tax on its net income or profits (however denominated) in any jurisdiction outside of Ireland. The Borrower is not registered or liable to be registered (or part of any registration), and will not voluntarily become registered (or part of any registration), for VAT in the United Kingdom. The Borrower is not, and will not be, treated as a member of any VAT Group.

(z)             Books and Records. The Borrower and Investment Manager will, or will cause the Servicers, to maintain, and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and all Collections of and adjustments to each existing Pool Receivable.

(aa)          Collections. The Investment Manager shall, or will cause the Originators, Servicers or the U.S. Intermediate Transferor, as applicable, to, direct all Obligors to make payments of the Purchased Receivables directly to any Collection Account which at all times is subject to a Control Agreement.

(bb)          Maintenance of Properties. The Borrower shall maintain and preserve (i) all of its properties which are necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, except where the failure to so maintain and preserve could not reasonably be expected to have a Material Adverse Effect.

(cc)          Use of Proceeds. The Borrower may use the proceeds of Advances made hereunder for (i) transaction expenses incurred in connection with this Agreement and the Transaction Documents, (ii) the payment of interest, fees, expenses or other amounts due under this Agreement or under any other Transaction Document, (iii) purchasing Eligible Receivables in accordance with the terms of the Purchase and Sale Agreements and the U.S. Intermediate Transfer Agreement and (iv) repaying the Subordinated Junior Loan Note on any Settlement Date and subject to the Subordination Provisions under and as defined in the Junior Loan Note Agreement.

(dd)          Access to Account Information. The Borrower shall cause the Administrative Agent to have online viewing access to the account statements relating to the Transaction Accounts. Upon the request of any of the Requisite Lenders or the Collateral Agent, the Borrower shall grant the requesting party online access (or such other access requested by such party) to the account statements relating to the bank accounts of the Borrower, the Investment Manager, the Servicers, the U.S. Intermediate Transferor and the Originators for the purpose of determining the amounts, if any, of Obligor payments with respect to Pool Receivables that are being made to such accounts of the Servicers, the Investment Manager, the U.S. Intermediate Transferor or the Originators.

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(ee)          Borrowing Base Administrator. Within 30 days following the Restatement Date, the Borrower and the Investment Manager shall retain a third party borrowing base administrator acceptable to the Requisite Lenders to perform borrowing base calculations, reporting and other services under this Agreement and the other Transaction Documents and on other terms and conditions acceptable to the Requisite Lenders. No later than 45 days following the Restatement Date the Borrower and the Investment Manager shall cause the third party borrowing base administrator to start performing borrowing base calculations, reporting and other services under this Agreement and the other Transaction Documents and on other terms and conditions acceptable to the Requisite Lenders.

(ff)            Compliance with the Swiss Non-Bank Rules.

(i)             Each Swiss Originator shall comply with the Swiss Non-Bank Rules; provided, however, that a Swiss Originator shall not be in breach of this covenant if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:

(1)	a failure by one or more Lenders or Participants to comply with their obligations under Section 10.1; or

(2)	a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect; or

(3)	one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant; or

(4)	an assignment or participation under this Agreement to a Swiss Non-Qualifying Lender after the occurrence of an Amortization Event

(ii)            For the purposes of this Section 5.1(dd), the Investment Manager and the Borrower shall assume that the aggregate number of Lenders and Participants under this Agreement which are Swiss Non-Qualifying Lenders is ten.

Section 5.2.            Negative Covenants. Until the Final Payout Date, each of the Borrower and the Investment Manager agrees, severally with respect to itself only, to comply with the following covenants, to the extent applicable to it:

(a)            Name or Structural Changes. The Borrower shall not, in each case, without (x) the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld, and (y) delivery to the Administrative Agent and Collateral Agent (for distribution to the Lenders) of all financing statements, instruments and other documents and opinions reasonably requested by the Requisite Lenders in connection with such change:

(i)            change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in the Borrower’s name, identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, unless it gives the Collateral Agent and the Administrative Agent (for distribution to the Lenders) written notice of such change no later than 15 Business Days prior thereto;

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(ii)            permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person;

(iii)           permit any Person other than the Share Trustees to beneficially own, or have an Adverse Claim against, any Capital Stock of the Borrower; or

(iv)           change or relocate its tax residence, registered office or its center of main interest to any location other than Ireland.

(b)            Changes in Payment Instructions to Obligors. No Trinseo Party will, (i) add or terminate any Bank as a Collection Bank or (ii) add or terminate any Collection Account, unless the Administrative Agent shall have received: (A) at least 10 days before the proposed effective date therefor, written notice of such addition, termination or change, together with an updated version of Exhibit IV to this Agreement and (B) with respect to the addition of a Collection Account, an executed Control Agreement (or an executed amendment to an existing Control Agreement) with respect to the new Collection Account prior to depositing any Collections therein. In addition, the Borrower and the Investment Manager shall not, and shall cause the Originators, Servicers and the U.S. Intermediate Transferor not to, make any changes in the instructions to any Obligor as to where payments on the Pool Receivables should be made unless requested by the Administrative Agent (acting at the direction of the Requisite Lenders); provided, however, that the Investment Manager, Originators or Servicers may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Transaction Account that is subject to a Control Agreement.

(c)            Modifications to Credit and Collection Policy. Neither the Borrower nor the Investment Manager will permit any change to the Credit and Collection Policy of each Originator that would materially and adversely affect the collectability of Pool Receivables, the timing of payment thereof or the collection procedures relating thereto without the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders) (which consent will not be unreasonably withheld or delayed). Except to the extent that a Deemed Collection payment has been made in accordance with Section 1.6, the Borrower and Investment Manager will not permit any Trinseo Party to, extend, amend or otherwise modify the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy; provided, however, that such extension or adjustment shall not alter the status of such Pool Receivable as a Defaulted Receivable or Delinquent Receivable or limit the rights of the Administrative Agent or the other Secured Parties under this Agreement.

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(d)            Sales, Liens. Other than the ownership and Security Interests permitted by the Transaction Documents, neither the Borrower nor the Investment Manager will sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim, other than Permitted Liens, upon or with respect to, any Purchased Receivable, Related Security or Collections or any Transaction Account, or assign any right to receive income with respect thereto, and the Borrower will defend the right, title and interest of the Collateral Agent and the other Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Borrower, the U.S. Intermediate Transferor or any Originator.

(e)            Termination of Purchase and Sale Agreement or U.S. Intermediate Transfer Purchase and Sale Agreements and Servicing Agreements. The Borrower will not amend or modify any Servicing Agreement, Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement to the extent that such amendment or modification would be materially adverse to the interests of the Administrative Agent, Collateral Agent and the Lenders. The Borrower will not terminate any Purchase and Sale Agreement or Servicing Agreement.

(f)             Borrower Indebtedness. The Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Borrower Obligations, (ii) other current accounts payable arising in the ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith, (iii) Indebtedness arising in connection with the Transaction Documents and (iv) the Junior Loan Note Obligations.

(g)            Use of Proceeds. The Borrower shall not use the proceeds of any Advance (i) except as provided in Section 5.1(aa), and (ii), either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. No part of the proceeds of any Advance will be used directly or indirectly to fund any operations in, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country or a Person in the Russian Federation or the Republic of Belarus, or in any other manner that will result in any violation by any Person (including the Administrative Agent and the Lenders) of any Anti-Terrorism Laws, and will not be used in violation of Anti-Corruption Laws.

(h)            Investments. Except as otherwise expressly permitted hereunder or under the other Transaction Documents, the Borrower shall not make any Investment in any Person, including any holder of Capital Stock of the Borrower, any director, officer or employee of the Borrower, the Parent Guarantor or any of the Parent Guarantor’s Affiliates, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Pool Receivables.

(i)             Sale of Capital Stock and Assets. The Borrower shall not sell, transfer, convey, assign, pledge, or otherwise dispose of, or assign any of its properties or other assets or issue any of its Capital Stock, or any right to receive income in respect of any of the foregoing (whether in a public or a private offering or otherwise), any Pool Receivable or Contract or any of its rights with respect to any of its Transaction Accounts except as permitted by this Agreement or any of the other Transaction Documents.

(j)             Accounting Changes; Fiscal Year. Neither the Borrower nor the Investment Manager will change its (a) accounting treatment and reporting practices, except as required by Irish statutory law and disclosed to the Lenders and the Administrative Agent or (b) fiscal year. As of the date of this Agreement, (i) the Borrower’s fiscal year ends December 31 and (ii) the Investment Manager’s fiscal year ends December 31.

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(k)            Sale Characterization; Purchase and Sale Agreements; U.S. Intermediate Transfer Agreement. The Investment Manager will not, and will not permit any Originator, Servicer or the U.S. Intermediate Transferor to, account for, or otherwise treat, each sale of Pool Receivables effected pursuant to any Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement in any manner other than as a true sale or contribution and absolute assignment of the title to and sole record and beneficial ownership interest in such Pool Receivables by such Originator or the U.S. Intermediate Transferor to the Borrower. In addition, the Investment Manager shall, and shall cause each Servicer, Originator and the U.S. Intermediate Transferor to, disclose (in a footnote or otherwise) in all of its financial statements the existence and nature of the transactions contemplated hereby and by the applicable Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement.

(l)             Commingling. If funds that are not Collateral are deposited into a Collection Account or the Facility Account, the Investment Manager, on behalf of the Borrower, shall, no later than the First Post-Closing Date (or such later date as may be agreed in writing by the Required Lenders in their sole discretion (which may be by email from counsel to the Required Lenders)), provide written notice thereof to the Administrative Agent promptly upon discovery thereof and shall, after providing reasonably satisfactory evidence to the Administrative Agent that such funds are not Collateral, instruct the Collection Bank to remit such funds to the appropriate recipient, and notwithstanding anything in this Agreement to the contrary, such remittance may be made at any time from a Collection Account or the Facility Account.

(m)           Modification of Other Documents. The Borrower shall not amend, modify, waive or otherwise change any of the terms of its Organizational Documents to the extent inconsistent with the “separateness covenants” set forth in Section 5.1(m) or any other bankruptcy-remote characteristics of the Borrower or to the extent otherwise adverse to the Lenders’ interests hereunder, in each case without the prior written consent of the Requisite Lenders.

(n)            Eligible Bank. The Borrower and the Investment Manager shall not permit any Transaction Account to be held at a Bank other than an Eligible Bank, provided that if a Bank at which a Transaction Account is held ceases to be an Eligible Bank, the Investment Manager shall upon discovery thereof (i) promptly notify the Administrative Agent (for distribution to the Lenders) in writing thereof, and (ii) promptly (and in any event within 30 days) (x) instruct all Obligors to cease making payments to any Transaction Account at such Bank and instead make payments to a new depositary account, clearing account, collection account or similar account subject to a Control Agreement and at a Bank that is an Eligible Bank and (y) provide the Administrative Agent (for distribution to the Lenders) all agreements and documents that any of them may reasonably request in connection therewith.

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ARTICLE VI.

ADMINISTRATION AND COLLECTION

Section 6.1.            Investment Manager and Servicers.

(a)            Investment Manager.

(i)             The Borrower hereby appoints Trinseo Ireland to perform certain reporting and administrative functions under the Transaction Documents as the investment manager (in such capacity, the “Investment Manager”). Trinseo Ireland is hereby designated as, and hereby agrees to perform the duties and obligations of, the Investment Manager pursuant to the terms of this Agreement and the other Transaction Documents. The Investment Manager has also been appointed by the Originators to accept the purchase price with respect to the Purchased Receivables on their behalf and to perform various other services related to the collection and distribution of such funds. For the avoidance of doubt, the Investment Manager shall not be required to perform any duties or obligations to the extent that it would amount to the provision by the Investment Manager of “payment services” which require an authorization or license as contemplated by the he European Union (Payment Services) Regulations 2018 of Ireland or any other any duties or obligations which are regulated activities under applicable law which may not be performed without a relevant license or authorization.

(ii)            Whenever any amount is due, owing or payable to or by the Borrower under this Agreement or any of the other Transaction Documents, the Investment Manager, on behalf of the Borrower, may, but shall not be obligated to, accept or make such payment on behalf of the Borrower, as applicable, and in the case of any such payment made by the Investment Manager on behalf of (and on the direction and instruction of) the Borrower, the Administrative Agent and Lenders agree to accept payment of such sum by the Investment Manager, on behalf of the Borrower, and such payment shall constitute a complete discharge of the Borrower’s obligation to pay such amounts. Notwithstanding the foregoing or anything in the Transaction Documents to the contrary, the Investment Manager shall not have any liability to the Administrative Agent or Lenders under this Agreement or the other Transaction Documents for the repayment of the Borrower Obligations or for the performance of the Borrower’s obligations under the Transaction Documents.

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Section 6.2.             Servicers.

(a)            The Borrower shall cause each Servicer, in accordance with the applicable Servicing Agreement, to take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable from time to time, all in accordance with each Servicing Agreement, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of such Originator and Servicer, it being understood that neither the Originators nor Servicer shall guarantee the collection of any Purchased Receivables. The Borrower shall cause the Originators, Servicers and the U.S. Intermediate Transferor, in each case, in accordance with each Purchase and Sale Agreement and Servicing Agreement, to direct all Obligors to, make payments of the Pool Receivables directly to a Collection Account, each of which shall at all times be subject to a Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment with respect to a Purchased Receivable to a bank account that is not a Collection Account, (i) the Investment Manager shall notify the Administrative Agent promptly upon discovery thereof and (ii) the Borrower shall cause the applicable Servicer, in accordance with the applicable Servicing Agreement, to remit, or to cause such Person to remit any Collections (including any security deposits applied to the Outstanding Balance of any Pool Receivable) that it receives on Purchased Receivables directly to a Collection Account within one Business Day after receipt, and further agrees that all such Collections shall be deemed to be received in trust for the exclusive benefit of the Administrative Agent and the Lenders.

(b)            The Borrower shall cause each Servicer to administer the Collections in accordance with the applicable Servicing Agreement and the applicable Credit and Collection Policy. Each Servicer shall hold for the account of the Borrower, the Administrative Agent and each other Secured Party their respective shares of the Collections in accordance with the applicable Servicing Agreement.

(c)            Following the occurrence and during the continuation of an Amortization Event, the Borrower shall ensure, in accordance with each Servicing Agreement and each Purchase and Sale Agreement, that the Collateral Agent, acting at the direction of the Requisite Lenders, shall have the absolute and unlimited right to direct each Servicer to commence or settle any legal action with respect to any Defaulted Receivable, Delinquent Receivable or to foreclose upon or repossess any Related Security to the extent not in contravention of the related Contracts or applicable Law.

(d)            The Borrower shall cause each Servicer to, in accordance with the applicable Servicing Agreement and Purchase and Sale Agreement, hold in trust for the Borrower and the Administrative Agent and each other Secured Party all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Purchased Receivables and shall cause each Servicer, following the occurrence and during the continuance of an Amortization Event, as soon as practicable upon demand of the Administrative Agent (acting at the direction of the Requisite Lenders), deliver or make available to the Administrative Agent (for distribution to the Lenders) all such Records, at a place selected by Administrative Agent.

(e)            Any payment by an Obligor in respect of any Purchased Receivable owed by it to an Originator, the U.S. Intermediate Transferor or the Borrower shall be applied to the applicable invoice within 15 days after its receipt, unless sufficient information from the related Obligor is not available, in which case such application shall be made as soon as reasonably practicable.

Section 6.3.             Transaction Accounts. Each U.S. Originator has granted to the Borrower for the benefit of the Collateral Agent and the Secured Parties “control” (within the meaning of the UCC) over each of its U.S. Collection Accounts and Facility Account.

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Section 6.4.             Notice of Exclusive Control. The Collateral Agent (acting at the direction of the Requisite Lenders) is authorized to date and to deliver to each Collection Bank a Notice of Exclusive Control after the occurrence and during the continuance of an Amortization Event. Each of the Borrower and Investment Manager hereby authorizes the Collateral Agent, and agrees that the Collateral Agent (acting at the direction of the Requisite Lenders) shall be entitled, (a) at any time during the Dominion Period, to endorse the applicable Trinseo Party’s name on checks and other instruments representing Collections, (b) at any time after an Amortization Event hereunder has occurred and is continuing, to enforce the Purchased Receivables, the related Contracts, the Related Security and other Collateral, and (c) at any time during the Dominion Period, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Collateral Agent rather than any of the Trinseo Parties or any other Affiliates of the Parent Guarantor.

Section 6.5.             Responsibilities under Contracts. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the other Secured Parties of their rights hereunder shall not release the Investment Manager, any Originator, the Servicers, the U.S. Intermediate Transferor or the Borrower from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts. The Administrative Agent and the other Secured Parties shall have no obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Borrower, the U.S. Intermediate Transferor or any Originator.

Section 6.6.             Servicing Fees. The Borrower shall pay each Servicer the servicing fees as set forth in each Servicing Agreement as and when required thereby, but subject to the priorities set forth in Section 2.1 and 2.2 hereof.

ARTICLE VII.

AMORTIZATION EVENTS

Section 7.1.             Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a)            The Borrower shall fail to (i) pay any Aggregate Revolving Principal when due or (ii) any Interest on the Aggregate Revolving Principal, any Shortfall Interest, any Unused Facility Fees or any Fees within three Business Days after the date such Shortfall Interest, Interest, Unused Facility Fees or Fee is due; or

(b)            Any Trinseo Party shall fail to pay any other obligation (other than one referred to in clause (a) above) payable by it pursuant to this Agreement or any of the other Transaction Documents within three Business Days after written notice to the Borrower and Investment Manager by the Administrative Agent that such amount is due; or

(c)            Any representation or warranty made by the Borrower or any Trinseo Party under this Agreement or any of the other Transaction Documents or any written statement made by any Trinseo Party or the Borrower in any financial statement, certificate, report, exhibit or document furnished by such party to the Administrative Agent or any Lender pursuant to this Agreement or the other Transaction Documents shall prove to have been false in any material respect as of the time made and such false representation, warranty or certification (if curable, including by the repurchase of any Receivable in accordance with the applicable Purchase and Sale Agreement) shall remain incorrect for a period of seven Business Days; or

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(d)            (i) The Investment Manager or the Borrower shall default in the performance or observance of any covenant, agreement or duty set forth in (A) Sections 5.1(f)(iv), 5.1(k)(i) or 5.1(m) and such default shall continue for a period of three Business Days or (B) Sections 5.1(n), 5.1(s), 5.1(u), 5.1(y) or 5.2 of this Agreement or (ii) the applicable Originator or the U.S. Intermediate Transferor, as applicable, shall default in the performance or observance of any covenant, agreement or duty set forth in (A) Section 4.3(g) or (i) of the U.S. Purchase and Sale Agreement, (B) Section 4.3(g) or (i) of the U.S. Intermediate Transfer Agreement, (C) Section 4.3(g) or (h) of the German Purchase and Sale Agreement, (D) Section 4.3(h) or (i) of the Swiss Purchase and Sale Agreement, (E) Section 4.3(h) or (i) of the Dutch Purchase and Sale Agreement (Swiss Law) or (F) Section 4.3(h) or (i) of the Dutch Purchase and Sale Agreement (New York Law);

(e)            The Investment Manager or the Borrower shall default in the performance or observance of any covenant, agreement or duty set forth Section 5.1(g)(ii) of this Agreement; provided that if the underlying default does not result in a material adverse impact to the Lenders’ enforcement rights with respect to the Collateral, no Amortization Event shall occur if the underlying default is cured within the time period permitted under this Agreement; or

(f)            The Borrower or any Trinseo Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Transaction Document (not constituting an Amortization Event under any other provision of this Section 7.1) and such default shall continue for a period of 30 consecutive days after the earlier of the date on which a Responsible Officer of the Investment Manager or Borrower becomes aware of such default or written notice thereof shall have been given to the Borrower and Investment Manager by the Administrative Agent; or

(g)            One or more final judgments for the payment of money in excess of $95,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) shall have been entered against the Borrower or a Trinseo Party and shall remain undischarged or unstayed for a period of 60 consecutive days, it being understood that any Court order approving the transactions in the Restructuring Support Agreement shall not be deemed to breach this provision; or

(h)            The Borrower shall be required to register as an “investment company” within the meaning of the Investment Company Act; or

(i)             Any Insolvency Proceeding shall be instituted by or against the Borrower or the U.S. Intermediate Transferor, or any Insolvency Proceeding (other than the Chapter 11 Cases or any other Insolvency Proceeding contemplated by the Restructuring Support Agreement or reasonably necessary or desirable to consummate the transactions in the Restructuring Support Agreement) shall be instituted by or against any of the Trinseo Parties; provided that the commencement and continuation of the Chapter 11 Cases by the Debtors shall not, in and of itself, constitute an Amortization Event under this clause (i); or

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(j)            This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Borrower or the Investment Manager; or

(k)            Any Purchase and Sale Agreement or Servicing Agreement shall terminate as to any Originator or Servicer (or the U.S. Intermediate Transfer Agreement shall terminate as to the U.S. Intermediate Transferor) without the prior written consent of the Requisite Lenders, or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any party thereto; or

(l)             The Collateral Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority Security Interest in any material portion of the Pool Receivables, the Related Security or Collections with respect thereto, or any Collection Account (or the Borrower, a Trinseo Party or a creditor shall so allege in any pleading filed in any court); or

(m)           The Borrower and its assigns shall cease to have a valid and perfected first priority ownership interest and Security Interest in any material portion of the Pool Receivables, together with the Collections and, to the extent set forth in each applicable Purchase and Sale Agreement and U.S. Intermediate Transfer Agreement, the Related Security with respect thereto or any of the other Collateral, free and clear of any Adverse Claim (other than Permitted Liens).

(n)            (i) The Parent Guarantor or any of its Subsidiaries individually or in the aggregate, shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any DIP Credit Agreement or any DIP Facility, in each case beyond the applicable grace period with respect thereto if any; or (ii) the Parent Guarantor or any of its Subsidiaries shall fail to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (other than any such failure arising as a result of the commencement of the Chapter 11 Cases or any stay or injunction imposed thereby), including under any DIP Credit Agreement or any DIP Facility, or any other event occurs (x) and such event described in this clause (ii) continues for a period of 30 consecutive days or (y) if earlier, the effect of which default or other event described in this clause (ii) is to cause such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(o)            [Reserved]; or

(p)            Any Control Agreement is terminated for any reason, and the Borrower, the U.S. Intermediate Transferor or the applicable Originator and Servicer fails to enter into a new control agreement pertaining to the applicable Transaction Accounts, in form and substance reasonably satisfactory to the Requisite Lenders within 10 Business Days of such termination (or such longer date as the Administrative Agent agrees acting at the direction of the Requisite Lenders in their reasonable discretion); or

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(q)            Any Originator, the U.S. Intermediate Transferor or the Borrower enters into or is party to a Competing Transaction; or

(r)            Any Originator disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under any Purchase and Sale Agreement or the U.S. Intermediate Transfer Agreement; or

(s)            There shall occur a Servicer Default; or

(t)            The Days Sales Outstanding exceeds 48 days; or

(u)            (i) Any of the Chapter 11 Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or (ii) a trustee under chapter 11 of the Bankruptcy Code or an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business of the Debtors in the Chapter 11 Cases shall be appointed, in each case, without the prior written consent of the Administrative Agent and the Requisite Lenders; or

(v)            An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases staying, reversing, vacating, amending, supplementing or otherwise modifying any of the Facility Orders, or any Debtor shall apply for authority to do so, in each case without the prior written consent of the Administrative Agent and the Requisite Lenders; or

(w)            Any Debtor or any of its Affiliates shall file a pleading seeking or consenting to any of the matters described in clauses (y) or (z) of this Section 7.1 without prior written consent of the Administrative Agent and the Requisite Lenders; or

(x)            Any Debtor or any of its Affiliates shall seek or support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court), or support any other Person’s opposition to, any motion made in the Bankruptcy Court by the Administrative Agent or any other Secured Party seeking confirmation of the validity, priority or extent of the liens, claims, or other interests of the Administrative Agent, the Collateral Agent, or any Lender granted pursuant to the Facility Order or any Transaction Document; or

(y)            Any Debtor or any of its Affiliates files any motion or proceeding to approve a DIP Facility that is not an Eligible DIP Facility without providing at least three (3) Business Days’ prior written notice thereof (or as much notice as is reasonably practicable) (including a copy of such motion or proceeding and the proposed form of DIP Order and DIP Credit Agreement) to the Administrative Agent and each Lender; or

(z)            An order of the Bankruptcy Court shall be entered approving a DIP Facility, or any Debtor or any of its Affiliates shall enter into a DIP Facility, that, in each case, is not an Eligible DIP Facility, without prior written consent of the Administrative Agent and the Requisite Lenders; or

(aa)           Any Debtor or any of its Affiliates shall enter into, or consent to the entry of, any amendment, restatement, supplement, modification, or waiver of the DIP Credit Agreement or the DIP Order that (1) causes the DIP Facility to cease to be an Eligible DIP Facility or (2) is not substantially consistent with the DIP Credit Agreement and DIP Order as originally approved by the Bankruptcy Court, in each case without the prior written consent of the Administrative Agent and the Requisite Lenders; or

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(bb)           The maturity date of the DIP Facility shall have occurred (whether by scheduled maturity, acceleration, or otherwise), other than in connection with the Debtors’ emergence from chapter 11; or

(cc)           Any Debtor or any of its Affiliates files any motion or proceeding that could reasonably be expected to result in a material impairment of the Administrative Agent’s, the Collateral Agent’s, or any Lender’s rights under the Transaction Documents or any Facility Order; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other Person that results in any material impairment of the Administrative Agent’s, the Collateral Agent’s or any Lender’s rights under the Transaction Documents or any Facility Order, unless such motion or other proceeding is in connection with the enforcement of the Transaction Documents or the Facility Orders against the Administrative Agent, the Collateral Agent or any Lender; or

(dd)           An order of the Bankruptcy Court (or any other court of competent jurisdiction) shall be entered granting relief from the automatic stay with respect to any Purchased Receivable, any Collection Account, any other Collateral, any assets of the Borrower, any assets of the U.S. Intermediate Transferor, or any equity interests in the U.S. Intermediate Transferor, in each case so as to allow any Person to proceed against any of the foregoing (or the proceeds thereof) without the prior written consent of the Administrative Agent and the Requisite Lenders; or

(ee)           The existence of any Adverse Claim (other than Permitted Liens or any lien, claim, or interest in favor of the Collateral Agent or any other Secured Party or as provided pursuant to a DIP Order for an Eligible DIP Facility or the Eligible DIP Documents) on any Purchased Receivable, any Collection Account, any other Collateral, any assets of the Borrower or any assets of the U.S. Intermediate Transferor; or

(ff)           Any Debtor or any of its Affiliates makes any payment for a prepetition claim after the commencement of the Chapter 11 Cases, other than (i) as permitted by order of the Bankruptcy Court or (ii) as requested in the “first day” motions filed by the Debtors and subsequently authorized by the orders in the Chapter 11 Cases approving such motions; or

(gg)         The Final Order shall not have been entered by the Bankruptcy Court within 40 days following the Filing Date (or such later date as the Administrative Agent and the Requisite Lenders may agree in writing (email to suffice)); or, from and after the date of entry thereof, the Interim Order or the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the prior written consent of the Administrative Agent and the Requisite Lenders; or

(hh)         Any Debtor or any of its Affiliates shall fail to comply, in any material respect, with the terms of any Facility Order to the extent applicable to such Person; or

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(ii)            The filing, proposal, or support by any Debtor or any of its Affiliates of any plan of reorganization or liquidation that does not provide for (1) the indefeasible payment in full in cash of all Securitization Facility Obligations (other than contingent indemnification obligations not yet due and payable as of the effective date of such plan) upon the effective date of such plan or (2) the Securitization Facility Obligations rolling into the Exit Securitization Facility contemplated by the Restructuring Support Agreement; or

(jj)            The entry of an order confirming a plan of reorganization or liquidation in any of the Chapter 11 Cases that does not, by its terms, provide for (i) the indefeasible payment in full in cash of all Borrower Obligations on or prior to the effective date of such plan or (ii) the conversion, refinancing, or amendment and extension of the facility evidenced by this Agreement into an exit facility on terms and conditions satisfactory to the Administrative Agent and each Lender (each in its sole discretion); or

(kk)          The entry of an order by the Bankruptcy Court authorizing recovery by any Person from any Purchased Receivable, Collection Account, other Collateral or any asset of the Borrower or the U.S. Intermediate Transferor for any costs of preservation or disposition thereof under Section 506(c) of the Bankruptcy Code, or the filing by any Debtor or any of its Affiliates of any motion seeking such an order; or

(ll)            Any Debtor, the Borrower or the U.S. Intermediate Transferor shall be enjoined, restrained or in any way prevented by an order of a court of competent jurisdiction (other than an order of the Bankruptcy Court approved in writing by the Administrative Agent and the Requisite Lenders) from continuing to conduct all or any material part of its business or affairs; or

(mm)         Any motion is filed that seeks the substantive consolidation of the Borrower or the U.S. Intermediate Transferor with any Debtor or any Affiliate of any Debtor; or

(nn)         Any Case Milestone shall fail to be satisfied on or before the date required therefor or, with respect to any of the foregoing timelines, any such later date as consented to in writing by the Company Parties (as defined in the Restructuring Support Agreement) and the Supporting Creditors (as defined in the Restructuring Support Agreement); and

(oo)          The Restructuring Support Agreement as in effect on the date hereof shall have been terminated by any party thereto at any time; provided that this provision shall not apply if the Supporting Creditors still hold at least 66.7% of each of the Super HoldCo 1L Claims and the RCF Claims and at least 50.1% of the OpCo 2028 Term Loan Claims under the Restructuring Support Agreement.

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Section 7.2.             Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent or Collateral Agent may, or at the direction of the Requisite Lenders shall take any of the following actions: (i) upon notice to the Borrower, declare the Amortization Date to have occurred, whereupon the Revolving Commitments shall terminate, Advances shall cease and the Amortization Date shall forthwith occur, and the Borrower Obligations (including all accrued and unpaid interest (including Shortfall Interest)) shall immediately become forthwith due and payable, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(i) with respect to the Borrower or the U.S. Intermediate Transferor, the Amortization Date shall automatically occur, the Revolving Commitments shall automatically terminate and the Borrower Obligations (including all accrued and unpaid interest (including Shortfall interest)) shall immediately become forthwith due and payable, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, (ii) deliver the Notices of Exclusive Control, (iii) notify Obligors of the Collateral Agent’s and Lenders’ interest in the Pool Receivables and other Collateral and (iv) notify Obligors of the Borrower’s interest in the Pool Receivables and other Collateral and exercise all rights available to it under the Transaction Documents. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, Collateral Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of the Amortization Date shall result in the termination of the Advances under this Agreement, and, although it may change the rate of Interest and the handling and application of Collections pursuant to Article II, it shall not accelerate or permit the Administrative Agent or any Lender to accelerate, the due date for any amount payable under any Pool Receivable or under the Transaction Documents.

Section 7.3.             Application of Proceeds. During the continuance of an Amortization Event, the Administrative Agent (acting at the direction of the Requisite Lenders) may apply any and all payments received, all funds from time to time on deposit in a Collection Account or the Facility Account, and all proceeds received by the Administrative Agent or the Lenders in respect of any Borrower Obligations, in accordance with Section 2.2(a).

ARTICLE VIII.

INDEMNIFICATION

Section 8.1.             Indemnities by Borrower. (a) Without limiting any other rights that the Administrative Agent, the Collateral Agent or any of the Lenders may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, the Collateral Agent, the Lenders and their respective successors, permitted assigns, officers, directors, agents and employees (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, fees, reasonable and documented costs and expenses and for all other amounts payable (including without limitation any fees or reasonable and documented expenses (including out-of-pocket attorneys’ fees and expenses and court costs) incurred by any Indemnified Party in enforcing the indemnity), including reasonable and documented fees and disbursements of (w) one firm of legal counsel to the Lenders, taken as a whole, (x) one firm of legal counsel to the Administrative Agent and the Collateral Agent, (y) where reasonably required by the Lenders, Administrative Agent or the Collateral Agent, one firm of local counsel in each applicable jurisdiction and (z) in the case of an actual or perceived conflict of interest, another firm of legal counsel (and of local counsel) in each relevant jurisdiction for each affected Indemnified Party (all of the foregoing being collectively referred to as “Indemnified Amounts”) asserted against or incurred by any of them arising out of or as a result of this Agreement, the other Transaction Documents, any agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder, the enforcement or protection of its rights, the acquisition, either directly or indirectly, by the Administrative Agent, the Collateral Agent or any Lender of an interest in the Pool Receivables or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether an Indemnified Party is a party thereto excluding, however, in all of the foregoing instances (the following exclusions, the “Indemnification Exclusions”):

(a)            Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction determines that such Indemnified Amounts have resulted from gross negligence, bad faith, fraud or wilful misconduct on the part of such Indemnified Party seeking indemnification (but any Indemnified Party shall be entitled to indemnification of all amounts incurred prior to any such determination; provided that the Indemnified Party shall be required to return such amounts upon such determination);

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(b)            recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor;

(c)            Indemnified Amounts to the extent resulting from a material breach by the Indemnified Party in respect of its obligations under any Transaction Documents;

(d)            Indemnified Amounts to the extent that such Indemnified Amounts resulted from disputes between or among Indemnified Parties not involving the Borrower or any Trinseo Party;

(e)            Indemnified Amounts representing any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith other than in respect of any such special, punitive, indirect or consequential damages incurred or paid by an Indemnified Party to a third party and to which such Indemnified Party is otherwise entitled to indemnification pursuant to this Section 8.1; or

(f)            Taxes (which shall be governed by Sections 8.3 and 8.5) other than (i) any Taxes that represent losses, claims, damages or other liabilities arising from any non-Tax claim and (ii) Taxes enumerated in clause (j) below;

provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or limit the recourse of the Administrative Agent, the Collateral Agent or the Lenders to the Borrower for amounts otherwise specifically provided to be paid by the Borrower under the terms of the Transaction Documents. For the avoidance of doubt, to the extent that any Purchase and Sale Agreement, Servicing Agreement or the U.S. Intermediate Transfer Agreement or another agreement imposes any obligation on an Originator or the U.S. Intermediate Transferor with respect to any Indemnified Amount, such Indemnified Amount shall not include any losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor.

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Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Pool Receivables, regardless of whether reimbursement therefor would constitute recourse to the Borrower) to the extent relating to or resulting from:

(a)            any representation or warranty made by the Borrower (or if applicable, any Trinseo Party) (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false, incorrect or misleading when made or deemed made, and such false representation, warranty or certification (if curable, including the repurchase of any Receivable in accordance with the applicable Purchase and Sale Agreement) shall remain incorrect for a period of 15 Business Days;

(b)            (A) the failure by any Trinseo Party to comply with any applicable Law with respect to any Pool Receivable or Contract related thereto, (B) the nonconformity of any Pool Receivable or Contract related thereto with any such applicable Law or (C) any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(c)            any failure of any Trinseo Party to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is party that is related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy with regards to each Pool Receivable;

(d)            any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods, insurance or services that are the subject of any Contract or any Pool Receivable;

(e)            any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)) or any other claim resulting from the sale of the goods or service related to such Receivable or the furnishing or failure to furnish such goods or services;

(f)            the commingling of Collections of Pool Receivables at any time with other funds;

(g)            any claim brought by any Person arising from any activity by any Trinseo Party in servicing, administering or collecting any Pool Receivable;

(h)            any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any Pool Receivable and the Related Security and Collections with respect thereto from any Originator or the U.S. Intermediate Transferor, as applicable, free and clear of any Adverse Claim, or any failure of the Borrower to give reasonably equivalent value to the applicable Originator under the Purchase and Sale Agreement or the U.S. Intermediate Transferor under the U.S. Intermediate Transfer Agreement or, in each case, any attempt by any Person to void such sale or contribution under statutory provisions or common law or equitable action;

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(i)             any failure to vest and maintain vested in the Collateral Agent (for the benefit of the Secured Parties) a valid and perfected first priority perfected Security Interest in the Collateral, free and clear of any Adverse Claim;

(j)             the failure by any Trinseo Party to pay when due any Taxes, including, without limitation, sales, excise or personal property Taxes;

(k)            any action or omission by any Trinseo Party which reduces or impairs the rights of the Collateral Agent or the Lenders with respect to any Collateral or the value of any Collateral (other than at the direction of the Collateral Agent or any Lender and except as contemplated by the Transaction Documents); and

(l)            the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included.

(m)           For the avoidance of doubt but without limiting any of the Borrower’s express obligations (including indemnification obligations) under any Transaction Document to which it is a party, there shall be no recourse to any Trinseo Party (other than the Borrower) for the Borrower’s indemnification obligations hereunder other than to the extent expressly provided for in this Agreement or in any other Transaction Document.

Section 8.2.             Indemnities by the Investment Manager.

(a)            Without limiting any other rights that the Administrative Agent, the Collateral Agent or any Lender may have hereunder or under applicable law, the Investment Manager hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, liabilities, fees, reasonable costs and expenses and for all other amounts payable (including without limitation any fees or expenses (including out-of-pocket attorneys’ fees and expenses and court costs) incurred by any Indemnified Party in enforcing the indemnity), including reasonable and documented fees and disbursements of (x) one firm of legal counsel to the Lenders, taken as a whole, (y) one firm of legal counsel to the Administrative Agent and the Collateral Agent and (z) where reasonably required by the Lenders, Administrative Agent or the Collateral Agent, one firm of local counsel in each applicable jurisdiction (all of the foregoing being collectively referred to as “Investment Manager Indemnified Amounts”) asserted against or incurred by any of them arising out of or as a result of the Investment Manager’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances (the following exclusions, the “Investment Manager Indemnification Exclusions”):

(a)            Investment Manager Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Investment Manager Indemnified Amounts resulted from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party seeking indemnification (but any Indemnified Party shall be entitled to indemnification of all amounts incurred prior to any such determination; provided that the Indemnified Party shall be required to return such amounts upon such determination);

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(b)            Investment Manager Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor;

(c)            recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor;

(d)            Investment Manager Indemnified Amounts to the extent resulting from a material breach by the Indemnified Party in respect of its obligations under any Transaction Documents;

(e)            Investment Manager Indemnified Amounts to the extent that such Investment Manager Indemnified Amounts resulted from disputes between or among Indemnified Parties not involving the Investment Manager or any Trinseo Party;

(f)            Investment Manager Indemnified Amounts representing any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith other than in respect of any such special, punitive, indirect or consequential damages incurred or paid by an Indemnified Party to a third party and to which such Indemnified Party is otherwise entitled to indemnification pursuant to this Section 8.1; or

(g)            Taxes (other than (i) any Taxes that represent losses, claims, damages or other liabilities arising from any non-Tax claim and (ii) Taxes enumerated in clause (v) below);

provided, however, that nothing contained in this sentence shall limit the liability of the Investment Manager or limit the recourse of the Administrative Agent, the Collateral Agent or the Lenders to the Investment Manager for Collections received by the Investment Manager and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Investment Manager shall indemnify the Indemnified Parties for Investment Manager Indemnified Amounts to the extent relating to or resulting from, subject to the Investment Manager Indemnification Exclusions:

(i)             any representation or warranty made by the Investment Manager (or any officers of the Investment Manager) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false, incorrect or misleading when made or deemed made, subject to any grace or cure periods applicable thereto, other than any incorrect representation or warranty made by a U.S. Originator or U.S. Intermediate Transferor that has been remedied pursuant to Section 7.1(a) of the U.S. Purchase and Sale Agreement and Section 7.1(a) of the U.S. Transfer Agreement;

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(ii)            the failure by the Investment Manager to comply with any applicable Law with respect to the collection of any Pool Receivable or Related Security;

(iii)           any failure of the Investment Manager to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)           the commingling of Collections of Receivables or funds or other assets arising therefrom at any time with other funds; and

(v)            any liability of the Borrower under Section 8.5 to the extent such liability arises out of or as a result of any action by the Investment Manager or any of its Affiliates that causes the Borrower to erroneously make any payment, deduction or withholding with respect to any Tax to any Person other than a Secured Party.

Section 8.3.             Increased Cost and Reduced Return.

(a)            If after the Restatement Date, the Administrative Agent, the Collateral Agent or any Lender shall be charged any fee, expense or increased cost on account of the introduction of or any change after the date hereof in applicable law or in the interpretation of any applicable Law by any Governmental Authority (a “Regulatory Change”): (a) that subjects the Administrative Agent, the Collateral Agent or any Lender to any Taxes, other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and Connection Income Taxes, on its loans, loan principal, letter of credit commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, liquidity requirement, compulsory loan, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of the Administrative Agent, the Collateral Agent or a Lender, or credit extended or any commitments to extend credit by the Administrative Agent, the Collateral Agent or any Lender pursuant to this Agreement or any other Transaction Document, or (c) that imposes any other condition (other than Taxes) the result of which is to increase the cost to the Administrative Agent, the Collateral Agent or any Lender of performing its obligations under the Transaction Documents, or to reduce the rate of return on the Administrative Agent’s, the Collateral Agent’s or any Lender’s capital as a consequence of its obligations under the Transaction Documents, or to reduce the amount of any sum received or receivable by the Administrative Agent, the Collateral Agent or any Lender under any Transaction Document to a level below that which such Administrative Agent, the Collateral Agent or Lender could have achieved but for such Regulatory Change or to require any payment calculated by reference to the amount of interests in Collateral, then, upon demand by the Administrative Agent, the Collateral Agent or such Lender, the Borrower, shall pay to the Administrative Agent, the Collateral Agent or such Lender such amounts as are charged to such Person amounts as may otherwise be necessary to compensate such Person for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased Taxes shall be without duplication of any Taxes payable pursuant to Section 8.5.

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(b)            If a Lender requests compensation under this Section 8.3, then such Lender will, if requested by the Borrower or Investment Manager and at the Borrower’s expense, use commercially reasonable efforts to designate another office of such Lender as the place for the booking and funding of such Lender’s Revolving Commitment and Advances hereunder; provided that such efforts would not, in the good faith judgment of such Lender, be inconsistent with the internal policies of, or otherwise be materially disadvantageous in any legal, economic or regulatory respect to such Lender.

(c)            The Administrative Agent, the Collateral Agent or any Lender claiming compensation under this Section 8.3 shall deliver a certificate to the Borrower and Investment Manager contemporaneously with the demand for payment, setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent, the Collateral Agent or such Lender may use any reasonable averaging and attribution methods.

(d)            With respect to any claim for compensation under this Section 8.3, the Borrower shall not be required to compensate such Lender, the Collateral Agent or the Administrative Agent for any amount incurred more than 270 days prior to the date that such Lender, the Collateral Agent or the Administrative Agent notifies the Borrower and Investment Manager of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)            Any demand for compensation made by any Lender, the Administrative Agent or the Collateral Agent pursuant to this Section 8.3 shall be made only to the extent such Lender, the Administrative Agent or the Collateral Agent (each in its capacity as such) is making similar demand with respect to its similarly situated commercial borrowers under comparable credit facilities.

Section 8.4.             Other Costs and Expenses. The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent and of counsel for the Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (including amounts incurred by the Administrative Agent or the Collateral Agent in connection with certificates, searches and reports ordered by the Administrative Agent or the Collateral Agent with respect to the Trinseo Parties during the term of this Agreement) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section 8.4; provided that, in each case of the foregoing, fees of legal counsel shall be limited to the fees, charges and disbursements of (x) one primary outside counsel to the Administrative Agent and the Collateral Agent, (y) one primary outside counsel to the Lenders (taken as a whole) and (z) if necessary, one local counsel for the Administrative Agent and the Collateral Agent and the Lenders (taken as a whole) in each relevant jurisdiction and one regulatory counsel for the Administrative Agent, the Collateral Agent and the Lenders (taken as a whole) and, in the event of any actual or potential conflict of interest, one additional counsel for each group of similarly situated Lenders or Agents subject to such conflict).

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Section 8.5.             Taxes. (a)

(i)             Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the Administrative Agent or the Investment Manager) requires the deduction or withholding of any Tax from any such payment by the Borrower (or the Administrative Agent or the Investment Manager on its behalf), then the Borrower (or the Administrative Agent or the Investment Manager, as the case may be) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower (or the Investment Manager, as the case may be) shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)            A payment shall not be increased under Section 8.5(a)(i) above in respect of a deduction or withholding on account of Tax imposed by Ireland if:

(A)            on the date on which the payment falls due, the payment could have been made to the relevant Lender without any such deduction or withholding if the Lender had been an Irish Qualifying Lender, but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Treaty or any published practice or published concession of any relevant taxing authority; or

(B)            the relevant Lender is an Irish Treaty Lender and the Borrower is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Section 8.5(i) below.

(b)            Without duplication of other amounts payable by the Borrower (or the Investment Manager) under this Section, the Borrower (or the Investment Manager, on its behalf) shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the written request of the applicable Recipient timely reimburse it for the payment of, any Other Taxes.

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(c)            The Borrower shall indemnify each Recipient, on the first Settlement Date which is at least ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5 (save for any payment falling within Section 8.5(a)(ii))) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate delivered to the Investment Manager (with a copy to the Administrative Agent) as to the amount to be paid to a Recipient shall be conclusive in the absence of manifest error.

(d)            Each Recipient agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable Law, a change in the funding office of such Recipient; provided, however, that nothing contained herein shall obligate any Recipient to take any action that imposes on such Recipient any additional unreimbursed costs or imposes material legal or regulatory burdens, or that would otherwise be disadvantageous to such Recipient. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Recipient in connection with any such action.

(e)            As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 8.5, the Borrower (or the Investment Manager on its behalf) shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            If any Recipient determines, in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this Section 8.5), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower (or the Investment Manager, on its behalf), upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the Recipient be required to pay any amount to the Borrower pursuant to this clause (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower, the Investment Manager or any other Person.

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(g)            Each Lender shall deliver to the Investment Manager and the Administrative Agent, on or prior to the date on which such Lender becomes a party under this Agreement and as otherwise prescribed by applicable Law or reasonably requested by the Investment Manager or the Administrative Agent, such valid, properly completed and duly executed forms, certificates and documentation, along with any applicable attachments prescribed by applicable Law or reasonably requested by the Borrower, the Investment Manager or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding and as will enable the Investment Manager or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, Investment Manager and Administrative Agent, in writing of its legal inability to do so. Each Lender shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Administrative Agent or the Investment Manager, as applicable. Notwithstanding anything to the contrary in this clause (g), the completion, execution and submission of such documentation shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees to indemnify the Administrative Agent for and hold the Administrative Agent harmless from (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes relating to payments by the Borrower to such Lender or such indemnitee arising from such Lender’s failure to comply with Section 8.5(g) or with the provisions of Section 10.7(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Transaction Document, together with any reasonable expenses arising therefrom or with respect thereto, regardless of whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any notice claiming indemnification under this Section 8.5(g) shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 8.5(g).

(h)            If a payment made to the Administrative Agent or any Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such payee shall deliver to the Investment Manager and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Investment Manager or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Investment Manager or the Administrative Agent as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(i)             A Lender which is an Irish Treaty Lender and the Borrower which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Borrower to make that payment without a withholding or deduction on account of Tax imposed by Ireland.

(j)             Each Lender confirms that, as of the date of this Agreement, it is an Irish Qualifying Lender.

(k)            Each Lender which becomes a Lender after the date of this Agreement shall indicate, in the documentation which it executes on becoming a party as a Lender, which of the following categories it falls in:

(i)             not an Irish Qualifying Lender;

(ii)            an Irish Qualifying Lender (other than an Irish Treaty Lender); or

(iii)           an Irish Treaty Lender.

If such a Lender fails to indicate its status in accordance with this Section 8.5(k) then that Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not an Irish Qualifying Lender until such time as it notifies the Borrower which category applies. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Section 8.5(k).

(l)            Each Lender shall promptly notify the Borrower and the Investment Manager if it ceases to be an Irish Qualifying Lender.

(m)           Upon request from the Borrower or the Investment Manager, each Lender shall promptly provide such information as shall be requested to enable the Borrower to comply with the provisions of sections 891A, 891E, 891F and 891G of the Irish Taxes Act (or any regulations made in respect of or in connection with such sections).

(n)            Each party’s obligations under this Section 8.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(o)            Notwithstanding any provision of this Agreement to the contrary (including this Section 8.5), the Borrower shall not be required to make a tax gross up, a tax indemnity payment or an increased interest payment under this Agreement to a specific Lender or Participant (but, for the avoidance of doubt, shall remain required to make a tax gross up, a tax indemnity payment, or an increased interest payment to all other Lenders) in respect of Swiss Withholding Tax due on interest payments under this Agreement as a direct result of such Lender or Participant:

(i)             making an incorrect declaration of its status as to whether or not it is a Swiss Qualifying Lender or a single Swiss Non-Qualifying Lender;

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(ii)            breaching the restrictions regarding transfers, assignments, participations, sub-participation and exposure transfers set forth in Section 10.1; or

(iii)           ceasing to be a Swiss Qualifying Lender (if it had been a Swiss Qualifying Lender) as a result of any reason attributable to such Lender or Participant.

(p)            For certain payments made pursuant to this Agreement, the Administrative Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Administrative Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Administrative Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments”. All parties to this Agreement shall provide and executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Administrative Agent prior to closing, and shall promptly update any such form to the extent such form expires or becomes inaccurate in any respect because of a change in circumstances. The Administrative Agent shall have the right to request from any party to this Agreement, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this clause (p) are not provided prior to or by the time the related payment is required to be made or are determined by the Administrative Agent to be incomplete and/or inaccurate in any respect, the Administrative Agent shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payments.

ARTICLE IX.

THE AGENTS

Section 9.1.             Appointment.

(a)            Each Lender hereby irrevocably designates and appoints GLAS USA LLC as Administrative Agent hereunder, and GLAS AMERICAS LLC as Collateral Agent hereunder, and authorizes each of the Administrative Agent and Collateral Agent to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or Collateral Agent, as the case may be, by the terms of the Transaction Documents to which the Administrative Agent or Collateral Agent is a party. The Lenders hereby authorize, empower and direct each of the Administrative Agent and Collateral Agent to execute and deliver on their behalf the Transaction Documents and all related agreements, documents or instruments as shall be necessary or appropriate as determined by the Lenders in good faith and in the forms presented to the Administrative Agent or Collateral Agent, as the case may be, as of the date hereof in order to effectuate the purposes of the Transaction Documents and any such other related agreements, documents and instruments. Each of the Lenders hereby acknowledges that it has received a copy of the Transaction Documents and agrees that it will be bound by and will take no actions contrary to the provisions of the Transaction Documents to the extent then in effect. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, neither the Administrative Agent nor the Collateral Agent shall have (i) any duties or responsibilities, except those expressly set forth herein, or (ii) any fiduciary relationship with any Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or Collateral Agent shall be read into the Transaction Documents or otherwise exist against the Administrative Agent or Collateral Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights granted to the Administrative Agent and Collateral Agent in the Transaction Documents shall not be construed as duties.

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(b)            In performing its functions and duties hereunder, each of the Administrative Agent and Collateral Agent shall act solely as the Administrative Agent or Collateral Agent, as the case may be, of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Trinseo Parties or any of their respective successors and assigns.

(c)            The Lenders party hereto hereby direct each of the Administrative Agent and the Collateral Agent to execute and deliver the Transaction Documents to which it was a party on the Restatement Date. It is hereby expressly acknowledged and agreed that, in taking the foregoing actions, neither the Administrative Agent nor the Collateral Agent is responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Transaction Documents, each of the Administrative Agent and Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(d)            The Administrative Agent hereby represents and warrants that it is a “U.S. person” and a “financial institution” and that it will comply with any “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii).

(e)            Without limiting any other rights of the Collateral Agent under this Agreement or any other Transaction Document, in relation to Swiss Collateral Documents:

(i)             the Collateral Agent holds (A) any Security Interest constituted by such Swiss Collateral Document (but only in relation to an assignment or any other non-accessory (nicht akzessorische) Security Interest), (B) the benefit of this paragraph (i) and (C) any proceeds of such Security Interest, as indirect representative (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such Security Interest in accordance with this Agreement and the respective Swiss Collateral Documents;

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(ii)            each present and future Secured Party hereby authorizes the Collateral Agent, acting for itself and in the name and for the account of such Secured Party as its direct representative (direkter Stellvertreter) (A) to accept any Swiss law pledge or any other Swiss law accessory (akzessorische) Security Interest made or expressed to be made to such Secured Party in relation to the Swiss Collateral Documents, to hold, administer and, if necessary, enforce any such Security Interest on behalf of each relevant Secured Party which has the benefit of such Security Interest, (B) to agree to amendments and alterations to any Swiss Collateral Document which creates a pledge or any other Swiss law accessory (akzessorische) Security Interest, (C) to effect any release of a Security Interest created under a Swiss Collateral Document in accordance with this Agreement and (D) to exercise such other rights granted to such Secured Party and/or the Collateral Agent hereunder or under the relevant Swiss Collateral Documents.

Section 9.2.             Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under the applicable Transaction Documents by or through agents or attorneys-in-fact or their respective Affiliates or related parties and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory and indemnification provisions of this Article IX shall apply to any such Affiliate, related party, agent and attorney-in- fact and to their respective Affiliates and related parties, and shall apply, without limitation, to their activities as the Administrative Agent or Collateral Agent, as the case may be. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3.             Exculpatory Provisions.

(a)            Neither the Administrative Agent, the Collateral Agent, nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken (including the making of (or omitting to make) any determination, calculations, selection, request or providing any approval or consent or enter into any amendments, modifications or supplements) by it or any Person under or in connection with this Agreement or any other Transaction Document (except to the extent that any of the foregoing are found by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct; provided that no action taken or not taken in accordance with the directions of the Requisite Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence, bad faith or willful misconduct) or (ii) responsible in any manner to any of the Lenders for (A) any recitals, statements, representations or warranties made by any Trinseo Party or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, instrument, statement or other document referred to or provided for in, or received by the Agents or Lenders under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated herein or therein, (B) the value, validity, effectiveness, genuineness, enforceability, execution, collectability or sufficiency of this Agreement or any other Transaction Document or for any failure of any Trinseo Party party thereto to perform its obligations hereunder or thereunder, (C) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent, as applicable, (D) the financial condition or business affairs of any Trinseo Party or any other Person liable for the payment of any Borrower Obligations or (E) the attachment, creation or perfection of the Liens granted or purported to be granted in the Collateral pursuant hereto or the continuation or amendment of any financing statements filed to perfect the Liens in the applicable Collateral (other than to the extent expressly directed by the Requisite Lenders in accordance with this Agreement and the other Transaction Documents).

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(b)            Neither the Administrative Agent nor the Collateral Agent shall (a) be subject to any fiduciary or other implied duties, regardless of whether an Amortization Event or Potential Amortization Event has occurred or is continuing, or a Facility Termination Date has occurred, or (b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent or Collateral Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Transaction Document or Requirement of Law. Each of the Administrative Agent and Collateral Agent shall be entitled to refrain from taking any discretionary action unless and until it shall have received instructions from the Requisite Lenders, and neither the Administrative Agent nor the Collateral Agent shall incur any liability to any Person by reason of so refraining and if, in performing its duties under this Agreement, the Administrative Agent or Collateral Agent is required to decide between alternative courses of action or has received conflicting directions or any other directions from Requisite Lenders, which instructions may be given in email or other writing as requested by the Administrative Agent or Collateral Agent, as the case may be, each of the Administrative Agent and Collateral Agent may refrain from taking any action until it receives instructions from the Requisite Lenders.

(c)            The Agents shall not be under any obligation to any Lender (i) to ascertain or to inquire as to the observance or performance of any of the agreements, terms, covenants or provisions contained in, or conditions of, this Agreement or any other Transaction Document, (ii) to inspect the properties, books or records of any Trinseo Party, (iii) to ascertain or to inquire as to the use of the proceeds of the Advances, (iv) to ascertain or to inquire as to the existence or possible existence of any Amortization Event, Potential Amortization Event or Facility Termination Date, (v) to ascertain or to inquire as to any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (vi) to ascertain or to inquire as to the contents of any certificate, report or other document delivered hereunder or under any Transaction Documents or in connection herewith or therewith, (vii) to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created under this Agreement, (viii) to ascertain or to inquire as to the value or the sufficiency of any Collateral, (ix) to ascertain or to inquire as to the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent or (x) to ascertain or inquire as to whether any prospective assignee is an Affiliate of a Lender, or (xi) to make any disclosures with respect to the foregoing or otherwise relating to any Trinseo Party unless expressly required herein. The only obligation of the Administrative Agent or Collateral Agent with respect to any notice, certificate, report or other document delivered to it is to deliver a copy of the same to the Lenders. Neither the Administrative Agent nor the Collateral Agent shall have any liability or responsibility to review the contents of any such notice, certificate, report or other document or to take action in connection therewith absent a direction of the Requisite Lenders in accordance with this Agreement. It is expressly agreed and acknowledged that neither the Administrative Agent nor the Collateral Agent is guaranteeing performance of the obligations of the Trinseo Parties or other parties hereto or any parties to the Collateral. Anything contained herein to the contrary notwithstanding, neither the Administrative Agent nor the Collateral Agent shall have any liability arising from confirmations of the amount of outstanding Advances or the component amounts thereof. Additionally, neither the Administrative Agent nor the Collateral Agent shall have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information to any potential Lender in the absence of such Agent’s gross negligence, bad faith or willful misconduct. For the avoidance of doubt, neither the Administrative Agent nor the Collateral Agent shall be obligated to calculate or confirm the calculations of any Unused Facility Fee, or any covenants set forth herein or the other Transaction Documents or in any of the financial statements of the Trinseo Parties.

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(d)            The powers conferred on the Administrative Agent and the Collateral Agent under the Transaction Documents are solely to protect each of the Administrative Agent’s and Collateral Agent’s interest in the Collateral, shall not impose any duty upon it to exercise any such powers and are subject to the provisions of this Agreement. The Administrative Agent and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall have no responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral and shall be relieved of all responsibility for the Collateral upon surrendering it to the Borrower. The Collateral Agent shall not be required to take any action to protect against any diminution in value of the Collateral.

(e)            Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to (i) make or give any determination (including whether a matter is satisfactory to the Administrative Agent or Collateral Agent, or whether to deem a matter necessary, desirable, proper or advisable), agreement, consent, approval, request, notice, consultation, designation, appointment, election, judgment or direction, (ii) file, record or prepare any UCC financing or continuation statements or similar documents or instruments in any jurisdiction for purposes of creating, perfecting or maintaining any Lien or security interest, (iii) make any inspection or (iv) release or sell Collateral or otherwise exercise any rights or remedies of a secured party (including voting rights), in each case, without the written direction of the Requisite Lenders. For the avoidance of doubt, the Collateral Agent shall not be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments, provided, however, that if instructed by the Requisite Lenders and at the expense of the Borrower, the Collateral Agent shall arrange for the filing and continuation, of financing statements or other filing or recording documents or instruments (collectively, the “Financing Statements”) for the perfection of security interests in the Collateral; provided, that, the Collateral Agent shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such Financing Statements, all of which shall be provided in writing to the Collateral Agent by the Requisite Lenders including the jurisdictions and filing offices where the Collateral Agent is required to file such Financing Statements.

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(f)            Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent or Collateral Agent under the terms of this Agreement and the other Transaction Documents, each of the Administrative Agent and Collateral Agent may seek the written direction of the Requisite Lenders (which written direction may be in the form of an e-mail), and each of the Administrative Agent and Collateral Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. Neither the Administrative Agent nor the Collateral Agent shall be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If either the Administrative Agent or Collateral Agent shall request such direction with respect to any action, such Agent shall be entitled to refrain from such action unless and until the Administrative Agent or Collateral Agent shall have received such direction, and neither the Administrative Agent nor Collateral Agent shall incur liability to any Person by reason of so refraining. Any provision of this Agreement or the other Transaction Documents authorizing the Administrative Agent or Collateral Agent to take any action shall not obligate the Administrative Agent or Collateral Agent to take such action.

(g)            In no event shall the Collateral Agent have any duty, responsibility, obligation or liability with respect to monitoring the Collateral or the condition thereof, or with respect to the perfection of any security interest or the maintenance of any perfection or priority.

(h)            In acting under the Transaction Documents to which it is a party, each of the Administrative Agent and Collateral Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in this Agreement.

(i)             Neither the Administrative Agent nor the Collateral Agent shall be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder or under the other Transaction Documents (including, but not limited to, no obligation to grant any credit extension or to make any advance hereunder). Before acting hereunder, the Administrative Agent and Collateral Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine are appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. Neither the Administrative Agent nor the Collateral Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics or pandemics, government-mandated closures, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters. In no event shall the Administrative Agent or the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if such Agent has been advised of the possibility of such damages and regardless of the form of action.

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(j)             Each of the Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders (and shall not be liable for any loss or expense that arises as a result of its failure to act while awaiting such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(k)            The Administrative Agent and the Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Administrative Agent or Collateral Agent in good faith thereon.

(l)             Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein.

(m)           The Administrative Agent shall have no responsibility for interest or income on any funds held by it under the Transaction Documents and any funds so held shall be held uninvested pending distribution thereof.

(n)            The Lenders and any transferees or assignees after the Restatement Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

(o)            Notwithstanding any other provision of the Transaction Documents and without limiting the generality of the foregoing provisions, neither the Administrative Agent nor the Collateral Agent shall have any duty, liability or obligation to any party to this Agreement with respect to Receivables or with respect to the proceeds thereof, other than with respect to the standard of care applicable to the Collateral required under Section 9.3(d). The Lenders agree to provide any such direction requested by the Administrative Agent or Collateral Agent within two (2) Business Days of request therefor.

(p)            Neither the Administrative Agent nor the Collateral Agent shall have any liability for any failure, inability or unwillingness on the part of any Trinseo Party to provide accurate and complete information on a timely basis to the Administrative Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and neither such Agent shall have any liability for any inaccuracy or error in the performance or observance on the Administrative Agent’s or Collateral Agent’s part of any of its duties hereunder or under the other Transaction Documents that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

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(q)            For purposes of clarity, phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent receiving written direction from the Requisite Lenders, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Transaction Document shall impose a duty on the Administrative Agent to make any such determination or take any action independent of such written direction from the Requisite Lenders). For purposes of clarity, phrases such as “satisfactory to the Collateral Agent,” “approved by the Collateral Agent,” “acceptable to the Collateral Agent,” “as determined by the Collateral Agent,” “in the Collateral Agent’s discretion,” “selected by the Collateral Agent,” “elected by the Collateral Agent,” “requested by the Collateral Agent,” and phrases of similar import that authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Collateral Agent receiving written direction from the Requisite Lenders, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Transaction Document shall impose a duty on the Collateral Agent to make any such determination or take any action independent of such written direction from the Requisite Lenders).

(r)            Each of the Administrative Agent and Collateral Agent hereby disclaims any representation or warranty to the Lenders concerning and shall have no responsibility to Lenders for the existence, priority or perfection of the Liens and security interests granted hereunder or under any Transaction Document or in the value of any of the Collateral and shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Collateral Agent makes no representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Borrower to the Collateral, as to the security afforded by this Agreement or any other Transaction Document. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall not have any duty to the Lenders as to any Collateral in its possession or in the possession of someone under its control or in the possession or control of any agent or nominee of such Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be under an obligation independently to request or examine insurance coverage with respect to any Collateral. The Collateral Agent shall not be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of the Borrower or any other party selected by the Administrative Agent, the Collateral Agent or the Requisite Lenders with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral and shall not be required to monitor the performance of any such Persons holding Collateral.

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(s)            The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, ABR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions unrelated to this Agreement that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Investment Manager or the Borrower. The Administrative Agent may (i) select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, or any other Benchmark, Benchmark Replacement or Benchmark Replacement Adjustments, and to make any Conforming Changes, in each case pursuant to the terms of this Agreement, (ii) shall have no liability to the Borrower, any Lender, any Trinseo Party or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service and (iii) in making any determination as to the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, or any other Benchmark, Benchmark Replacement or Benchmark Replacement Adjustment, or the making of any Conforming Changes, shall be entitled to request and rely on direction from the Requisite Lenders prior to ascertaining or making such determination.

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Section 9.4.             Reliance by the Agent and the Lenders

(a)            Each of the Agents and the Lenders shall in all cases be entitled to rely, and shall be fully protected in relying, upon (and shall not be liable for so relying upon in the absence of bad faith, gross negligence or willful misconduct) any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, electronic transmission, order or other document or conversation believed by it to be genuine and correct and to have been signed (whether manual, facsimile, .pdf or other electronic signature), sent or made (or authenticated) by the proper Person or Persons, and shall be entitled to presume the genuineness and due authority of any signature (whether manual, facsimile, .pdf or other electronic signature) appearing thereon, and upon advice and statements of legal counsel (including, without limitation, counsel to the Trinseo Parties), independent accountants and other experts selected by such Agent or such Lender. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Each of the Administrative Agent and Collateral Agent may request instructions from the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents) prior to taking any action or enter into any amendments, modifications or supplements, making any determination (including as to whether any agreement, document or instrument is in form and substance satisfactory to such Agent), making any calculation (which shall be computed by the Requisite Lenders), sending any notice, making a selection or request (including failing to make a selection or request), exercising any voting rights or powers (including failing to exercise any voting rights or powers) or providing any consent or approval (including failing to provide any consent or approval) in connection with this Agreement or any of the other Transaction Documents and may refrain (and shall incur no liability from so refraining) from taking or omitting to take any act or making any such determination, calculation, selection, request, exercising such voting rights or powers or providing such notice, approval or consent or entering into or any amendments, modifications or supplements until it receives such instruction (or calculation, as applicable) from the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents), in each case as it reasonably deems appropriate (and until such instructions and indemnity, as applicable, are received, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) act, or refrain from acting, as it deems advisable in good faith in the interests of the Lenders). Each of the Administrative Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Advances. Notwithstanding any other provisions set forth in this Agreement or any other Transaction Documents, each Agent shall not be required to take any action that is in its opinion contrary to applicable Law (including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law (or any similar laws)) or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law (or any similar laws) or the terms of any of the Transaction Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability. Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement or funding its Advances, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by any Agent, the Requisite Lenders or Lenders, as applicable on the Restatement Date or as of, or prior to, the date of funding such Advance. On any applicable date of determination, upon request, the Administrative Agent shall be required to calculate whether a particular group of Lenders constitutes the Requisite Lenders. The Administrative Agent shall not be required to remit payments, the proceeds of Collateral or any other funds to the Lenders or any other Secured Parties herein other than in accordance with the Transaction Documents.

(b)            Any action taken by the Administrative Agent or Collateral Agent in accordance with Section 9.4(a) shall be binding upon all Lenders.

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Section 9.5.             Notice of Amortization Events. The Agents and the Lenders shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, or the Facility Termination Date, unless such Lender or an officer of such Agent in the corporate trust department who is responsible for this Agreement, as the case may be, has received written notice from another party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder, or a Facility Termination Date has occurred, and describing such event. In the event that an Agent or one of the Lenders receives such a notice, it shall promptly give notice thereof to the other Lenders. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by the Requisite Lenders (or, if so specified by this Agreement, all Lenders or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Amortization Event, Potential Amortization Event or Facility Termination Date, as it shall deem advisable in good faith in the interests of the Lenders.

Section 9.6.             Non-Reliance on the Agents or Other Lender. Each of the Lenders expressly acknowledges that the Agents, the other Lenders, and the respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates of any of the foregoing has made no representations or warranties to it and that no act by the Agents or any other Lender hereafter taken, including, without limitation, any review of the affairs of the Trinseo Parties or any of their Affiliates, shall be deemed to constitute any representation or warranty by any Agent or such other Lender. Each of the Lenders also represents and warrants to the Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Trinseo Parties and their Affiliates and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon any of the Agents or the other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Trinseo Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent, the Agents, the Lenders and the respective Affiliates of the foregoing, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Trinseo Parties which may come into the possession of such Person or any of its respective officers, directors, managers, employees, agents, advisors, attorneys-in-fact or affiliates.

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Section 9.7.             Indemnification of the Agents. The Lenders severally agree to indemnify each Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (to the extent not timely reimbursed by the Trinseo Parties and without limiting the obligation of the Trinseo Parties to do so), ratably in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against such Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or such Person, as the case may be, as finally determined by a court of competent jurisdiction; provided, however, no action taken or not taken in accordance with the directions of the Requisite Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence, bad faith or willful misconduct). Without limiting the generality of the foregoing, if any amount shall be payable by the Collateral Agent to a Collection Bank under a Control Agreement, including without limitation any amounts for the fees, expenses or indemnities of a Collection Bank, or if a Collection Bank shall otherwise make any claim upon the Collateral Agent under such agreement, then each Lender shall be jointly and severally liable to pay such amount to the Collateral Agent promptly and in any event within five (5) days of demand therefor from the Collateral Agent, and the Collateral Agent shall not be required to demand payment of such amount from the Borrower prior to demanding payment of such amount from the Lenders. To the extent the Borrower (or the Investment Manager, on behalf of the Borrower) for any reason, fails to indefeasibly pay any amount required to be paid to the Administrative Agent or the Collateral Agent under Section 8.1, Section 8.2 or Section 8.4 of this Agreement, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such pro rata share.

Section 9.8.             Each Agent in Its Individual Capacity. Each Agent in its individual capacity and the affiliates thereof may make loans to, accept deposits from and generally engage in any kind of business with the Trinseo Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Advances, if any, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity, if applicable.

Section 9.9.             Successor Administrative Agent; Successor Collateral Agent.

(a)            The Administrative Agent and Collateral Agent may at any time give no less than thirty (30) days’ written notice of its resignation to the Lenders and the Investment Manager. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with, prior to the occurrence of an Amortization Event, the consent of the Investment Manager, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent and Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Lenders) (the “Resignation Closing Date”), then the retiring Administrative Agent and Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent meeting the qualifications set forth above. If no such successor shall have been so appointed by the Requisite Lenders within sixty (60) days after the retiring Administrative Agent’s and Collateral Agent’s giving of notice of resignation, the departing Administrative Agent and Collateral Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent and Collateral Agent.

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(b)            Upon resignation or replacement of any Administrative Agent and Collateral Agent in accordance with this Section 9.9, the retiring Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be directed by the Requisite Lenders to give effect to its replacement by a successor Administrative Agent and Collateral Agent. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent under this Agreement.

(c)            If an Insolvency Proceeding is initiated by or against the Person serving as Administrative Agent or Collateral Agent, or if the Administrative Agent or Collateral Agent is generally unable to pay its debts as they come due or admits in writing its inability to pay its debts they become due or makes a general assignment for the benefit of creditors, then the Requisite Lenders may, to the extent permitted by applicable law, by written notice in writing to the Investment Manager and such Person remove such Person as Administrative Agent or Collateral Agent, as the case may be, and, in consultation with the Investment Manager, appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within sixty (60) days after delivery of such notice (or such earlier day as shall be agreed by the Lenders) (the “Removal Closing Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Closing Date and the Requisite Lenders may petition a court of competent jurisdiction to appoint a successor Administrative Agent and Collateral Agent.

(d)            With effect from the Resignation Closing Date or the Removal Closing Date (as applicable), (1) the retiring or removed Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Collateral Agent under any of the Transaction Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security in a custodial capacity only until such time as a successor Collateral Agent is appointed or such Administrative Agent may deposit such security with a court of competent jurisdiction (at the expense of Lenders)) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent and Collateral Agent, all payments, communications and determinations to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Closing Date or the Removal Closing Date, as applicable), and the retiring or removed Administrative Agent and Collateral Agent shall be discharged from all of their duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s and Collateral Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of Article VIII and this Article IX shall continue in effect for the benefit of such retiring or removed Administrative Agent and Collateral Agent, their sub agents and their respective officers, directors, managers, employees, agents, advisors, attorneys-in-fact or affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable.

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(e)            Any Person into which the Administrative Agent or Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the corporate trust services business of the Administrative Agent or Collateral Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

Section 9.10.           UCC Filings. Each of the Lenders hereby expressly recognizes and agrees that the Collateral Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under each Purchase and Sale Agreement and the U.S. Intermediate Transfer Agreement in order to perfect their respective interests in the Pool Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Lenders and that such listing will not affect in any way the status of the Lenders as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Article IX.

Section 9.11.           [Reserved].

Section 9.12.           Erroneous Payments.

(a)            If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Prime Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)            Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)             (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Advances to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Trinseo Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Trinseo Party for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

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(g)            Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE X.

ASSIGNMENTS; PARTICIPATIONS

Section 10.1.           Assignments and Transfer of Commitments. Each Lender shall have the right at any time or times to assign or transfer, without recourse, all or a portion of (a) that Lender’s Revolving Commitments, and (b) all or a portion of the Advances made by that Lender; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

(a)            Agreement; Transfer Fee. Unless the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (A) shall remit to the Administrative Agent, for its own account, an administrative fee of three thousand five hundred 00/100 Dollars ($3,500.00) and (B) shall cause the transferee to execute and deliver to the Borrower, the Investment Manager, the Administrative Agent and each Lender an Assignment Agreement, in the form of Exhibit V attached hereto and made a part hereof (an “Assignment Agreement”) together with the consents thereto in writing.

(b)            Consent. Except for an assignment by a Lender to an Affiliate of such Lender, any other Lender or any Affiliate of such other Lender, each such assignment shall require the prior written consent of the Borrower and Investment Manager (such consent not to be unreasonably withheld, conditioned or delayed) and, in the case of any partial assignment (other than to an Affiliate of the transferor Lender), the prior written consent of the Requisite Lenders; provided, however, that (x) such consent of the Borrower and Investment Manager shall not be required if an Amortization Event has occurred and is continuing and (y) such consent of the Requisite Lenders shall not be required for an assignment of all (but not less than all) of a Lender’s Revolving Commitment and Advances to any Person that is not an Affiliate of the transferor Lender.

Upon satisfaction of the requirements of this Section 10.1, including the payment of the fee and the delivery of the documents set forth above and the recording of the transfer or assignment in the Register, (A) the transferee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (B) if the transferor transfers all of its interest, the transferor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and shall have no further rights or obligations under or in connection herewith, and (C) the signature pages hereof and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

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Notwithstanding anything to the contrary in this Article X, the prior written consent of the Borrower and Investment Manager shall, so long as no Amortization Event has occurred and is continuing, be required for an assignment or participation to any assignee or Participant that is a Swiss Non-Qualifying Lender; provided that such a consent shall not be unreasonably withheld or delayed and in any event, such consent shall be deemed given if any of the Borrower or Investment Manager, as applicable, does not give its written decision within 10 Business Days after a request for such consent from the Administrative Agent. For the avoidance of doubt, if any of the Borrower or Investment Manager determines in its reasonable discretion that any assignment or participation would result in noncompliance with the Swiss Non-Bank Rules and/or that the number of Lenders and Participants under this Agreement that are Swiss Non-Qualifying Lenders would exceed the number of ten, then such Borrower’s or Investment Manager’s objection to such assignment or participation shall be deemed to be reasonable.

In the event of a transfer, assignment, novation or amendment of the rights and/or the obligations under this Agreement and any other Transaction Documents, all security interests, guarantees and privileges created under or in connection with the Transaction Documents shall automatically and without any formality be preserved for the benefit of the Collateral Agent, the transferee and the other Secured Parties for the purpose of the provisions of articles 1278 to 1281 of the Luxembourg Civil Code or any other purposes.

Section 10.2.           The Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment Agreement delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Commitment, Percentage, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, with respect to such information, and the Borrower, Investment Manager, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, Investment Manager or any Lender at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Advances under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.

Section 10.3.           Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment Agreement, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

(a)            Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto;

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(b)            The assigning Lender makes no representation or warranty and assumes no responsibility of the financial condition of any Trinseo Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of the Borrower to the Lenders, or the performance or observance by any Trinseo Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of the Borrower to the Lenders or any of their obligations under this Agreement or any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto;

(c)            Such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment Agreement;

(d)            Such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(e)            Such assignee appoints and authorizes the Administrative Agent and the Collateral Agent, as applicable, to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents to which the Administrative Agent or the Collateral Agent is a party as are delegated to the Administrative Agent or the Collateral Agent by the terms hereof or thereof;

(f)            Such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

(g)            Such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement.

Section 10.4.           No Assignment to Borrower. No such assignment shall be made to the Borrower.

Section 10.5.           No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

Section 10.6.           No Assignment to the Parent Guarantor. No such assignment shall be made to the Parent Guarantor or any of its Affiliates.

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Section 10.7.           Participations. Each Lender shall have the right at any time or times, without the consent of any other party, to sell one or more participations or sub-participations to one or more assignees, in all or any part of that Lender’s Revolving Commitment and Advances made by that Lender other than to a natural Person.

(a)            Rights Reserved. In the event any Lender shall sell any participation or sub-participation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrower the Transaction Documents and any and all other documents in connection therewith) and duties pursuant to the Transaction Documents and any and all other documents in connection therewith, including, without limitation, that Lender’s right to approve any waiver, consent or amendment pursuant to Section 12.1; provided, however, any such participation shall be in a minimum amount of two hundred fifty thousand and 00/100 Dollars ($250,000.00) and (b) any agreement or instrument pursuant to which a Lender sells such a participation may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (viii) of the first proviso to Section 12.1(b) that directly that affects such Participant. The Borrower and Investment Manager hereby acknowledges and agrees that the participant under each participation (the “Participant”) shall for purposes of Sections 8.3 and 8.5 be considered to be a “Lender”. Except as otherwise set forth herein, no participant shall have any rights or obligations hereunder, the Borrower, Investment Manager and the Administrative Agent shall continue to deal solely and directly with the Lenders in connection with the Lenders’ rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 8.5 (subject to the requirements and limitations therein, including the requirements under Sections 8.5(e), 8.5(g), 8.5(i), 8.5(j), 8.5(k), 8.5(l) and 8.5(m) (it being understood that the documentation required under Sections 8.5(e), 8.5(g) and 8.5(i) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.1; provided that such Participant (A) agrees to be subject to the provisions of Section 8.5(d) as if it were an assignee under Section 10.1; and (B) shall not be entitled to receive any greater payment under Section 8.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any applicable Law or interpretation of any applicable Law by any Governmental Authority that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or Treasury Regulations, including without limitation Section 5f.103-1(c) or under Proposed Section 1.163-5 of the United States Treasury Regulations (or, in each case, any amended or successor version) or such Lender’s compliance with Section 10.8. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b)            No Delegation. No participation shall operate as a delegation of any duty of the seller thereof. Under no circumstances shall any participation be deemed a novation in respect of all or any part of the seller’s obligations pursuant to this Agreement.

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Section 10.8.             Pledge by Lenders. Notwithstanding any other provision of this Article X, any Lender may at any time pledge all or any portion of its interest and rights under the Transaction Documents to any of the federal reserve banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Transaction Documents.

ARTICLE XI.

GRANT OF SECURITY INTEREST

Section 11.1.           Grant of Security Interest.

(a)            In addition to the interests which the Lenders may from time to time acquire pursuant hereto, the Borrower hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a continuing Security Interest in all of the Borrower’s right, title and interest in, to and under all Pool Receivables now existing or hereafter arising, all Related Security, all Collections, each Transaction Account and other rights and payments relating to such Pool Receivables and Related Security, each Transaction Document (other than this Agreement) and all rights, remedies, powers, privileges and claims thereunder or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Transaction Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the collateral assignment and security interest granted to the Collateral Agent under this Agreement, in each case, whether now existing or hereafter arising, and all proceeds of any of the foregoing (collectively, the “Collateral”), to secure the prompt and complete payment of the Borrower Obligations and the performance of all of the Borrower’s obligations under the Transaction Documents. The Collateral Agent is hereby authorized (but not obligated) to file a financing statement in form and substance reasonably satisfactory to the Requisite Lenders naming the Borrower as the debtor and describing the collateral covered thereby as “all assets and the proceeds thereof, whether now existing or hereafter arising.” The Collateral Agent, for the benefit of the Secured Parties, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(b)            Notwithstanding anything to the contrary in this Agreement, any assets that are subject to a continuing and perfected Security Interest granted in (and only for so long as they are subject to) the Swiss Collateral Documents (such assets, the “Subject Swiss Collateral”) shall not constitute Collateral for purposes of this Article XI and such Subject Swiss Collateral is hereby released from any Security Interest created over it prior to the Original Closing Date under this Agreement or any other Transaction Document (other than the Swiss Collateral Documents); provided, that all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, the Subject Swiss Collateral, shall be and at all times constitute “Collateral” and remain subject to the Security Interest created by this Agreement or any other Transaction Document (other than the Swiss Collateral Documents), unless, in each case, such rights independently constitute Subject Swiss Collateral. If, in respect of the Subject Swiss Collateral only, any inconsistency exists between this Article XI or any other Transaction Document (other than the Swiss Collateral Documents) and any provision of the Swiss Collateral Documents, the provisions of the Swiss Collateral Documents shall prevail.

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Section 11.2.           Attachment. The Borrower agrees that the security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon the Borrower acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement. The Borrower acknowledges that (a) value has been given, (b) the Borrower has rights in the Collateral (other than after-acquired Collateral) in which it has granted a security interest hereunder and (c) this Agreement constitutes a “security agreement” as that term is defined in the UCC.

ARTICLE XII.

MISCELLANEOUS

Section 12.1.           Waivers and Amendments.

(a)            No failure or delay on the part of the Administrative Agent, the Collateral Agent or any of the Lenders in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)            No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b), except as set out in Section 1.8. This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by the Borrower, the Investment Manager, the Administrative Agent, the Collateral Agent and the Requisite Lenders; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following:

(i)             waive any of the conditions specified in Sections 4.1 or 4.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders; provided that any Lender may waive any of the conditions specified in Section 4.2 with respect to its own funding of Advances;

(ii)            change the order of priority in which Collections are applied pursuant to Section 2.1;

(iii)           increase any Revolving Commitment of any Lender or subject the Lenders to any additional obligations;

(iv)           extend the scheduled final maturity of any Advance or postpone or extend any Payment Date;

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(v)            reduce the principal amount of any Advance (other than by the payment or prepayment thereof);

(vi)            reduce the rate of interest on any Advance or any fee payable hereunder;

(vii)          reduce or postpone any scheduled date fixed for payment of interest or fees to such Lender;

(viii)         release all or substantially all of the Collateral or subordinate any Lien securing the Borrower Obligations, except in connection with any sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

(ix)            change (directly or indirectly) the definitions of Defaulted Receivable, Eligible Receivable, Facility Limit, Final Payout Date or Required Reserves contained in this Agreement; provided that the foregoing shall not limit the discretion of the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders to change, establish or eliminate any Reserves in its Permitted Discretion; or

(x)             amend this Section 12.1 or the definition of the term “Requisite Lenders.”

Section 12.2.           Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including email, bank wire, facsimile or electronic transmission or similar writing) and shall be given to the other parties hereto at their respective addresses, email addresses or facsimile numbers set forth on Schedule 12.2 hereto or at such other address, email address or facsimile number as such Person may hereafter specify in writing for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile or email, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2.

Section 12.3.           Setoff; Ratable Payments.

(a)            If an Amortization Event shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.

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(b)            The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower, the Investment Manager, the Administrative Agent and the Collateral Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The provisions of this Section 12.3 shall not be construed to apply to any payment made by the Borrower or the Investment Manager pursuant to and in accordance with the express terms of this Agreement.

(c)            If any Lender, whether by setoff or otherwise, has received payments (other than payments received pursuant to Section 8.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such payments, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such payments held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such payment; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4.           Intended Tax Characterization. The parties hereto intend and agree that, for the purposes of all Taxes, each Advance constitutes Indebtedness that is secured by the Pool Receivables, all Related Security and all Collections with respect thereto (the “Intended Tax Characterization”). Except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar provision of state or local tax law), the Lenders and the Borrower hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization.

Section 12.5.           Protection of Ownership and Security Interests.

(a)            The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Collateral Agent (acting at the direction of the Requisite Lenders) may reasonably request, to perfect, protect or more fully evidence the Collateral Agent’s Security Interest (on behalf of the Secured Parties) in the Collateral, or to enable the Collateral Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Collateral Agent (acting at the direction of the Requisite Lenders) may direct the Borrower or the Investment Manager to notify the Obligors of Pool Receivables, at the Borrower’s expense, of the Security Interests of the Collateral Agent (on behalf of the Secured Parties) under this Agreement, and if such notification is not made within ten (10) days after the Collateral Agent has so directed the Borrower and the Investment Manager, the Collateral Agent (acting at the direction of the Requisite Lenders) may make such notification. The Borrower or the Investment Manager (as applicable) shall, at the Collateral Agent’s or any Lender’s request, withhold the identity of the Collateral Agent or such Lender in any such notification.

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(b)            If the Borrower or Investment Manager fails to perform any of its obligations hereunder and the Borrower or the Investment Manager have failed to promptly comply with a request by the Administrative Agent to perform such obligation after the expiration of any grace period applicable thereto, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Collateral Agent’s or such Lender’s fees, costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Section 8.4.

Section 12.6.           Confidentiality.

(a)            Each Agent and each Lender agree to keep confidential all information obtained from the Trinseo Parties, other than any such information that is available to such Agent or any Lender on a nonconfidential basis prior to disclosure by any Trinseo Parties, and to use such information only in connection with this Agreement and for the purposes contemplated hereby. Each Agent and each Lender shall be permitted to disclose such information (i) to outside legal counsel, accountants, other professional advisors, and Affiliates who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (ii) to assignees and Participants, and prospective assignees and Participants, subject to the agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (iii) to the extent permitted by applicable Law, with notice to the applicable Trinseo Party, to the extent requested by any bank regulatory authority or as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement or the other Transaction Documents, (iv) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (vi) if the applicable Trinseo Party shall have consented, in writing, to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 12.6 shall not include, and each Agent and the Lenders may disclose without limitation of any kind, any information with respect to the “Tax treatment” and “Tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Agent or such Lender relating to such Tax treatment and Tax structure; provided that with respect to any document or similar item that in either case contains information concerning the Tax treatment or Tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the Tax treatment or Tax structure of the Advances and transactions contemplated hereby.

(b)            The Lenders acknowledge that (i) the information obtained from the Trinseo Parties may include material non-public information concerning the Trinseo Parties, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

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Section 12.7.           CHOICE OF LAW. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

Section 12.8.           CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK (OR ANY APPELLATE COURT THEREFROM), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER OR INVESTMENT MANAGER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR THE INVESTMENT MANAGER AGAINST THE AGENTS OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

Section 12.9.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY TRINSEO PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 12.10.         Integration; Binding Effect; Survival of Terms.

(a)            This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) the indemnification and payment provisions of Article VIII, (ii) Sections 12.6 through and including 12.9 and (iii) Sections 9.7 and 12.13, shall be continuing and shall survive any termination of this Agreement or any resignation or removal of the Administrative Agent or Collateral Agent.

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(c)            In the event of any conflict between the rights of the Borrower or the Investment Manager to withdraw and transfer funds from a Collection Account under this Agreement and the right the Borrower or the Investment Manager to withdraw and transfer funds from a Collection Account under a Control Agreement, this Agreement shall govern.

Section 12.11.         Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” means articles and sections of, and schedules and exhibits to, this Agreement.

Section 12.12.         Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 12.13.         Bankruptcy Petition. The Investment Manager hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the date after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States.

Section 12.14.         USA PATRIOT Act.

(a)            Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower and the Investment Manager that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Trinseo Parties and their respective Subsidiaries, which information includes the name and address of the Trinseo Parties and their respective Subsidiaries and other information that will allow such Lenders to identify such parties in accordance with the USA PATRIOT Act.

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(b)            The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Administrative Agent, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Administrative Agent. The Borrower hereby agrees that it shall provide the Administrative Agent with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Administrative Agent to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 12.15.         Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

Section 12.16.         No Fiduciary Duty. The Administrative Agent, the Collateral Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Investment Manager or its Affiliates. The Investment Manager agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Investment Manager or its Affiliates, on the other. The Investment Manager acknowledges and agrees that (i) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Investment Manager and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, the Investment Manager or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, Investment Manager or its Affiliates on other matters) or any other obligation to the Borrower, Investment Manager except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or Investment Manager, its management, creditors or any other Person. The Investment Manager and Borrower each acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Investment Manager and Borrower each agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Investment Manager or Borrower, in connection with such transaction or the process leading thereto.

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Section 12.17.         No Liability, Non-Petition and Limited Recourse in Favor of the Borrower.

(a)            No Liability. Notwithstanding any other provision of this Agreement or the Transaction Documents, no recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in this Agreement shall be had against any shareholder, officer, director, employee or agent of the Borrower as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood this Agreement is a corporate or limited liability company obligation of the Borrower, and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of the Borrower as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Borrower of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

(b)            Non-Petition. Notwithstanding any other provision of this Agreement, only the Collateral Agent may pursue the remedies available under the general law or under the Collateral Documents to enforce the Collateral and no other party hereto shall be entitled to proceed directly against the Borrower to enforce the Collateral. Each party hereto (other than the Borrower and the Collateral Agent) agrees with and acknowledges to each of the Borrower and the Collateral Agent, and the Collateral Agent agrees with and acknowledges to the Borrower, that:

(i)             none of the parties hereto (nor any person on their behalf, other than the Collateral Agent where appropriate) are entitled, otherwise than as permitted by the Transaction Documents, to direct the Collateral Agent to enforce the Security or take any proceedings against the Borrower to enforce the Security;

(ii)            none of the parties hereto (other than the Collateral Agent acting in accordance with the provisions of the Credit and Security Agreement and the Control Agreement) shall have the right to take or join any person in taking any steps against the Borrower for the purpose of obtaining payment of any amount due from the Borrower to any of such parties hereto, except for proceedings to obtain a declaration or similar judgment order as to the obligations or liabilities of the Borrower;

(iii)           until the date falling one year after the Final Payout Date none of the parties hereto nor any person on their behalf shall initiate or join any person in initiating an Insolvency Event or the appointment of an Insolvency Official in relation to the Borrower other than a receiver appointed under Clause 18 (Appointment and Removal of Administrator and Receiver) of the Credit and Security Agreement, except for proving or lodging a claim in Insolvency Proceedings of the Borrower initiated by another party; and

(iv)           none of the parties hereto shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step which would result in the payments priorities specified in Article II of the Credit and Security Agreement not being complied with.

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(c)            Limited Recourse. Each party hereto (other than the Borrower and, in accordance with the provisions of the Credit and Security Agreement, the Collateral Agent) agrees with each of the Borrower and the Collateral Agent, and the Collateral Agent agrees with the Borrower, that notwithstanding any other provision of any Transaction Document, all obligations of the Borrower to such party hereto, including, without limitation, the obligations, are limited in recourse as set out below:

(i)             it will have a claim only in respect of the Collateral and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Borrower's other assets or its contributed capital;

(ii)            sums payable to each party hereto in respect of the Borrower's obligations to such party hereto shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such party hereto and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Borrower in respect of the Collateral whether pursuant to enforcement of the Collateral or otherwise, net of any sums which are payable by the Borrower in accordance with the payments priorities specified in Article II of the Credit and Security Agreement in priority to or pari passu with sums payable to such party hereto; and

(iii)           upon the Collateral Agent (acting at the direction of the requisite Lenders) giving written notice to the relevant parties hereto that it has determined in its sole opinion, that there is no reasonable likelihood of there being any further realisations in respect of the charged property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the relevant Transaction Documents, the relevant party hereto shall have no further claim against the Borrower in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full.

(iv)           The provisions of this Section 12.17 shall survive termination of the Transaction Documents.

Section 12.18.         Third Party Beneficiaries. Except as expressly as set forth in this Agreement, nothing in the Transaction Documents shall give to any Person, other than the parties hereto, the Lenders, and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.19.         Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 12.20.         Confirmation of Lender’s Status as a Swiss Qualifying Lender.

(a)            The Lenders confirm as of the Restatement Date as follows:

(i)             In case of [***], that it is a Swiss Non-Qualifying Lender and counts as one single creditor for purposes of the Swiss Non-Bank Rules; and

(ii)            in the case of [***] that it is a Swiss Non-Qualifying Lender and counts as not more than three creditors for purposes of the Swiss Non-Bank Rules.

(b)            Without limitation to any consent or other rights provided for in this Agreement (including Section 12.05), any Person that shall become an assignee, Participant or sub-participant with respect to any Lender or Participant pursuant to this Agreement shall confirm in writing to Borrower and the Investment Manager prior to the date such Person becomes a Lender, Participant or sub-participant, that:

(i)             it is a Swiss Qualifying Lender and has not entered into a participation (including sub-participation) arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender; or

(ii)            if it is a Swiss Non-Qualifying Lender, it counts as one single creditor for purposes of the Swiss Non-Bank Rules (taking into account any participations and sub-participations).

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SIGNED AND DELIVERED

as a DEED

For and on behalf of

STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY

Acting by its duly authorised attorney:

Attorney

In the presence of:

Witness' Name

Witness' Address

Witness' Occupation

TRINSEO IRELAND GLOBAL IHB LIMITED,

as Investment Manager

By:
Name:
Title:

[Amended and Restated Credit and Security Agreement – Signature Page]

[•], as Lender

By:
Name:
Title:

GLAS USA LLC, as Administrative Agent

By:
Name:
Title:

[Amended and Restated Credit and Security Agreement – Signature Page]

GLAS AMERICAS LLC, as Collateral Agent

By:
Name:
Title:

[Amended and Restated Credit and Security Agreement – Signature Page]

EXHIBIT I

DEFINITIONS

Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Borrower) shall be deemed to include such Person’s successors and permitted assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “clause,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.

All accounting terms not otherwise defined in this Agreement have the meanings assigned them in conformity with GAAP. All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include electronic mail, facsimile, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer-generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABR” means, on any date of determination, a rate per annum equal to the higher as of such day of (i) the Prime Rate or (ii) one-half of one percent (0.50%) above the Federal Funds Rate; provided, however, if ABR as determined above would be less than the Floor, then such rate shall be deemed to be the Floor. For purposes of determining the ABR for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means any account or accounts as the Administrative Agent may indicate in writing to the Borrower and the Investment Manager from time to time and, by execution and delivery of its signature page hereto, each Lender hereby authorizes and directs the Administrative Agent to establish and maintain the Administrative Agent’s Account.

“Advance” means an advance of funds by each Lender to the Borrower or the Investment Manager, on behalf of the Borrower, hereunder on a Borrowing Date. Each Advance will consist of an advance from each Lender in the amount of its Percentage thereof.

“Advance Rate” means at any date of determination 93.5%.

“Adverse Claim” means any claim of ownership or any Lien or other interests in or over or any challenge in any pleading filed in any court by the Borrower or another Trinseo Party to the Borrower’s ownership of any Collateral or the Collateral Agent’s Lien thereon; it being understood that any such claim or Lien in favor of, or assigned to, the Collateral Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Administrative Agent and the Collateral Agent.

“Agent Fee Letter” means the fee letter, dated as of the Restatement Date, addressed to the Borrower from the Administrative Agent and Collateral Agent.

“Aggregate Revolving Commitment” means, on any date of determination, the aggregate of all Lenders’ Revolving Commitments.

“Aggregate Revolving Principal” means, on any date of determination, the aggregate amount of principal of all Advances that are outstanding on such date.

“Agreement” means this Credit and Security Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement, dated as of the Restatement Date, among the Borrower, the Investment Manager, the Initial Lenders, the Existing Lenders (as defined therein), the Administrative Agent and the Collateral Agent.

“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(i) with respect to the Borrower, (b) the Business Day specified in a written notice from the Administrative Agent to the Borrower and Investment Manager following the occurrence and during continuation of any other Amortization Event and (c) the date which is five Business Days after the Administrative Agent’s receipt of written notice from the Investment Manager or Borrower that it wishes to terminate the facility evidenced by this Agreement (unless a later date is specified in such notice).

“Amortization Event” has the meaning specified in Section 7.1.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Borrower, the Parent Guarantor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the US Foreign Corrupt Practices Act 1977, any similar laws and regulations applicable in Switzerland and laws of EU member states implementing Directive (EU) 2018/843 (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Anti-Terrorism Laws” means any Laws of any jurisdiction applicable to the Borrower, the Parent Guarantor or any of its Subsidiaries from time to time relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, any similar laws and regulations applicable in Switzerland and laws of EU member states implementing Directive (EU) 2017/541 (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Margin” means 6.00% per annum.

“Approved Currency” means Euro and Dollars.

“AR Facility Collateral” means, collectively, the Purchased Receivables, the Related Security, the Collections, the Collection Accounts and any other Transaction Account, the Pool Receivables, all other Collateral, all proceeds of any of the foregoing, and all rights and interests of the Borrower, the Administrative Agent, the Collateral Agent or any other Secured Party in or with respect to any of the foregoing.

“AR Protective Liens” means the valid, binding, continuing, enforceable, unavoidable and fully perfected first-priority continuing security interests in and liens upon each Originator’s (and the U.S. Intermediate Transferor’s) right, title and interest in the Purchased Receivables originated by such Originator (or transferred by the U.S. Intermediate Transferor), and the proceeds thereof, whether existing prior to or on the Filing Date or thereafter arising or acquired, in each case granted to the Collateral Agent (for the benefit of itself and the other Secured Parties) under sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code pursuant to the Facility Order, to the extent (and solely in the event) that any transfer of such Purchased Receivables is subsequently avoided or recharacterized as an extension of credit or a pledge rather than an absolute sale or contribution.

“AR Superpriority Claims” means the allowed superpriority administrative expense claims in the amount of the Securitization Facility Obligations granted to the Administrative Agent (on behalf of itself and the other Secured Parties) against the Servicer, each Originator, the Parent Guarantor, and each other obligor under the Transaction Documents, on a joint and several basis, under section 364(c)(1) of the Bankruptcy Code pursuant to the Facility Order, with priority over any and all other administrative expenses, adequate protection claims, diminution-in-value claims and other claims of the kinds specified in sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546, 726, 1113 and 1114 of the Bankruptcy Code, subject only to the Carve Out.

“Assignment Agreement” has the meaning set forth in Section 10.1(a).

“Bank” means a bank or other financial institution that solicits, receives, or accepts money or its equivalent for deposit as a business under authority granted by the appropriate U.S. federal or state regulatory agency.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” has the meaning set forth in the Preliminary Statements.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.8.

“Benchmark Default Ratio” means 2.25% or such other percentage as provided by the Borrower and approved by the Requisite Lenders.

“Benchmark Dilution Ratio” means 1.08% or such other percentage as provided by the Borrower and approved by the Requisite Lenders.

“Benchmark Exchange Rate” means, as of any date of determination and with respect to each Foreign Currency Receivable acquired by the Borrower under the applicable Purchase and Sale Agreement, the spot exchange rate therefor (expressed as the number of Euros per one Dollar) as quoted by Bloomberg at approximately 11:00 a.m. (New York City time) on the day immediately preceding the applicable Purchase Date.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in consultation with the Investment Manager,

(a)           Daily Simple SOFR; or

(b)           the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Investment Manager giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Investment Manager giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.8.

“Billed Receivables” means, on the relevant Purchase Date, a Receivable that has arisen under a Contract in respect of the sale of chemical products, plastics, latex binders, synthetic rubber or similar products or services to an Obligor and in respect of which an Invoice has been issued on or prior to such Purchase Date.

“Bloomberg” means Bloomberg Index Services Limited.

“Board of Directors” means, as to any Person, the board of directors or other governing body of such Person, or if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to Administrative Agent, the Collateral Agent any Lender and each Indemnified Party, arising under or in connection with this Agreement or any other Transaction Document, and shall include, without limitation, the Aggregate Revolving Principal outstanding hereunder, all Interest, Shortfall Interest, Fees, other fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest (including Shortfall Interest), fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed or allowable as a claim in such proceeding).

“Borrower Power of Attorney” means a power of attorney substantially in the form of Schedule 4 to each Purchase and Sale Agreement (or, with respect to the U.S. Purchase and Sale Agreement, Part B of Schedule 4 thereto).

“Borrowing Availability” means, on any Business Day, the amount, if any, by which the Aggregate Revolving Principal outstanding hereunder will be less than the lesser of (a) the Facility Limit and (b) the Borrowing Base as of such day.

“Borrowing Base” means, on any date of determination, an amount equal to the result of (a) the product, without duplication, of (i) the Advance Rate, as of such date, times (ii) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables, as of such date, minus (b) the Required Reserves, as of such date, minus (c) the Excess Concentration Amount, as of such date plus (d) the U.S. Dollar Equivalent of the Undistributed Collections, as of such date.

“Borrowing Date” means the Business Day on which any Advance is made.

“Borrowing Notice” has the meaning set forth in Section 1.2(a).

“Business Day” means any day (other than a Saturday or Sunday) on which Banks are not authorized or required to close in New York City, New York or in any location where a Transaction Account is maintained.

“Calculation Period” means the fiscal month corresponding to the Borrower’s monthly reporting cycle.

“Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Original Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) or any other equivalent of such ownership interest.

“Carve Out” has the meaning given to such term in the Eligible DIP Order; provided that any amendment, modification or supplement to the Carve Out after the date of entry of the Eligible DIP Order that would be materially adverse to the interests of the Administrative Agent, the Collateral Agent or any Lender (each in such capacity) shall not be effective for purposes of this Agreement without the prior written consent (not to be unreasonably withheld) of the affected Administrative Agent or Lender, as applicable.

“Case Milestones” means (i) the Bankruptcy Court shall have entered the Interim Order by no later than four (4) calendar days following the Petition Date, (ii) the Bankruptcy Court shall have entered the Solicitation Procedures Order and conditionally approved the Disclosure Statement no later than four (4) Business Days following the Petition Date, (iii) the Bankruptcy Court shall have entered the Final Order no later than 35 calendar days following the Petition Date, (iv) the Bankruptcy Court shall have entered the Confirmation Order no later than 60 calendar days following the Petition Date and (v) the Plan Effective Date shall have occurred on or before the Outside Date (all such terms other than Interim Order and Final Order shall have the meanings assigned to them in the Restructuring Support Agreement as in effect on the date hereof).

“Change in Control” means the occurrence of any of the following:

(a)            Trinseo PLC ceases to own beneficially and of record directly or indirectly ordinary shares representing more than 50% of the voting power of the Parent Guarantor and the Originators of the votes capable of being cast; or (ii) any Person acquires beneficially and of record directly or indirectly ordinary shares representing more than 50% of the voting power of Trinseo PLC; or

(b)           the occurrence of any change in control (however denominated) under and as defined in any indenture or agreement in respect of the DIP Credit Agreement or any DIP Facility, in each case either (i) as in effect on the Restatement Date and without giving effect to any amendment or modification thereto or any termination thereof or (ii) as in effect on the relevant date of determination.

“Chapter 11 Cases” means the cases filed under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court and jointly administered under the same case number.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Collateral” has the meaning specified in Section 11.1.

“Collateral Document” means the Dutch Collateral Documents, the Swiss Collateral Documents, the German Collateral Documents and the U.S. Collateral Documents, as the context may require.

“Collection Account” means the Dutch Collection Accounts, Swiss Collection Accounts, German Collection Accounts, U.S. Collection Accounts and each other depositary account, clearing account or similar account of an Originator in which any Collections are collected or deposited, including the accounts listed on Exhibit IV hereto.

“Collection Account Liens” means the valid, binding, continuing, enforceable, unavoidable and fully perfected first-priority continuing security interests in and liens upon each Originator’s right, title and interest in the Collection Accounts and the proceeds thereof granted to the Collateral Agent (for the benefit of itself and the other Secured Parties) under sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code pursuant to the Facility Order, in each case as security for the Securitization Facility Obligations.

“Collection Bank” means, at any time, any Bank at which a Collection Account is maintained.

“Collections” means, with respect to any Pool Receivable, (a) all funds that are (i) received by any Originator, any Servicer, the U.S. Intermediate Transferor, the Borrower, the Investment Manager or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges) or (ii) applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Competing Transaction” (a) means any asset-based financing facility, a borrowing base facility or similar credit facility (including any incremental facility, ancillary facility, refinancing facility or other facility with any existing lender) involving the sale or pledge of accounts receivables (i) governed by the laws of the United States, the United Kingdom, Germany, Switzerland or the Netherlands as all or substantially all of the collateral or credit support for such facility or (ii) in respect of any Obligor that is not an Excluded Obligor hereunder or (b) any other sale or pledge (including in respect of any factoring facility) of any accounts receivable referred to in the preceding clause (a); provided that factoring facilities entered into in the ordinary course of business involving the sale of Receivables for which the Obligor is Coexpan S.A., Torraspapel, S.A. or their respective Subsidiaries, in an amount not to exceed €4,500,000 in the aggregate in any Calculation Period shall not be considered a Competing Transaction.

“Conforming Changes” means, with respect to either the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day,” or the definition of “U.S. Government Securities Business Day,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.8 and other technical, administrative or operational matters) that the Administrative Agent decides, with the consent of the Investment Manager (on behalf of the Borrower) (such consent not to be unreasonably withheld), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, with the consent of the Investment Manager (on behalf of the Borrower) (such consent not to be unreasonably withheld) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract” means, with respect to any Pool Receivable, any and all instruments, documents, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including any right to interest for late payment of which the Originator or the U.S. Intermediate Transferor is the beneficiary).

“Contractual Maturity Date” means the earlier of May 29, 2027 and the date that the Debtors exit the Chapter 11 Cases under a chapter 11 plan.

“Control Agreement” means an agreement, in form and substance acceptable to the Collateral Agent and Requisite Lenders, that provides, following a Notice of Exclusive Control, the Collection Bank is directed to take instructions exclusively from the Collateral Agent with respect to the disposition of funds in such Collection Account without further consent of any applicable Trinseo Party.

“Corporate Administrator” means TMF Administration Services Limited or another nationally or regionally recognized third-party corporate service provider.

“Corporate Services Agreement” means a corporate service agreement, in substance substantially similar to the corporate services agreement dated 12 August 2010 between the Corporate Administrator and the Borrower.

“Country Trigger I” means (a) with respect to Turkey, the removal or resignation of Turkey from the North Atlantic Treaty Organization, (b) with respect to Turkey or Egypt, an act of military aggression by or at the direction of the government of Turkey or Egypt towards a member of the North Atlantic Treaty Organization or (c) with respect to Turkey or Egypt, the occurrence of widespread riots or civil disturbances, in each case of this clause (c), leading to material disruption of the legal system or rule of law, which material disruption has been continuing for a period of at least 30 days.

“Country Trigger II” means, with respect to Turkey or Egypt, (a) such country becoming a Sanctioned Country, (b) the declaration of war by Turkey or Egypt towards a member of the North Atlantic Treaty Organization, (c) a member of the North Atlantic Treaty Organization declares war against Turkey or Egypt or (d) the occurrence of an insurrection or coup against the then-governing government of such country, in each case of this clause (d), leading to material disruption of the legal system or rule of law, which material disruption has been continuing for a period of at least 30 days.

“Credit and Collection Policy” means, as the context may require, the origination, credit and collection procedures employed by the relevant Originator from time to time in relation to the provision and sale of chemical products, plastics, latex binders, synthetic rubber or similar products and related services, in each case, in effect on the Original Closing Date and described in Exhibit VI, as modified from time to time in compliance with this Agreement.

“Daily Report” means a daily report of the Borrowing Base containing the information set forth in the Swiss Servicers' Daily Report, the German Servicer's Daily Report, the Dutch Servicer's Daily Report and the U.S. Servicers' Daily Report, substantially in the form of Exhibit VIII.

“Daily Reporting Date” means each date on which a Swiss Servicers' Daily Report, a German Servicer's Daily Report, a Dutch Servicer's Daily Report or a U.S. Servicers' Daily Report is delivered.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Days Sales Outstanding” means, as of any day, an amount equal to (a) the Pool Balance as of the last day of the most recently ended Calculation Period divided by (b)(i) the aggregate amount of Receivables created during such Calculation Period divided by (ii) 30.

“Debtor Relief Laws” means the Bankruptcy Code, the Swiss Federal Debt Enforcement and Bankruptcy Act of April 11, 1889 and the Swiss Code of Obligations of March 30, 1911 and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief Laws of the United States of America, the Netherlands, Switzerland or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” means, collectively, the U.S. Originators, Trinseo Ireland (in each of its capacities as Investment Manager and Servicer), the Parent Guarantor, and each other Affiliate of the Parent Guarantor that has filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code commencing one of the Chapter 11 Cases.

“Deemed Collections” means the aggregate of all amounts the Borrower shall have been deemed to have received as a Collection of a Pool Receivable. The Borrower shall be deemed to have received a Collection of a Pool Receivable if any Dilution occurs with respect to such Pool Receivable. The amount of the Collection which the Borrower shall be deemed to have received shall equal the amount by which the Outstanding Balance of such Pool Receivable was reduced as a result thereof.

“Default Interest” means Interest arising from the application of the Default Rate.

“Default Rate” means a per annum rate of interest equal to 2.0%.

“Default Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the Default Relevant Amount for such Calculation Period by (b) the U.S. Dollar Equivalent of the Outstanding Balance of all Pool Receivables for such Calculation Period.

“Default Relevant Amount” means, with respect to any Calculation Period, U.S. Dollar Equivalent of the Outstanding Balance of all Defaulted Receivables for such Calculation Period.

“Default Reserves” means, with respect to any Calculation Period, the product of (a) 1.5 multiplied by (b) the Pool Balance for such Calculation Period multiplied by (c) the greatest  of (i) the Benchmark Default Ratio, (ii) the monthly average of the Default Ratio for the immediately preceding 12 consecutive Calculation Periods and (iii) the Default Ratio for the fiscal month most recently ended.

“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto is subject to an Insolvency Proceeding; (b) which (i) has been written off the applicable Originator’s, the U.S. Intermediate Transferor’s or the Borrower’s books as uncollectible or (ii) consistent with the Credit and Collection Policy, should be written off the applicable Originator’s, the U.S. Intermediate Transferor’s or the Borrower’s books as uncollectible; or (c) which is a Delinquent Receivable.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the Due Date for such Receivable.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Pool Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment (whether contractual or otherwise) by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any extension, amendment or other modification to the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy; provided, however, that “Dilution” shall not include (x) a credit memo where offset by a rebill or correction on the same day when the original due date is not extended and such re-bill or correction can be captured and reported or (y) Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor.

“Dilution Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the U.S. Dollar Equivalent of the aggregate Dilution for such Calculation Period by (b) the aggregate U.S. Dollar Equivalent of the Outstanding Balance of all Pool Receivables for such Calculation Period.

“Dilution Reserves” means, with respect to any Calculation Period, the product of (a) 1.5 multiplied by (b) the Pool Balance for such Calculation Period  multiplied by (c) the greatest of (i) the Benchmark Dilution Ratio, (ii) the monthly average of the Dilution Ratio for the immediately preceding 12 consecutive Calculation Periods and (iii) the Dilution Ratio for the fiscal month most recently ended.

“DIP Credit Agreement” means (1) that certain Senior Secured Super-Priority Debtor-in-Possession Holdco Credit Agreement, dated as of May 29, 2026 (as amended, supplemented and/or otherwise modified from time to time in accordance with the terms thereof), among Trinseo LuxCo Finance SPV S.à r.l., as the lead borrower, Trinseo NA Finance SPV LLC, as co-borrower, Trinseo PLC, as parent, Trinseo NA Finance LLC, as holdings, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Alter Domus (US) LLC, as administrative agent and collateral agent and (2) that certain Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of May 29, 2026 (as amended, supplemented and/or otherwise modified from time to time in accordance with the terms thereof), among Trinseo Holding S.à r.l., as the lead borrower, Trinseo Luxco S.à r.l., as holdings, Trinseo Materials Finance, Inc., as co-borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (collectively, the “DIP Credit Agreements”).

“DIP Facility” means any secured debtor-in-possession credit facility entered into by one or more members of the Trinseo Parties (it being understood and agreed that this Agreement together with the other Transaction Documents shall not constitute a DIP Facility).

“DIP Order” means any order of the Bankruptcy Court (whether interim or final) approving any DIP Facility, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“DIP Superpriority Claims” means superpriority administrative expense claims granted to the lenders or agents under any Eligible DIP Facility pursuant to section 364(c)(1) of the Bankruptcy Code.

“Dollar” and “$” mean lawful money of the United States.

“Dominion Date” means the date on which the Collateral Agent delivers to any Collection Bank a Notice of Exclusive Control pursuant to Section 6.4.

“Dominion Period” means the period beginning on the Dominion Date and ending on the earlier of (x) the date thereafter when all Borrower Obligations have been paid in full and all Revolving Commitments have been terminated and (y) the date thereafter that the related Notice of Exclusive Control has been withdrawn by the Collateral Agent.

“Due Date” means, with respect to any Receivable and as of any date of determination, the original due date for such Receivable.

“Dutch Collateral Documents” means (i) any Dutch Control Agreement, (ii) the Swiss Security Assignment Agreement and (iii) any other document so designated by the Investment Manager and the Administrative Agent as a “Dutch Collateral Document”.

“Dutch Collection Accounts” means the Collection Accounts owned by the Dutch Originators, which receive Collections related to the Dutch Purchased Receivables sold by the Dutch Originators to the Borrower pursuant to each Dutch Purchase and Sale Agreement.

“Dutch Control Agreement” means any Control Agreement entered into with respect to a Dutch Collection Account.

“Dutch Originator” means Trinseo Netherlands B.V., incorporated in The Netherlands and having its official seat in Hoek, municipality Terneuzen, the Netherlands, registered with the Dutch register under 20162359, in its capacity as seller of Receivables to the Borrower under each Dutch Purchase and Sale Agreement.

“Dutch Purchase and Sale Agreement” means each of the Dutch Purchase and Sale Agreement (New York Law) and the Dutch Purchase and Sale Agreement (Swiss Law).

“Dutch Purchase and Sale Agreement (New York Law)” means the New York law Second Amended and Restated Dutch Receivables Purchase Agreement, dated as of the Restatement Date (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), between the Dutch Originator, the Borrower, the Investment Manager and the Collateral Agent, with respect to Dutch Purchased Receivables that are not governed by Contracts under the laws of Switzerland.

“Dutch Purchase and Sale Agreement (Swiss Law)” means the Amended and Restated Swiss law Dutch Receivables Purchase Agreement, dated as of the Restatement Date (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), between the Dutch Originator, the Borrower and the Investment Manager, with respect to Dutch Purchased Receivables that are governed by Contracts under the laws of Switzerland.

“Dutch Purchased Receivables” means the Receivables purchased by the Borrower on the terms of each Dutch Purchase and Sale Agreement.

“Dutch Servicer Report” means the Dutch Servicer's Daily Report or the Dutch Servicer's Monthly Report (as the case may be).

“'Dutch Servicer's Daily Report” means any document prepared by the Dutch Servicer in accordance with clause 7.2 (Dutch Servicer's Daily Reports) of the Dutch Servicing Agreement.

“Dutch Servicer's Monthly Report” means any document prepared by the Dutch Servicer in accordance with clause 7.1 (Dutch Servicer's Monthly Reports) of the Dutch Servicing Agreement.

“Dutch Servicers” means the person appointed by the Borrower under the Dutch Servicing Agreement to manage and provide administration and collection services in relation to the Dutch Purchased Receivables, being Trinseo Netherlands B.V. as of the Restatement Date.

“Dutch Servicing Agreement” means the Second Amended and Restated Servicing Agreement, dated as of the Restatement Date (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), relating to the Dutch Purchased Receivables between the Borrower and the Dutch Servicers.

“Dutch Transaction Documents” means

(a)           each Dutch Purchase and Sale Agreement; and

(b)           the Dutch Servicing Agreement;

(c)           any Dutch Collateral Agreement; and

(d)           any other document so designated by the Investment Manager and the Administrative Agent as a “Dutch Transaction Document”.

“Eligible Bank” means a Bank that is (x) rated at least BBB by S&P (or the equivalent thereof) by a nationally recognized statistical ratings organization and (y) is reasonably acceptable to the Requisite Lenders; provided that the Collection Banks as of the Restatement Date are reasonably acceptable to the Requisite Lenders.

“Eligible Country” means any member state of the European Union, Canada, Finland, Israel, Norway, South Africa, Sweden, Switzerland, the United Kingdom and the United States (or such other country consented to in writing by the Administrative Agent (acting at the direction of the Requisite Lenders)).

“Eligible DIP Facility” means a DIP Facility that satisfies each of the following criteria: (a) such DIP Facility is not secured by any Adverse Claim on (i) the equity interests of the Borrower or the U.S. Intermediate Transferor, (ii) any Purchased Receivables, Related Security or Collections, (iii) the Collection Accounts or any other Transaction Account or any funds on deposit therein, or (iv) any other AR Facility Collateral; (b) no AR Facility Collateral, Purchased Receivables, Collections or Collection Accounts shall be included in any “collateral”, “prepetition collateral” or “cash collateral” for purposes of such DIP Facility or the related DIP Order; (c) no DIP Superpriority Claims shall rank senior to or pari passu with the AR Superpriority Claims; (d) the related DIP Order shall not (i) modify, impair or affect the AR Superpriority Claims, the AR Protective Liens, the Collection Account Liens or any other rights, remedies or protections of the Secured Parties under the Facility Order or the Transaction Documents, (ii) authorize any surcharge under section 506(c), “marshalling” or use of the “equities of the case” exception of section 552(b) of the Bankruptcy Code against any AR Facility Collateral, or (iii) authorize the Debtors to use Collections or other AR Facility Collateral to fund the DIP Facility or the Carve Out (other than as expressly authorized by the Transaction Documents); and (e) the Administrative Agent and each Lender shall have confirmed in writing that such DIP Facility (and the related DIP Order) is in form and substance reasonably satisfactory to the Administrative Agent and each Lender, it being understood that the DIP Facilities under the Restructuring Support Agreement are each deemed “Eligible DIP Facilities,” subject to the Administrative Agent’s reasonable consent rights with respect to the definitive documentation and DIP Orders therefor.

“Eligible DIP Order” means an order of the Bankruptcy Court approving an Eligible DIP Facility, in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

“Eligible Purchase Price” means (i) with respect to the German Purchased Receivables, the “Purchase Price” as defined in the German Purchase and Sale Agreement, (ii) with respect to the U.S. Purchased Receivables under the U.S. Intermediate Transfer Agreement, the “Eligible Purchase Price” as defined therein, (iii) with respect to the Swiss Purchased Receivables, the “Eligible Purchase Price” as defined in the Swiss Purchase and Sale Agreement, (iv) with respect to the Dutch Purchased Receivables under the Dutch Purchase and Sale Agreement (New York Law), the “Eligible Purchase Price” as defined therein and (v) with respect to the Dutch Purchased Receivables under the Dutch Purchase and Sale Agreement (Swiss Law), the “Eligible Purchase Price” as defined therein.

“Eligible Receivable” means, as of any date of determination, a Pool Receivable that satisfies the following requirements:

(a)           the Receivable shall represent the valid and binding right, title and interest of the related Originator to receive an amount payable by the Obligor under a Contract;

(b)           the Receivable arises under a Contract that (i) is in full force and effect, (ii) is governed by the laws of (A) with respect to Receivables sold under the Swiss Purchase and Sale Agreement and Dutch Purchase and Sale Agreement (Swiss Law), Switzerland, (B) with respect to Receivables sold under the German Purchase and Sale Agreement, Germany, (C) with respect to Receivables sold under the Dutch Purchase and Sale Agreement (New York Law), the Netherlands and (D) with respect to Receivables sold under the U.S. Receivables Purchase Agreement, one of the States of the United States of America or the District of Columbia; provided that (x) the Outstanding Balance of Eligible Receivables with Contracts governed by laws other than as set forth in the preceding clauses (A) through (D) shall not exceed 3.00% of Pool Balance at any time and (y) if on any date, any Trinseo Party gains knowledge after due inquiry that a Contract is governed by laws other than as set forth in the preceding clauses (A) through (D), any Receivable arising under such Contract that is not a Pool Receivable as of such date shall not be an Eligible Receivable at any time thereafter; and (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)           the Receivable shall be free from any right of setoff, counterclaim or commercial dispute, whether pending or threatened, or Adverse Claim asserting the invalidity of the contract or Receivable, seeking payment of such Receivable or payment and performance of such Contract or seeking any determination that would reasonably be expected to materially and adversely affect the collectability of such Receivable or the validity or enforceability of such Receivable or such contract; provided that a Receivable shall only be ineligible to the extent of such right of setoff, counterclaim, commercial dispute or Adverse Claim;

(d)           in the case of a Receivable that is not an Unbilled Receivable, the Receivable does not have a Due Date which is more than 120 days after the original invoice date of such Receivable;

(e)           an Insolvency Proceeding shall not have occurred with respect to the Obligor of the Receivable or any other Person obligated thereon or owning any Related Security with respect thereto;

(f)           the Receivable shall be (i) evidenced by an Invoice delivered by the related Originator to the related Obligor (other than with respect to Unbilled Receivables) and (ii) denominated and payable in an Approved Currency;

(g)           the Obligor of the Receivable is not an Excluded Obligor;

(h)           the Obligor of the Receivable has been instructed to remit Collections in respect thereof directly to a Collection Account;

(i)            the Receivable (i) arises under a duly authorized Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business, (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator, (iii) does not bear interest other than in respect of interest charged for late payment and (iv) is unsecured other than by way of retention of title;

(j)            the Receivable has been transferred by an Originator to the Borrower pursuant to a Purchase and Sale Agreement (or by an Originator to the U.S. Intermediate Transferor pursuant to the U.S. Purchase and Sale Agreement and the U.S. Intermediate Transferor pursuant to the U.S. Intermediate Transfer Agreement) with respect to which transfer all conditions precedent under the applicable Purchase and Sale Agreement or U.S. Intermediate Transfer Agreement, as applicable, have been met and such transfer has not (x) been made for or on account of an antecedent debt owed by any Originator, the U.S. Intermediate Transferor to the Borrower or (y) been made with the intent to hinder, defraud or delay any present or future creditors of any Originator, the U.S. Intermediate Transferor or the Borrower or (z) occurred in circumstances that would lead to a court of competent jurisdiction determining such sale to be preferential or fraudulent, an undervalue transfer or an uncommercial transaction;

(k)           the Receivable, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(l)            all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with (A) the creation of the Receivable, (B) the execution, delivery and performance by such Originator of the related Contract, (C) the assignment of the Receivable under the applicable Purchase and Sale Agreement or U.S. Intermediate Transfer Agreement, as applicable, or (D) the granting of a Security Interest therein, in each case, have been duly obtained, effected or given and are in full force and effect;

(m)          the Obligor of the Receivable holds no contractual right as against the applicable Originator to cause such Originator to repurchase the goods, the sale of which shall have given rise to such Receivable;

(n)           the Receivable satisfies all applicable requirements of the applicable Credit and Collection Policy;

(o)           the Receivable, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 5.2(c) of this Agreement;

(p)           the Borrower owns good and marketable title to the Receivable, free and clear of any Adverse Claims (other than Permitted Liens), and the Receivable is freely assignable (including without any consent of the related Obligor or any Governmental Authority), and the payments thereon are free and clear of any, or increased to account for any applicable, withholding Taxes;

(q)           the Collateral Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected ownership or security interest in the Receivable and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim (other than Permitted Liens);

(r)            each U.S. Purchased Receivable (i) constitutes an “account” or “general intangible” (as defined in the UCC), (ii) is not evidenced by instruments, chattel paper or other document requiring due delivery to achieve a true sale or endorsement and (iii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);

(s)           the Receivable represents amounts earned and payable by the Obligor that are not subject to the performance of additional services other than customary warranty obligations by the Originator thereof (other than, in the case of an Unbilled Receivable, the processing and mailing of an invoice) or by the Borrower and the related goods shall have been delivered or services performed; provided that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible;

(t)            the Receivable (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(u)           the Receivable does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(v)           the invoice, bill or payment obligation with respect to the Receivable does not include any monetary obligation that does not constitute a Receivable;

(w)           the Originator with respect to such Receivable has recognized the related revenue on its financial books and records in accordance with GAAP;

(x)            the Receivable is not owed by an Obligor or any Affiliate of such Obligor to which any Originator or the U.S. Intermediate Transferor is indebted and is not subject to any deposit, progress payment, retainage or other similar advance made by or for the benefit of an Obligor or any Affiliate of such Obligor; provided that only the portion of such Pool Receivable in an amount equal to such indebtedness, deposit, progress payment, retainage or other advance shall be ineligible;

(y)           the Receivable is not a Delinquent Receivable;

(z)            when reconciling the accounts receivable aging to the general ledger or financial statements of any Trinseo Party, there are not reconciling items that result in reductions to the Receivable; provided that a Receivable shall only be ineligible to the extent of such reductions;

(aa)         the Obligor of the Receivable is not the Parent Guarantor, an Affiliate of the Parent Guarantor or any employee, officer or director thereof;

(bb)         there is no payment that has been received by the Parent Guarantor or any of its Affiliates that has not been applied to an Obligor’s account within the accounts receivable aging; provided that a Receivable shall only be ineligible to the extent of such amounts;

(cc)         the Obligor of the Receivable does not have any Receivable with any Originator or the U.S. Intermediate Transferor with payment terms providing for “cash in advance” or “cash on delivery”;

(dd)         the Obligor of the Receivable, or any Affiliate of such Obligor or any joint venture in which such Obligor or any Affiliate thereof participates, does not have Delinquent Receivables, the aggregate Outstanding Balance of which constitute more than 50% of the Outstanding Balance of all Receivables of such Obligor, or such Affiliates or joint ventures, as applicable;

(ee)         the Obligor of the Receivable is not (i) a Governmental Authority, (ii) Synthos Dwory 7 spółka z ograniczoną odpowiedzialnością or any of its Affiliates or (iii) Ravapor GmbH or any of its Affiliates;

(ff)           the Receivable is not owed by an Obligor or any Affiliate of such Obligor with which any Originator or the U.S. Intermediate Transferor participates in a joint venture in respect of which such Originator or the U.S. Intermediate Transferor is indebted, but only to the extent of such indebtedness;

(gg)         the Receivable is not a credit card or other consumer account receivable or is a consumer credit within the meaning of the Swiss Federal Act on Consumer Credit of 23 March 2001, as amended from time to time;

(hh)         the Receivable does not originate under a Contract subject to any applicable public procurement laws or pursuant to an intra-group loan;

(ii)           The following conditions are met with respect to the Receivable:

(i)              the relevant Originator has received a purchase order or similar evidence of an order from the Obligor;

(ii)             the goods have been or are in the process of being shipped or transported by, or on behalf of, the relevant Originator to the Obligor; and

(iii)            the Obligor became obliged to pay for the products in accordance with the relevant Contract;

(jj)           the receivable arises from the sale in the ordinary course of business;

(kk)         inclusion of the Receivable as an Eligible Receivable does not cause the aggregate Outstanding Balance of Eligible Receivables owed by Obligors incorporated in Other Eligible Countries to exceed 15% of the Pool Balance;

(ll)           inclusion of the Receivable as an Eligible Receivable does not cause the aggregate Outstanding Balance of Eligible Receivables owed by Obligors incorporated in Trigger Countries to exceed, (i) so long as no Country Trigger I or Country Trigger II has occurred, 15% of the Pool Balance, (ii) if a Country Trigger I (but not a Country Trigger II) has occurred, 10.0% of the Pool Balance, (iii) if a Country Trigger II has occurred with respect to Egypt, 0% of the Pool Balance shall be attributable to Obligors located in Egypt and (iv) if a Country Trigger II has occurred with respect to Turkey, 0% of the Pool Balance shall be attributable to Obligors located in Turkey; and

(mm)       the Receivable is not more than 120 days past the original invoice date of such Receivable.

“Emergence Date” means the date that the Investment Manager and its Affiliates exit the Chapter 11 Cases under an approved Chapter 11 plan that is acceptable to the Lenders in their sole and absolute discretion.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Equity Interests” of any Person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the applicable regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Erroneous Payment” has the meaning assigned to it in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(d).

“Estimated Senior Cost Amount” means the Senior Cost Amount which is expected to become due and payable on the next Monthly Payment Date.

“Euro” and “€” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Excess Concentration Amount” means, at any time, the sum (without duplication) of:

(a)           the excess (if any) of (i) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool of the Top 3 Obligors, over (ii) 17.5% of the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool at such time, plus

(b)           the excess (if any) of (i) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool of the Top 5 Obligors, over (ii) 25.0% of the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool at such time.

“Excluded Obligor” means an Obligor that is (i) a Sanctioned Person; (ii) a natural person; (iii) not a resident of an Eligible Country or an Other Eligible Country or (iv) the Identified Excluded Obligors.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to any Lender’s failure to comply with Section 8.5(g) or (c) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Preliminary Statements.

“Facility Account” means accounts as may be designated by the Borrower in writing from time to time in accordance with the terms of this Agreement.

“Facility Limit” means, at any time prior to the Facility Termination Date, the sum of the Revolving Commitments, as they may be amended from time to time in accordance with this Agreement. As of the Restatement Date, the Facility Limit is $150,000,000.

“Facility Orders” means the Interim Order and the Final Order, as the context may require.

“Facility Termination Date” means the earlier of (i) the Contractual Maturity Date and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Federal Funds Rate” means, on any date of determination, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fees” means any fees payable pursuant to the Lender Fee Letter or Agent Fee Letter.

“Filing Date” means the date on which the Debtors commence the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Revolving Principal has been reduced to zero and all accrued Interest have been paid in full, (ii) all other Borrower Obligations have been paid in full, other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full, other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (iv) the Revolving Commitments of all Lenders have terminated or expired.

“Final Order” means a final order of the Bankruptcy Court in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders, authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362, 363, 364, 365, 503(b), 506 and 507(b) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, 6003, 6004, 6006, and 9014, and providing such other relief reasonably requested by the Administrative Agent and the Requisite Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent and the Requisite Lenders (not to be unreasonably withheld), which order shall not have been (a) vacated, reversed, or stayed, or (b) amended or modified, except as otherwise agreed to in writing by the Administrative Agent and each of the Lenders.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Post-Closing Date” means the date occurring 7 days after the Restatement Date.

“Fiscal Quarter” means a fiscal quarter of the Parent Guarantor or the Borrower, as applicable.

“Floor” means the rate per annum of interest equal to 2.00%.

“Foreign Currency Receivable” means a Receivable denominated in Euros.

“FX Deficit” means, as of any date of determination and with respect to any Foreign Currency Receivable acquired by the Borrower under any applicable Purchase and Sale Agreement as to which the Interim Exchange Rate with respect to such date is higher than the Benchmark Exchange Rate, an amount equal to (a)(i) the face amount of such Foreign Currency Receivable divided by (ii) the Benchmark Exchange Rate minus (b) (i) the face amount of such Foreign Currency Receivable divided by (ii) the Interim Exchange Rate (for the avoidance of doubt, FX Deficit is always a positive number).

“FX Reserves” means, as of any date of determination, an amount equal to (a) the aggregate amount of each FX Deficit, if any, with respect to all Foreign Currency Receivables constituting Pool Receivables minus (b) the aggregate amount of each FX Surplus, if any, with respect to all Foreign Currency Receivables constituting Pool Receivables; provided that in no event shall the FX Reserves be less than zero.

“FX Surplus” means, as of any date of determination and with respect to any Foreign Currency Receivable acquired by the Borrower under any applicable Purchase and Sale Agreement as to which the Interim Exchange Rate with respect to such date is lower than the Benchmark Exchange Rate, an amount equal to (a)(i) the face amount of such Foreign Currency Receivable divided by (ii) such Interim Exchange Rate minus (b)(i) the face amount of such Foreign Currency Receivable divided by (ii) the Benchmark Exchange Rate (for the avoidance of doubt, FX Surplus is always a positive number).

“GAAP” means, with respect to any Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by law) or the consolidated group of which such Person is a member, as such principles may change from time to time.

“German Account Pledge Agreement” means the account pledge agreement originally dated May 24, 2011 as amended and restated on July 18, 2024 and amended on May 29, 2026 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), and entered into between the German Originator, the Collateral Agent (as legal successor of the Styron Security Trustee) and the Borrower.

“German Security Amendment Agreement” means the German law governed amendment agreement relating to the German Purchase and Sale Agreement, the German Servicing Agreement, the German Account Pledge Agreement, the Swiss Account Pledge Agreements and the junior ranking pledges created pursuant to the Second Amendment and Restatement Agreement to be entered into among, inter alios, the German Originator, the Borrower, the Collateral Agent, Trinseo Europe GmbH and Trinseo Export GmbH dated on or about the date hereof.

“German Collateral Documents” means (i) any German Control Agreement, (ii) German Security Assignment and Trust Agreement and (iii)  any other document so designated by the Investment Manager and the Administrative Agent as a “German Collateral Document”.

“German Collection Accounts” means the Collection Accounts owned by the German Originator, which receive Collections related to the German Purchased Receivables sold by the German Originator to the Borrower pursuant to the German Purchase and Sale Agreement.

“German Control Agreement” means any Control Agreement entered into with respect to a German Collection Account.

“German Originator” means Trinseo Deutschland Anlagengesellschaft mbH, incorporated in Germany, in its capacity as seller of Receivables to the Borrower under the German Purchase and Sale Agreement.

“German Purchase and Sale Agreement” means the German Receivables Purchase Agreement, dated as May 24, 2011 and amended and restated on May 30, 2013, July 18, 2024 and May 29, 2026 (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), between the German Originator, Trinseo Europe GmbH as Swiss Originator, the Borrower, the Investment Manager and the Collateral Agent.

“German Purchased Receivables” means the Receivables purchased by the Borrower on the terms of the German Purchase and Sale Agreement.

“German Security Assignment and Trust Agreement” means the German security and trust agreement dated as of the Restatement Date (as amended from time to time) and entered into between, inter alios, the Borrower and the Collateral Agent.

“German Servicer” means the person appointed by the Borrower under the German Servicing Agreement to manage and provide administration and collection services in relation to the German Purchased Receivables.

“German Servicer Report” means the German Servicer’s Daily Report or the German Servicer’s Monthly Report (as the case may be).

“German Servicer’s Daily Report” means any document prepared by the German Servicer in accordance with clause 7.2 (German Servicer’s Daily Reports) of the German Servicing Agreement.

“German Servicer’s Monthly Report” means any document prepared by the German Servicer in accordance with clause 7.1 (German Servicer’s Monthly Reports) of the German Servicing Agreement.

“German Servicing Agreement” means the German Servicing Agreement dated as May 24, 2011 and amended and restated on May 30, 2013, July 18, 2024 and May 29, 2026 (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), relating to the German Purchased Receivables between the Borrower, the Collateral Agent and the German Servicer.

“German Transaction Documents” means:

(a)	The German Purchase and Sale Agreement;

(b)	The German Servicing Agreement;

(c)	Any German Collateral Document; and

(d)	any other document so designated by the Investment Manager and the Administrative Agent as a “German Transaction Document”

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Indebtedness, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other surety ship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Identified Excluded Obligors” means Coexpan S.A. (and its Affiliates), Torraspapel, S.A. (and its Affiliates) or any other Obligor that the Investment Manager reasonably excludes from time to time with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders, which direction shall not be unreasonably withheld or delayed); provided that the amount of Receivables of Identified Excluded Obligors in any Calculation Period shall not exceed €4,500,000 in the aggregate.

“Indebtedness” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including capitalized leases and conditional sales agreements) to the extent having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate on currency hedges to the extent required to be reflected as a liability on a balance sheet of such Person under GAAP or (vi) any Guaranty of any such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Purchase Price” means (i) with respect to the U.S. Purchased Receivables under the U.S. Intermediate Transfer Agreement, the “Ineligible Purchase Price” as defined therein, (ii) with respect to the Swiss Purchased Receivables, the “Ineligible Purchase Price” as defined in the Swiss Purchase and Sale Agreement, (iii) with respect to the Dutch Purchased Receivables under the Dutch Purchase and Sale Agreement (New York Law), the “Ineligible Purchase Price” as defined therein and (iv) with respect to the Dutch Purchased Receivables under the Dutch Purchase and Sale Agreement (Swiss Law), the “Ineligible Purchase Price” as defined therein.

“Initial Funding Date” means the date of the initial Advance, if any.

“Initial Lenders” means [***] and [***].

“Insolvency Event” in respect of the Borrower means:

(a)	the Borrower is unable or admits its inability to pay its debts as they fall due (after taking into account any grace period or permitted deferral), or suspends making payments on any of its debts; or

(b)	the Borrower is (or is deemed to be) unable to pay its debts within the meaning of Section 509(3) and Section 570 of the Companies Act 2014; or

(c)	a moratorium is declared in respect of any Indebtedness of the Borrower; or

(d)	the fair market value of the assets of the Borrower falls to less than the amount of its liabilities; or

(e)	any corporate action, legal proceedings or other procedure or step is taken in relation to:

a.	the appointment of an Insolvency Official in relation to the Borrower or in relation to the whole or any part of the undertaking or assets of the Borrower except, the filing of notice of intention to appoint an administrator under paragraph 26 of Schedule B1 to the Insolvency Act by the Borrower or its directors, or the appointment or an administrative receiver by the Collateral Agent following any such application or notice; or

b.	an encumbrancer (excluding the Collateral Agent) taking possession of the whole or in the opinion of the Collateral Agent any substantial part of the undertaking or assets of the Borrower; or

c.	the making of an arrangement, composition or compromise (whether by way of voluntary arrangement, scheme of arrangement or otherwise) with any creditor of the Borrower, a conveyance to or assignment for the creditors of the Borrower generally or the making of an application to a court of competent jurisdiction for protection from the creditors of the Borrower generally other than in connection with any refinancing in the ordinary course of business; or

d.	any distress, execution, attachment or other process being levied or enforced or enforced or imposed upon or against the whole or any part of the undertaking or assets of the Borrower (excluding, in relation to the Borrower, by the Collateral Agent);

“Insolvency Official” means any examiner, liquidator receiver or similar Person.

“Insolvency Proceeding” means, with respect to any Person, any of the following events: (a) such Person commences a proceeding under the Bankruptcy Code or any other Debtor Relief Law seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, examinership, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or debts; (b) there is commenced against such Person any such case or proceeding described in the foregoing clause (a) that is not dismissed within 60 days after commencement thereof; (c) by a final non-appealable order of a court of competent jurisdiction, such Person is adjudicated insolvent or bankrupt; (d) a custodian, trustee, liquidator, assignee, sequestrator, receiver, examiner or other similar official has been appointed for all or any substantial part of such Person’s property, and such custodian or receiver is not discharged or stayed within 60 days from the appointment date thereof; (e) such Person makes a general assignment for the benefit of creditors; or (f) such Person, by any act, expressly in writing indicates its consent to or approval of any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Intended Tax Characterization” has the meaning set forth in Section 12.4.

“Interest” means for each day for each Lender, an amount equal to (a) the applicable Interest Rate (plus the Default Rate, if applicable) times (b) the aggregate amount of the principal of such Lender’s Advance annualized on the basis set forth in Section 1.5.

“Interest Rate” means, on any date of determination, the sum of (i) Term SOFR, plus (ii) the Applicable Margin (provided that during any Benchmark Unavailability Period, ABR shall replace Term SOFR).

“Interim Exchange Rate” means, as of any Monthly Reporting Date and with respect to each Foreign Currency Receivable acquired by the Borrower under the applicable Purchase and Sale Agreement, the spot exchange rate therefor (expressed as the number of Euros per one Dollar) as quoted by Bloomberg at approximately 11:00 a.m. (New York City time) on the Business Day immediately preceding such Monthly Reporting Date.

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Exhibit XI, with changes to such form as are reasonably satisfactory to the Administrative Agent and each of the Lenders, authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 and providing such other relief reasonably requested by the Administrative Agent and the Requisite Lenders.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person owing to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty incurred by that Person in respect of Indebtedness of any other Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Manager” has the meaning set forth in Section 6.1(a).

“Investment Manager Operating Accounts” means the following accounts:

(a) in respect of euro:

Account Name:

Bank:

SWIFT:

IBAN:

a/c Number:

(b) in respect of US Dollar:

Account Name:

Bank:

SWIFT:

IBAN:

a/c:

or such other account or account of the Investment Manager with a bank as may, following 10 Business Days' prior written notification to the Borrower and the Administrative Agent (for distribution to the Lenders), be utilized for the time being for the purposes of payment to any Originator of amounts due and payable to it under the relevant Purchase and Sale Agreement.

“Invoice” means the account for payment sent by or on behalf of an Originator to an Obligor specifying the goods supplied, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment.

“Irish Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Transaction Document and is:

(a)	a bank within the meaning of section 246(1) of the Irish Taxes Act which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the Irish Taxes Act; or

(b)

(i)	a person which by virtue of the law of a Relevant Territory, is resident for tax purposes in that Relevant Territory except, where that person is a company, such interest is paid to that person in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(ii)	a United States of America (“U.S.”) company, provided the U.S. company is incorporated in the U.S. and is taxed in the U.S. on its worldwide income except where such interest is paid to that U.S. company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(iii)	a U.S. Limited Liability Company (“LLC”), provided the ultimate recipients of the interest would, if they were themselves Lenders, be Irish Qualifying Lenders within paragraph (b)(i) or (b)(ii) of this definition and the business conducted through the LLC is so structured for non-tax commercial reasons and not for tax avoidance purposes, except where such interest is paid to that U.S. LLC in connection with a trade or business which is carried on by it (or by the ultimate recipients of the interest) in Ireland through a branch or agency;

(c)	an Irish Treaty Lender; or

(d)	a body corporate:

(i)	which advances money in the ordinary course of a trade which includes the lending of money; and

(ii)	in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of that body corporate; and

(iii)	which has complied with all of the provisions of section 246(5)(a) of the Irish Taxes Act, including making the appropriate notifications thereunder; or

(e)	a qualifying company within the meaning of section 110 of the Irish Taxes Act; or

(f)	an investment undertaking within the meaning of section 739B of the Irish Taxes Act.

“Irish Taxes Act” means the Taxes Consolidation Act 1997 of Ireland.

“Irish Treaty Lender” means, subject to the completion of procedural formalities, a Lender (other than a Lender falling within paragraph (b) of the definition of Irish Qualifying Lender) which is treated as a resident of an Irish Treaty State for the purposes of an Irish Treaty and does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected and fulfils any other conditions which must be fulfilled under the relevant Irish Treaty for residents of that Irish Treaty State to obtain exemption from Irish tax on interest.

“Irish Treaty State” means a jurisdiction which has a double taxation agreement with Ireland (an “Irish Treaty”) which is in effect and makes provision for full exemption from tax imposed by Ireland on interest.

“IRS” means the United States Internal Revenue Service.

“Junior Noteholder” means Trinseo Ireland Global IHB Limited, a company incorporated in Ireland, in its capacity as the “Subordinated Noteholders” under and as defined in the Junior Loan Note Agreement.

“Junior Loan Note” means each loan or other extension of credit made under the Junior Loan Note Agreement or other Junior Loan Note Documents.

“Junior Loan Note Agreement” means that certain Amended and Restated Subordinated Loan Note Agreement, dated as of the Restatement Date (as amended, amended and restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent (acting at the direction of the Requisite Lenders)), by and between the Junior Noteholder and the Borrower, as the issuer thereunder.

“Junior Loan Note Documents” means the Junior Loan Note Agreement and each other documented executed and delivered in connection therewith.

“Junior Loan Note Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Junior Noteholder arising under or in connection with the Junior Loan Note Agreement and the other Junior Loan Note Documents and shall include, without limitation, the outstanding principal amount of the each Junior Loan Note, all interest, fees and all other amounts due or to become due under the Junior Loan Note Agreement (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, call premiums, fees and other obligations that accrue, if any, after the commencement of any Bankruptcy Proceeding (as defined therein) with respect to the Borrower (in each case whether or not allowed or allowable as a claim in such proceeding).

“Law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each lender named on the signature pages hereof as a “Lender” and each Person that becomes a party hereto as a Lender by execution of an Assignment Agreement pursuant to Section 10.1(a) and shall include such Person’s respective successors and permitted assigns.

“Lender Fee Letter” means the Fee Letter, dated as of the date hereof, by and between the Borrower and the Initial Lenders.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or finance lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Borrower Obligations have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and all Revolving Commitments have been terminated.

“Material Adverse Effect” means, a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of (i) the Borrower or (ii) the Trinseo Parties, taken as a whole; (b) the ability of (i) the Borrower to perform any of its payment or other obligations under the Transaction Documents to which it is a party or (ii) the Trinseo Parties considered as a whole to perform any of such Person’s payment obligations under the Transaction Documents to which it is a party; (c) the rights and remedies of the Lenders or the Administrative Agent or the Collateral Agent under the Transaction Documents; (d) the Collateral Agent’s or the Lenders’ interest in any material portion of the Collateral or (e) the collectability of any material portion of the Pool Receivables.

“Material Indebtedness” means Indebtedness for borrowed money having an outstanding aggregate principal amount of not less than $95,000,000.

“Minimum Outstanding Balance” means 70% of the Facility Limit.

“Monthly Payment Date” means the date that is three Business Days following the related Monthly Reporting Date.

“Monthly Report” means a report furnished by the Investment Manager to the Administrative Agent and the Lenders pursuant to Section 5.1(f)(i) and substantially in the form of Exhibit X, which contains the Dutch Monthly Report, the German Monthly Report, the Swiss Monthly Report and the U.S. Monthly Report.

“Monthly Reporting Date” means the 15th Business Day following each calendar month end.

“Moody’s” means Moody’s Investors Service, Inc., or its applicable subsidiary, or any successor by merger or consolidation to its business.

“Multiemployer Plan” means a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, in respect of which any Trinseo Party or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Notice of Exclusive Control” means, with respect to a Control Agreement, a notice given after an Amortization Event has occurred and is continuing by the Collateral Agent to the related Collection Bank in substantially the form prescribed by or attached to such Control Agreement pursuant to which the Collateral Agent exercises its exclusive right to direct the disposition of funds on deposit in the Collection Accounts or the Facility Account, in each case in accordance with such Control Agreement.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to a Contract relating to such Receivable.

“Organizational Document” means, relative to any Person and where relevant, its certificate or articles of incorporation or formation, its by-laws, its partnership agreement, its memorandum and articles of association or constitution, its limited liability company agreement or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Stock.

“Original Closing Date” means July 18, 2024.

“Originator” means each Dutch Originator, Swiss Originator, German Originator and U.S. Originator, as the context requires.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Security Interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Security Interest or Transaction Document).

“Other Eligible Country” means each of Egypt, India, South Korea, Taiwan and Turkey.

“Other Reserves” means effective as of five Business Days after the date of written notice from the Requisite Lenders to the Borrower of any determination thereof by the Requisite Lenders, such amounts as the Requisite Lenders, in their Permitted Discretion, may from time to time establish against the gross amounts of Eligible Receivables, to reflect risks or contingencies to the extent that such risks or contingencies (i) arise after the Restatement Date and have not already been taken into account in the calculation of the Borrowing Base, (ii) reflect the impediments to the Collateral Agent’s ability to realize upon the Collateral or the amount that the Collateral Agent would likely receive upon the liquidation of the Collateral, (iii) arise as a result of or in connection with any negotiations between the Parent Guarantor or any of its Affiliates with Obligors in respect of the terms of any Contracts (whether existing as of the Restatement Date or thereafter) (during which period the Requisite Lenders shall be available to discuss any such proposed reserve with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Requisite Lenders, (iv) due but unpaid liabilities in respect of Taxes (whether or not being contested) or (v) any actions, suits, proceedings, claims, investigations or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against any Trinseo Party, in each case, subject to the following: (a) the amount of any Other Reserves shall have a reasonable relationship to the event, condition or other matter that is the basis for the establishment of such reserve or such modification thereto, and (b) no reserves shall be established or modified to the extent they are duplicative of reserves or modifications already accounted for through eligibility or other criteria (including the Advance Rate); provided that no such notice shall be necessary in the event an Amortization Event has occurred and is continuing.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by any Trinseo Party) and (ii) any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the Transaction Documents by a Secured Party with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the Transaction Documents in Luxembourg when such registration is voluntary and not required to maintain, preserve, establish, evidence, prove or enforce the rights of a Secured Party under the Transaction Documents.

“Outstanding Balance” means, in relation to a particular Billed Receivable on a particular date, the total balance of the amounts outstanding thereunder, including any amounts in respect of Value Added Tax, and in relation to a particular Unbilled Receivable, means an amount equal to the Post Goods Issued Value of the product in question excluding any amounts in respect of any applicable Value Added Tax.

“Overadvance” means, on any date of determination, that the Aggregate Revolving Principal outstanding hereunder exceeds the lesser of (a) the Facility Limit as of such date and (b) the Borrowing Base as of such date.

“Parent Guarantor” means Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 130, Boulevard de la Pétrusse, L - 2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Société, Luxembourg) under number B153582.

“Parent Guaranty” means the Amended and Restated Parent Guaranty, dated as of the Restatement Date, by the Parent Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Participant” has the meaning set forth in Section 10.7(a).

“Participant Register” has the meaning set forth in Section 10.7(a).

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Date” means each Monthly Payment Date during the Revolving Period and each Business Day during the Liquidation Period.

“Percentage” means, as to any Lender, the ratio (expressed as a percentage) of its Revolving Commitment to the Aggregate Revolving Commitment.

“Permit” means any permit, approval, authorization, license, variance, registration or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Lien” means, with respect to any Person or its assets, (a) any Liens for current taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, (b) any Lien in favor of, or assigned to, the Collateral Agent (for the benefit of the Secured Parties) under the Transaction Documents and (c) any joint and several liability or any netting or set-off arrangement arising in each case by virtue of law, including pursuant to or in connection with the existence or formation of a fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes and (d) any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Transaction Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to a Control Agreement.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, any statutory committee, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Trinseo Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Pool Balance” means, at any time, the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables at such time that are Pool Receivables.

“Pool Receivable” means a Receivable that either (a) is for goods or services already rendered which have been invoiced in accordance with customary and historic practices or (b) is an Unbilled Receivable, in each case, which is included in the Receivables Pool.

“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means, on any date of determination, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Purchase and Sale Agreements” means each of the Swiss Purchase and Sale Agreement, each Dutch Purchase and Sale Agreement, the U.S. Purchase and Sale Agreement and the German Purchase and Sale Agreement.

“Purchase Date” means, in respect of a Receivable and its Related Security, the date such Receivable is accepted by the Borrower pursuant to the relevant Purchase and Sale Agreement or, in the case of a sale of Receivables by the U.S. Originator to the U.S. Intermediate Transferor, the date such Receivable is sold or contributed.

“Purchased Receivable” means any Receivable which has been purchased by the Borrower or purchased by or contributed to the U.S. Intermediate Transferor, as applicable, pursuant to a Purchase and Sale Agreement, which remains outstanding and which has not been repurchased by the relevant Originator or U.S. Intermediate Transferor, as applicable pursuant to the relevant Purchase and Sale Agreement.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, the U.S. Intermediate Transferor or the Borrower (as assignee of an Originator or the U.S. Intermediate Transferor), which constitutes an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, late payment charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Notwithstanding anything contained herein to the contrary, the term “Receivable” shall not include any Receivable the Obligor of which is an Excluded Obligor.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables owned by the Borrower (which will not include, for the avoidance of doubt, any Receivable relating to an Excluded Obligor).

“Recipient” means the Administrative Agent or any Lender.

“Records” means, with respect to any Pool Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Register” has the meaning set forth in Section 10.2.

“Related Entity” has the meaning set forth in Section 5.1(m).

“Related Security” means, with respect to any Pool Receivable:

(i)              all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable;

(ii)             all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;

(iii)            all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(iv)            all service contracts and other contracts and agreements associated with such Receivable;

(v)             all Records related to such Receivable;

(vi)            all of the applicable Originator’s (or the U.S. Intermediate Transferor’s) right, title and interest in each Transaction Account and all cash, financial assets and other property now or hereafter acquired, credited thereto or deposited therein;

(vii)           all of the Borrower’s rights and remedies under the Transaction Documents;

(viii)          all present and future claims, demands, causes and causes in action in respect of any or all of the property described in the foregoing clauses (i) through (vii) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing;

(ix)             all books and records of the Borrower, the U.S. Intermediate Transferor and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Transaction Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the UCC); and

(x)              all proceeds (as defined in the UCC) of any of the foregoing;

provided that the Related Security shall not include the Contract giving rise to such Pool Receivable.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Territory” means (i) a member state of the European Communities (other than Ireland); or (ii) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has an Irish Treaty in force by virtue of section 826(1) of the Irish Taxes Act or (iii) not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such an Irish Treaty which will have the force of law on completion of the procedures set out in section 826(1) of the Irish Taxes Act.

“Reportable Compliance Event” means that any Originator, the U.S. Intermediate Transferor or the Borrower becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Laws or any predicate crime to any Anti-Terrorism Laws, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Laws.

“Required Reserves” means on any day during a month, the sum of (a) the Default Reserves plus (b) by the Dilution Reserves plus (c) the FX Reserves plus (d) the Unbilled Reserves plus (e) the Other Reserves.

“Requirement of Law” means, with respect to any Person, any domestic or foreign law, including all common and civil law and equity, all federal, state, provincial, territorial, local and foreign laws, rules and regulations, treaties, codes, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” means, collectively, Lenders having more than 50% of the aggregate outstanding amount of the Revolving Commitments or, after the Facility Termination Date, the Aggregate Revolving Principal; provided that such Lenders must include each Initial Lender so long as such Initial Lender or any of its Affiliates holds any outstanding amount of the Revolving Commitments or, after the Facility Termination Date, the Aggregate Revolving Principal.

“Responsible Officer” means, in respect of any Person, the chief executive officer, director, president, vice president, executive vice president, general counsel, chief operating officer, chief financial officer, treasurer, director of risk, secretary, assistant secretary, controller or assistant controller and any other officer or employee, as applicable, so designated by any of the foregoing officers or employees in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Person, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person, as applicable.

“Restatement Date” means the first date all the conditions precedent in Section 4.2 are satisfied or waived in accordance with Section 12.1.

“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of May 13, 2026, by and among the Company Parties (as defined therein) and the Supporting Creditors (as defined therein) as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Review” has the meaning specified in Section 5.1(l) of this Agreement.

“Revolving Commitment” means, for each Lender, the commitment of such Lender to make Advances to the Borrower from time to time in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Lender’s name on Schedule 1 to this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual Advance hereunder, such Lender’s Percentage of the Aggregate Revolving Principal of the requested Advance, and “Revolving Commitments” means the Revolving Commitments of each Lender collectively.

“Revolving Period” means the period from and after the Restatement Date to but excluding the Facility Termination Date.

“Sanctioned Country” means, at any time, a country or territory which is the target of comprehensive Sanctions (as of the date of this Agreement, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Switzerland (including the State Secretariat for Economic Affairs of Switzerland (SECO) and/or the Swiss Directorate of International Law (DIL)) or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Switzerland (including the State Secretariat for Economic Affairs of Switzerland (SECO) and/or the Swiss Directorate of International Law (DIL)), His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Second Amended and Restated Swiss Servicing Agreement” means the Second Amended and Restated Swiss Servicing Agreement, dated as of the Restatement Date and amending and restating the Amended and Restated Swiss Servicing Agreement, dated as of the Original Closing Date (and as further as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), relating to the Swiss Purchased Receivables between the Borrower and the Swiss Servicers.

“Second Amendment and Restatement Agreement” means the second amendment and restatement agreement in relation to the German Receivables Purchase Agreement, the German Servicing Agreement, the German Account Pledge Agreement and the Swiss Account Pledge Agreements dated July 18, 2024 and entered into between, inter alios, the German Originator, Trinseo Europe GmbH, Trinseo Export GmbH and the Collateral Agent.

“Secured Parties” means each Lender, the Administrative Agent and the Collateral Agent.

“Securitization Facility Obligations” means all obligations of the Servicer, each Originator, the Investment Manager, the U.S. Intermediate Transferor, the Parent Guarantor and each other Debtor (in any capacity) owing to the Borrower, the Administrative Agent, the Collateral Agent, the Lenders or any other Secured Party, in each case under or in connection with the Transaction Documents, the Purchase and Sale Agreements, the U.S. Intermediate Transfer Agreement, each Servicing Agreement, the Parent Guaranty and the Facility Order, including, without limitation, (a) all indemnification, repurchase, deemed-collection, dilution, fee, expense and reimbursement obligations and (b) all damages and other amounts payable by any such Person in respect of any breach by it of any covenant, representation or warranty thereunder.

“Security” means any Capital Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Borrower Obligations.

“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.

“Senior Cost Amount” means the amounts payable in items (b)(i) through (b)(x) of Section 2.1.

“Senior Loan Agreement” means the Credit Agreement, dated as of September 6, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), among the Parent Guarantor, Trinseo Ireland Holdings Limited, Trinseo Materials Operating S.C.A., Trinseo Materials Finance, Inc., the guarantors party thereto from time to time, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, L/C issuer and swing line lender.

“Servicer” means each U.S. Servicer, Swiss Servicer, Dutch Servicer and German Servicer, as the context requires.

“Servicer Default” has the meaning set forth on Schedule 2.

“Servicing Agreement” means the Dutch Servicing Agreement, the German Servicing Agreement, the Second Amended and Restated Swiss Servicing Agreement or the U.S. Servicing Agreement, as the context requires.

“Settlement Date” means either (i) a Monthly Payment Date, (ii) each day on which a Daily Report is delivered or purchase price under a Purchase and Sale Agreement or U.S. Intermediate Transfer Agreement is paid or (iii) a Business Day during the Liquidation Period designated by the Administrative Agent as a “Settlement Date.”

“Shortfall Interest” means, an amount due with respect to the first Monthly Payment Date occurring after the last month of each Fiscal Quarter equal to the excess, if any, of (i) the Interest that would have accrued on the Minimum Outstanding Balance during the Fiscal Quarter then ending over (ii) the Interest that actually accrued on the Aggregate Revolving Principal from time to time outstanding during such Fiscal Quarter.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate.

“Solvency Certificate” means, (a) with respect to each Originator, the solvency certificate executed by an Originator in the form set out in Schedule 2 to the relevant Purchase and Sale Agreement, (b) with respect to the Borrower, the solvency certificate executed by the Borrower in the form set out in Exhibit VII hereto and (c) with respect to the Parent Guarantor, a certificate that the Parent Guarantor is Solvent (as defined in the Parent Guaranty).

“S&P” means S&P Global Inc., or its applicable subsidiary, or any successor by merger or consolidation to its business.

“Spot Rate” means, as of any date of determination, the spot rate for the purchase of U.S. Dollars with the applicable Foreign Currency as quoted by Bloomberg at approximately 11:00 a.m. (New York City time) on such date of determination.

“Subsidiary” or “Subsidiaries” of a Person means (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a manager or managing member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

“Swiss Account Pledge Agreements” means (i) the account pledge agreement originally dated August 17, 2010 as amended and restated on July 18, 2024 and amended on May 29, 2026 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), and entered into between Trinseo Europe GmbH, the Collateral Agent and the Borrower and (ii) the account pledge agreement originally dated August 17, 2010 as amended and restated on July 18, 2024 and amended on May 29, 2026 (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), and entered into between Trinseo Export GmbH, the Collateral Agent (as legal successor of the Styron Security Trustee) and the Borrower.

“Swiss Collateral Documents” means (i) the Swiss Security Assignment Agreement and (ii) any other document so designated by the Investment Manager and the Administrative Agent as a “Swiss Collateral Document”.

“Swiss Collection Accounts” means the Collection Accounts owned by the Swiss Originators, which receive Collections related to the Swiss Purchased Receivables sold by the Swiss Originators to the Borrower pursuant to the Swiss Purchase and Sale Agreement.

“Swiss Control Agreement” means each Control Agreement over a Swiss Collection Account.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21).

“Swiss Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), circular letter No. 47 in relation to bonds of 25 July 2019 (1-047-V-2019) (Kreisschreiben Nr. 47 “Obligationen” vom 25. Juli 2019), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom 24. Juli 2019), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) and the notification regarding credit balances in groups (Mitteilung 010-DVS-2019 of February 2019 betreffend “Verrechnungssteuer: Guthaben im Konzern”), each as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Non-Bank Rules” means, together, the Swiss Twenty Non-Bank Rule and the Swiss Ten Non-Bank Rule.

“Swiss Non-Qualifying Lender” means a person which does not qualify as a Swiss Qualifying Lender.

“Swiss Originator” means each of Trinseo Europe GmbH, incorporated in Switzerland and Trinseo Export GmbH, incorporated in Switzerland, each in its capacity as seller of Receivables to the Borrower under the Swiss Purchase and Sale Agreement, and shall include both such sellers or either of them, as the context may require.

“Swiss Purchase and Sale Agreement” means the Swiss Receivables Purchase Agreement, dated as of the Restatement Date (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), between the Swiss Originators, the Borrower, the Investment Manager and the Collateral Agent.

“Swiss Purchased Receivables” means the Receivables purchased by the Borrower on the terms of the Swiss Purchase and Sale Agreement.

“Swiss Qualifying Lender” means (a) a bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (b) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Security Amendment and Restatement Agreement” means the Swiss law governed agreement between the Borrower as security provider and the Collateral Agent as collateral agent dated on or around the date hereof relating to the amendment, restatement and confirmation of the Swiss Security Assignment Agreement originally dated as of the Closing Date and made between the Borrower as assignor and the Collateral Agent as collateral agent.

“Swiss Security Assignment Agreement” means the Swiss law governed security assignment agreement between the Borrower as assignor and the Collateral Agent as collateral agent relating to the assignment of the Swiss law governed Receivables originally dated as of the Closing Date and amended and restated with a Swiss Security Amendment and Restatement Agreement between the Borrower as security provider and the Collateral Agent as collateral agent dated as of the Restatement Date.

“Swiss Servicer Report” means the Swiss Servicer's Daily Report or the Swiss Servicer's Monthly Report (as the case may be).

“Swiss Servicers” means each Person designated as such under the Second Amended and Restated Swiss Servicing Agreement.

“Swiss Servicers’ Daily Report” means any document prepared by a Swiss Servicer in accordance with clause 7.2 (Swiss Servicers' Daily Reports) of the Second Amended and Restated Swiss Servicing Agreement.

“Swiss Servicers’ Monthly Report” means any document prepared by the Swiss Servicers and delivered to the Borrower and the Administrative Agent in accordance with clause 7.1 (Swiss Servicers' Monthly Reports) of the Second Amended and Restated Swiss Servicing Agreement.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders other than Swiss Qualifying Lenders under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Transaction Documents” means (i) the Swiss Purchase and Sale Agreement, (ii) the Second Amended and Restated Swiss Servicing Agreement, (iii) the Swiss Collateral Documents and (iv) any other document so designated by the Investment Manager and the Administrative Agent as a “Swiss Transaction Document”.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Lenders of Swiss Originator under all its outstanding debts relevant for the classification as debentures (Kassenobligation) (within the meaning of the Swiss Guidelines), must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for such tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided further that, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Top 3 Obligors” means, as of any date of determination, the three Obligors with the largest aggregate Outstanding Balances of Eligible Receivables.

“Top 5 Obligors” means, as of any date of determination, the five Obligors with the largest aggregate Outstanding Balances of Eligible Receivables.

“Transaction Account” means each Collection Account and the Facility Account.

“Transaction Documents” means, collectively, this Agreement, the Purchase and Sale Agreements, the U.S. Intermediate Transfer Agreement, the Servicing Agreements, the Parent Guaranty, the Lender Fee Letter, each Control Agreement, the Borrower Power of Attorney, the U.S. Intermediate Transferor Receivables Power of Attorney, the Agent Fee Letter, each Monthly Report, each Daily Report, the Facility Orders, and all other instruments, documents, certificates, reports and agreements required to be executed and delivered pursuant hereto.

“Trigger Country” means each of Egypt and Turkey.

“Trinseo Ireland” means Trinseo Ireland Global IHB Limited, a company organized under the laws of Ireland.

“Trinseo Party” means the Borrower, the U.S. Intermediate Transferor, the Servicers and the Originators.

“Trinseo Reporting Party” means Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée ) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 130, Boulevard de la Pétrusse, L - 2330 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Société Luxembourg) under number B153582, any successor company or in each case, any parent company thereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, any other applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unbilled Pool Balance” means, at any time, the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables at such time that are Unbilled Receivables.

“Unbilled Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the Unbilled Relevant Amount for such Calculation Period by (b) the maximum Outstanding Balance of all Unbilled Receivables outstanding during such Calculation Period.

“Unbilled Receivable” means each pool receivable satisfying the following criteria:

(a)	the relevant Originator has received an order from the Obligor for chemical products, plastics, latex binders, synthetic rubber or similar products and related services;

(b)	the Obligor has become obligated to pay for the products in accordance with the relevant Contract; but

(c)	the relevant Originator has not yet issued an Invoice to the Obligor.

“Unbilled Relevant Amount” means, with respect to any Calculation Period, the U.S. Dollar Equivalent of the Outstanding Balance of all Unbilled Receivables that have been outstanding as Unbilled Receivables for a period of more than seven days after such Calculation Period.

“Unbilled Reserves” means, with respect to any Calculation Period, the greater of (a) 0.0% and (b) the product of (i) 2.0 multiplied by (ii) the Unbilled Pool Balance for such Calculation Period multiplied by the monthly average of the Unbilled Ratio for the immediately preceding 12 consecutive Calculation Periods.

“Undistributed Collections” means, on any Business Day, all unrestricted cash comprised of Collections or proceeds of Advances maintained by the Borrower in any Collection Account or the Facility Account that has not been distributed under Sections 2.1(b) or 2.2(a) as of the end of such Business Day.

“Unused Facility Fees” has the meaning assigned thereto in Section 1.10.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced from time to time.

“U.S. Collateral Documents” means (i) each U.S. Control Agreement and (ii) any other document so designated by the Investment Manager and the Administrative Agent as a “U.S. Collateral Document”.

“U.S. Collection Accounts” means the Collection Accounts owned by each U.S. Originator, which receive Collections related to the U.S. Purchased Receivables.

“U.S. Control Agreement” means each Control Agreement with respect to a U.S. Collection Account.

“U.S. Dollar Equivalent” means on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in Dollars, such amount and (b) any amount denominated in a Foreign Currency, the Dollar equivalent of such Foreign Currency determined by reference to the Spot Rate determined as of such determination date.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Intermediate Transfer Agreement” means the Third Amended and Restated U.S. Intermediate Receivables Purchase Agreement, dated as of the Restatement Date (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), among the U.S. Intermediate Transferor, the Borrower and the Investment Manager.

“U.S. Intermediate Transferor” means Trinseo U.S. Receivables Company SPV LLC, a Delaware limited liability company.

“U.S. Intermediate Transferor Receivables Power of Attorney” means a power of attorney substantially in the form of Part A of Schedule 4 to the U.S. Purchase and Sale Agreement.

“U.S. Originator” means each of Trinseo LLC, a Delaware limited liability company, Altuglas LLC, a Delaware limited liability company, and Aristech Surfaces LLC, a Delaware limited liability company, each in their capacity as a U.S. Originator under and as defined in the U.S. Purchase and Sale Agreement.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Purchase and Sale Agreement” means the Third Amended and Restated U.S. Receivables Purchase Agreement, dated as of the Restatement Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), among the U.S. Originators, the U.S. Intermediate Transferor and the Investment Manager.

“U.S. Servicer Report” means the U.S. Servicer's Daily Report or the U.S. Servicer's Monthly Report (as the case may be).

“U.S. Servicers” means any Person designated as such under the U.S. Servicing Agreement.

“U.S. Servicers' Daily Report” means any document prepared by a U.S. Servicer in accordance with clause 7.2 (U.S. Servicers' Daily Reports) of the U.S. Servicing Agreement.

“U.S. Servicers' Monthly Report” means any document prepared by a U.S. Servicer in accordance with clause 7.1 (U.S. Servicers' Monthly Reports) of the U.S. Servicing Agreement.

“U.S. Servicing Agreement” means the Third Amended and Restated Servicing Agreement, dated as of the Restatement Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), among the U.S. Servicers, the U.S. Originators, the U.S. Intermediate Transferor, the Borrower and the Collateral Agent, relating to the U.S. Purchased Receivables.

“U.S. Transaction Documents” means:

(a)	this Agreement;

(b)	the U.S. Purchase and Sale Agreement;

(c)	the U.S. Intermediate Transfer Agreement;

(d)	the U.S. Servicing Agreement;

(e)	each U.S. Control Agreement;

(f)	the Amendment and Restatement Agreement; and

(g)	any other document so designated by the Investment Manager and the Administrative Agent as a “U.S. Transaction Document”.

“USD Receivable” means a Receivable denominated in Dollars.

“Value Added Tax' and 'VAT” shall be construed as a reference to value added tax under the laws of any jurisdiction.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Withdrawal” has the meaning specified in Section 1.11(b).

“Withdrawal Date” means the Business Day on which any Withdrawal is made.

“Withdrawal Notice” has the meaning specified in Section 1.11(b).

Schedule 2

Servicer Defaults

The occurrence of any of the following events shall constitute a servicer default (each a “Servicer Default”):

(a)	Any Servicer or Originator:

a.	shall fail to perform or observe any term, covenant or agreement under the applicable Purchase and Sale Agreement or applicable Servicing Agreement and such failure shall remain unremedied for five Business Days after knowledge of such failure to perform or observe any term, covenant or agreement under the applicable Purchase and Sale Agreement or applicable Servicing Agreement; or

b.	shall fail to make when due any payment or deposit to be made by it under the applicable Purchase and Sale Agreement or the applicable Servicing Agreement and such failure shall remain unremedied for two Business Days; or

c.	shall fail to deliver any Swiss Servicer Report, German Servicer Report, U.S. Servicer Report or Dutch Servicer Report when required and such failure shall remain unremedied for two Business Days or one Business Day in respect of Swiss Servicer Reports, German Service Report, U.S. Servicer Report or Dutch Servicer Report being delivered on a Daily Reporting Date (unless previously agreed between the applicable Servicer and Borrower that such Servicer Report shall be delivered at a later date or if such late delivery is due solely to computer or other technical failure, such failure shall remain unremedied for five Business Days).

(b)	Any representation or warranty made or deemed made by any Servicer or Originator under or in connection with the applicable Purchase and Sale Agreement or Servicing Agreement or any other Transaction Document or any information or report delivered by a Servicer pursuant to the applicable Purchase and Sale Agreement or applicable Servicing Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered unless the breach of such representation or warranty is capable of being cured and is in fact cured within 10 Business Days after the first date on which the relevant Originator obtains knowledge or receives written notice of such breach from any affected Person.

(c)	There shall have occurred any event which may have a Material Adverse Effect on the ability of a Servicer to collect Pool Receivables or otherwise perform its obligations under the applicable Purchase and Sale Agreement and applicable Servicing Agreement and the other Transaction Documents or any provision of any Transaction Document applicable to a Servicer shall cease to be effective and valid and binding on the relevant Servicer.